Filed Pursuant to Rule 424(b)(3)
Registration No. 333-208751

RREEF PROPERTY TRUST, INC.
SUPPLEMENT NO. 4 DATED MARCH 15, 2019
TO THE PROSPECTUS DATED APRIL 16, 2018

This document supplements, and should be read in conjunction with, our prospectus dated April 16, 2018, as supplemented by Supplement No. 1 dated January 16, 2019, Supplement No. 2 dated February 4, 2019, and Supplement No. 3 dated March 1, 2019. Unless otherwise defined herein, capitalized terms shall have the same meanings as set forth in the prospectus.

The purpose of this supplement is to disclose:

•an update to the valuation of our properties;
•an update to the "Experts" section of our prospectus;
•a change to our independent directors’ compensation;
•our amended and restated dealer manager agreement;
•our Annual Report on Form 10-K for the period ended December 31, 2018; and

•
the Historical Summary of Gross Income and Direct Operating Expenses for the Nine Months Ended September 30, 2018 (unaudited) and the Year Ended December 31, 2017, and related pro forma financial statements, for our Elston Plaza property that we acquired on December 31, 2018, which are attached to this Supplement No. 4 as Appendix B.

Valuation of Properties

The estimated market values of our office, retail, industrial and apartment properties as of December 31, 2018 were $98,500,000, $69,895,168, $48,100,000 and $33,400,000, respectively.

Experts

The following disclosure is added to the “Experts” section of our prospectus.

The consolidated financial statements of RREEF Property Trust, Inc. and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and the related financial statement schedule III, Real Estate and Accumulated Depreciation, have been included in this Supplement No. 4 in reliance on the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. Such report refers to a change in method of accounting for measurement of investments in marketable securities.
The Historical Summary of Gross Income and Direct Operating Expenses of Elston Plaza for the year ended December 31, 2017, has been included herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The amount of the estimated market values of our real properties as of December 31, 2018 presented on page 1 of this Supplement No. 4 under the section “Valuation of Properties” has been reviewed by Altus Group U.S. Inc., an independent valuation firm, and is included in this Supplement No. 4 given the authority of such firm as experts in property valuations and appraisals. Altus Group U.S. Inc. will not calculate or be responsible for our daily NAV per share for any class of our shares.

Independent Directors’ Compensation

On February 28, 2019, our board of directors approved our Second Amended and Restated Independent Directors Compensation Plan, or the independent directors compensation plan, which operates as a sub-plan of our long-term incentive plan. Pursuant to the independent directors compensation plan, effective upon completion of our 2019 annual meeting of stockholders, or the Annual Meeting, the annual retainer for our independent directors will be increased to $65,000, plus an additional retainer of $10,000 to the Chairman of the Audit Committee. On an annual basis, $10,000 of the annual retainer will be paid in the form of an annual grant of Class I shares of restricted stock, or the annual restricted stock grant, and the remaining amount will be paid in cash. The annual restricted stock grants will generally vest immediately prior to the annual meeting of stockholders in the year following the year in which such grant occurred; provided, however, that the annual restricted stock grants will become fully vested on the earlier occurrence of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of our company. Upon completion of the Annual Meeting, we will no longer pay our directors additional fees for attending board meetings. Directors will be reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings. If a director is also one of our officers, we will not pay such director separate compensation for services rendered as a director.

In addition, our board of directors previously approved a grant of shares of restricted stock to each of our independent directors, whereby each of our current independent directors will receive a grant of 5,000 Class I shares of restricted stock, which we refer to as the supplemental restricted stock grant, at the end of the first full calendar quarter following the date that we issued 12,500,000 shares in our offerings. Because this threshold was met during the fourth quarter of 2018, each of our current independent directors will receive the supplemental restricted stock grant on March 29, 2019. New independent directors that subsequently join the board will not receive this supplemental restricted stock grant. The supplemental restricted stock grants will generally vest in equal installments over a three-year period beginning on the first anniversary of the grant date; provided, however, that the restricted stock will become fully vested on the earlier occurrence of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of our company. The supplemental restricted stock grants are subject to the terms and conditions of our independent directors compensation plan.

Amended and Restated Dealer Manager Agreement

On March 7, 2019, with the authorization of our board of directors, we, our operating partnership and our dealer manager entered into the Amended and Restated Dealer Manager Agreement, which we refer to as the Amended Dealer Manager Agreement. The Amended Dealer Manager Agreement amends certain portions of the Dealer Manager Agreement between us, our operating partnership and our dealer manager in order to, among other things, allow our dealer manager and certain participating broker-dealers to accept electronic signatures for subscriptions.

Annual Report on Form 10-K

The prospectus is hereby supplemented with the following Annual Report on Form 10-K, excluding exhibits, for the period ended December 31, 2018 that was filed with the SEC on March 8, 2019, a copy of which is attached to this Supplement No. 4 as Appendix A.

Appendix A

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________________________________________________
Form 10-K
_____________________________________________________________________________________________________

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2018

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to
Commission file number 000-55598
_____________________________________________________________________________________________
RREEF Property Trust, Inc.
(Exact name of registrant as specified in its charter)
_______________________________________________________________________________________________

Maryland	45-4478978
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

345 Park Avenue, 26th Floor, New York, NY 10154	(212) 454-6260
(Address of principal executive offices; zip code)	(Registrant’s telephone number, including area code)
Securities registered pursuant to section 12(b) of the Act
None
Securities registered pursuant to section 12(g) of the Act

Class A Common Stock, $.01 par value	Class I Common Stock, $.01 par value	Class T Common Stock, $.01 par value
Class N Common Stock, $.01 par value		Class D Common Stock, $.01 par value
 _______________________________________________________________________________________________________________
Indicate by check if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐ No ☒
Indicate by check if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes ☐ No ☒
Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒ No ☐
 Indicate by check mark whether the registrant has submitted electronically every Interactive Date File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit all such files). Yes ☒   No ☐
Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒
There is no established market for the registrant's shares of common stock; therefore the aggregate market value of the registrant’s common stock held by non-affiliates cannot be determined. As of March 4, 2019, the registrant had 3,599,889 shares of Class A common stock, $.01 par value, outstanding, 6,444,282 shares of Class I common stock, $.01 par value, outstanding, 655,309 shares of Class T common stock, $.01 par value, outstanding, and no Class N or Class D shares of common stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

Specified portions of the registrant’s proxy statement, which will be filed with the Commission pursuant to Regulation 14A in connection with the registrant’s 2019 Annual Meeting of Stockholders, are incorporated by reference into Part III of this annual report.

RREEF PROPERTY TRUST, INC.
ANNUAL REPORT ON FORM 10-K
For the Year Ended December 31, 2018

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this Annual Report on Form 10-K of RREEF Property Trust, Inc., other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), or Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable by law. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guaranty of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “plan,” “potential,” “predict” or other similar words.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to raise and effectively deploy proceeds from our public and private offerings;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•
the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if our investments fail to perform as expected;

•
our ability to access sources of liquidity when we have the need to fund redemptions of common stock in excess of the proceeds from the sales of shares of our common stock in our continuous offering and the consequential risk that we may not have the resources to satisfy redemption requests; and

•	changes to accounting principles generally accepted in the United States (“GAAP”).

Forward-looking statements that were true at the time made may ultimately prove to be incorrect or false. We caution readers not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date this Annual Report on Form 10-K is filed with the Securities and Exchange Commission (the “SEC”). We make no representation or warranty (express or implied) about the accuracy of any such forward-looking statements contained in this Annual Report on Form 10-K. Additionally, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results. The forward-looking statements should be read in light of the risk factors identified in “Item 1A. Risk Factors” of this Annual Report on Form 10-K.

PART I
ITEM 1. BUSINESS

Formation

RREEF Property Trust, Inc. (the “Company,” “we,” “our” or “us”) is a Maryland corporation that was formed on February 7, 2012 and qualified to be taxed as a real estate investment trust (“REIT”) for federal income tax purposes beginning with the taxable year ended December 31, 2013. We invest in a diversified portfolio of high quality, income-producing commercial real estate located throughout the United States, including, without limitation, office, industrial, retail and apartment properties. Although we intend to invest primarily in real estate properties, we also invest in common and preferred stock of publicly traded REITs and other real estate companies, which we refer to as real estate equity securities, and intend to invest in debt backed principally by real estate, such as senior mortgage loans, subordinated mortgage loans, mezzanine loans, preferred equity, and commercial mortgage-backed securities, or CMBS, which we refer to as real estate loans. We refer to real estate equity securities and real estate loans collectively as “real estate-related assets.” We will seek geographic diversification of our property portfolio and for the properties underlying our investments in real estate-related assets principally in major metropolitan areas that we consider target and investable markets throughout the United States. As of December 31, 2018, we owned twelve properties, including one medical office property and one student housing property (a subset of apartment) located in eight states, comprising 1,239,641 rentable square feet. As of December 31, 2018, these properties were 98% leased. As of December 31, 2018, we owned a real estate securities portfolio with a fair value of $14,735,034.

Substantially all of our business is conducted through our operating partnership, RREEF Property Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”). We own, directly or indirectly, 100% of the partnership interest in the Operating Partnership. We are the sole general partner of the Operating Partnership and originally contributed $199,000 to the Operating Partnership in exchange for our general partner interest. The initial limited partner of the Operating Partnership is RREEF Property OP Holder, LLC (the “OP Holder”), a wholly-owned subsidiary, which originally contributed $1,000 to the Operating Partnership. We are externally managed by RREEF America, L.L.C. (“RREEF America” or our “advisor”), our advisor and sponsor. RREEF America, together with its affiliates in Europe and Asia, comprise the global real estate investment business of DWS Group GmbH & Co. KGaA (together with its subsidiaries, "DWS"), a German partnership limited by shares and an indirect majority owned subsidiary of Deutsche Bank AG ("Deutsche Bank"), a publicly listed banking corporation organized under the laws of Germany.
RREEF America acts as our advisor pursuant to an advisory agreement with us, and is responsible for managing our affairs on a day-to-day basis and for identifying and making acquisitions and investments on our behalf. Our charter provides that our independent directors are responsible for reviewing the performance of our advisor and determining whether the compensation paid to our advisor and its affiliates is reasonable. The advisory agreement with RREEF America is for a one-year term and is renewed on an annual basis by our board of directors. We have no paid employees and rely upon RREEF America and its affiliates to provide substantially all of our day-to-day management.
Our Offerings
On January 3, 2013, pursuant to a registration statement on Form S-11 (File No. 333-180356) filed under the Securities Act (the “Initial Registration Statement”), we commenced our initial public offering on a “best efforts” basis of a maximum of $2,500,000,000 in shares of our common stock (the “Initial Public Offering”). Of this amount, we offered up to $2,250,000,000 to the public in shares in our primary offering and up to $250,000,000 in shares to our stockholders pursuant to our distribution reinvestment plan.

On January 15, 2016, we amended our charter to add a new class of our common stock, Class D. On January 20, 2016, we launched a private offering of up to a maximum of $350,000,000 of our Class D shares (the “Private Placement”). The private placement is being conducted pursuant to Rule 506(c) of Regulation D promulgated under the Securities Act and other applicable exemptions.

On January 27, 2016, we amended our charter to rename our Class B common stock as Class I common stock and add new classes of common stock, being Class T and Class N common stock. We did not make any other changes to our

Class B common stock other than the renaming to Class I. All references to transactions involving Class B shares will be referred to as Class I shares in this Annual Report on Form 10-K.

On February 1, 2016, we filed a post-effective amendment to the Initial Registration Statement that, among other things, reflected the renaming of our Class B common stock to Class I and added our Class T common stock to the Initial Public Offering. The Securities and Exchange Commission (the "SEC") declared that post-effective amendment effective on February 9, 2016. On July 1, 2016, our initial public offering terminated.

On July 12, 2016, the SEC declared our registration statement on Form S-11 (File No. 333-208751) effective (the "Follow-On Registration Statement"). Pursuant to the Follow-On Registration Statement, we are offering for sale up to $2,300,000,000 of shares of our common stock to be sold on a "best efforts" basis in any combination of Class A, Class I, Class T or Class N common stock for the our follow-on offering (the "Follow-On Public Offering").

The per share purchase price of our common stock since the Follow-On Public Offering varies from day-to-day, and on any given business day, for a given share class, is equal to our NAV of such share class divided by the number of shares of our common stock outstanding for such share class as of the end of business on such day, plus, for Class A, Class D and Class T shares only, applicable selling commissions and dealer manager fees.

We are structured as a perpetual-life, non-exchange traded REIT. This means that, subject to regulatory approval of our filing for additional offerings, we intend to sell shares of our common stock on a continuous basis and for an indefinite period of time. We will endeavor to take all reasonable actions to avoid interruptions in the continuous public offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous public offering. The public offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate the Follow-On Public Offering at any time and to extend the Follow-On Public Offering's term to the extent permissible under applicable law.

Investment Strategy, Objectives and Policies

Our investment strategy is to acquire a diversified portfolio of: (1) high quality, income-producing commercial properties, (2) common and preferred stock of REITs and other real estate companies and (3) debt backed principally by real estate. Our real property portfolio will be diversified in investable and target markets across the United States as selected by our advisor and will consist primarily of office, industrial, retail and apartment property types. The actual percentage of our portfolio that is invested in office, industrial, retail and apartment property categories may fluctuate due to market conditions and investment opportunities. DWS investable markets include those markets that have relatively high liquidity and lower relative supply risks, and have outperformed during certain stages of previous real estate investment cycles. DWS target markets are a subset of the investable market universe in which DWS forecasts strong economic and real estate fundamentals and DWS believes are poised to outperform the overall U.S. real estate market during the next five years. We intend to provide our investors with superior risk-adjusted long-term returns, including attractive and stable distributions of current income as well as capital preservation and appreciation in our NAV. In addition, we believe that our structure as a perpetual-life REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner because we will not be limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.
We expect to maintain a level of liquid assets primarily in cash and real estate equity securities, in addition to a revolving line of credit, as a source of funds to meet redemption requests and satisfy other liquidity needs.
Our primary investment objectives are:

•	to generate an attractive level of current income for distribution to our stockholders;

•	to preserve and protect our stockholders’ capital investments;

•	to achieve appreciation of our NAV; and

•	to enable stockholders to allocate a portion of their diversified, long-term investment portfolios to direct real estate as an alternative asset class.

We cannot assure investors that we will attain our investment objectives.

Our board of directors is comprised of four directors who are independent from us and three directors who are employees of our advisor or its affiliates. Our board of directors, including our independent directors, reviews our investment portfolio on a quarterly basis. In addition, our board of directors has adopted investment guidelines which set forth, among other things, our portfolio allocation targets, guidelines for investing in our targeted property types and investment policies restricting certain types of investments, all of which we describe in more detail below. Our board of directors reviews the investment guidelines on an annual basis or more frequently as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment guidelines without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of holders of a majority of the outstanding shares entitled to vote, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders.
Our investment guidelines delegate to our advisor the authority to execute acquisitions and dispositions of investments in properties and real estate-related assets, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board of directors. Our board of directors has ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions. The consideration we pay for each property acquired will ordinarily be based on the fair market value of the property. However, in connection with an acquisition of a property from RREEF America, as our sponsor and advisor, a director or any of their affiliates, and in connection with any other acquisition in which a majority of our independent directors determines to be appropriate, the fair market value of the property acquired will be determined by an independent appraiser selected by our independent directors.
Until we have raised substantial proceeds in the offerings (approximately $500 million) and acquired a diversified portfolio of our target investments, which we refer to as our “stabilization period,” we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities in order to maximize diversification and risk-adjusted returns. As a result, prior to stabilization, the percentages of our net assets comprised of various categories of assets may fluctuate as we identify investment opportunities and make investments with a combination of proceeds from our offerings and proceeds from borrowings.
As we approach stabilization, we will seek to invest:

•	up to 80% of our net assets in properties;

•	up to 35% of our net assets in real estate equity securities;

•	up to 15% of our net assets in real estate loans; and

•	up to 10% of our net assets in cash, cash equivalents and other short-term investments.

Acquisition and Investment Policies
Real Estate Properties
We intend to have up to 80% of our net assets in a diversified portfolio of high quality, income-producing commercial real estate properties diversified across office, industrial, retail and apartment property types. We believe that our advisor’s significant experience acquiring, managing and exiting real property investments across all of our targeted property types in various U.S. real estate markets will be beneficial to achieving our investment goals and objectives.

Headquartered in New York, our advisor has been acquiring and managing real estate investments in the United States since 1975. As of September 30, 2018, our advisor managed approximately $21.6 billion in real property in the Americas comprised of 256 properties and approximately 64.7 million square feet. Our advisor will utilize the personnel and resources of DWS’s real estate investment business as appropriate in performing services for us.

A more detailed description of the property types we will invest in is as follows:

Office Properties. Office sector properties are generally categorized based upon location and quality. Buildings may be located in Central Business Districts, or CBDs, or suburbs. Buildings are also classified by general quality and size, ranging from Class A properties which are generally large-scale buildings of the highest quality to Class C buildings which are below investment grade. We intend to invest in Class A or B office properties that are near executive housing, have sufficient transportation access or are located within well-established suburban office/business parks or CBDs. We expect the term of our office leases to be between five and ten years which can help mitigate the volatility of our portfolio’s income.
Industrial Properties. Industrial properties are generally categorized as distribution centers or warehouses, research and development facilities, flex space or manufacturing. The performance of industrial properties is typically dependent on the proximity to economic centers and the movement of trade and goods. In addition, industrial properties typically utilize a triple-net lease structure pursuant to which the tenant is generally responsible for property operating expenses in addition to base rent which helps mitigate the risks associated with rising expenses. We intend to invest in industrial properties that are located in major distribution hubs and near transportation modes such as port facilities, airports, rail lines and major highway systems.
Retail Properties. The retail sector is comprised of five main categories: neighborhood retail, community centers, regional centers, super-regional centers and single-tenant stores. Location, convenience, accessibility and tenant mix are generally considered to be among the key criteria for successful retail investments. Retail leases tend to range from three to five years for small tenants and ten to 15 years for large anchor tenants. Leases, particularly for anchor tenants, may include a base payment plus a percentage of retail sales. Income and population density are generally considered to be key drivers of local retail demand. We will seek investments in retail properties that are located within densely populated residential areas with favorable demographic characteristics and near other retail and service amenities.
Apartment Properties. Apartment properties are generally defined as having five or more dwelling units that are part of a single complex and offered for rental use as opposed to detached single-family residential properties. There are three main categories of apartment properties: garden-style, low-rise and high-rise. Apartments generally have the lowest vacancy rates of any property type, with the better performing properties typically located in urban markets or locations with strong employment and demographic dynamics. We plan to invest in apartment properties that are located in or near employment centers with favorable potential for employment growth and conveniently situated with access to transportation and retail and service amenities. Traditional apartment properties are generally leased by apartment unit to individual tenants for one year terms. Certain apartment properties, such as our student housing property, The Flats at Carrs Hill, are leased by individual bed for one year terms, regardless of the number of beds in a single unit.
Geographic Diversification
We generally will invest in properties in the largest metropolitan areas in the United States, classified into our target and investable markets. Our advisor's research group will produce forecasts for all of the major real estate markets that pass a set of screening criteria used to define the most attractive target real estate investment markets. Research specialists for the office, industrial, retail and apartment sectors have designed appropriate models for assessing supply and demand in the major target submarkets for investment in these metros. Demand models are based upon economic and employment forecasts provided by our advisor's economists. The purpose of forecasting market behavior is to determine which of the target markets (and property sectors therein) are likely to outperform over the forecasted period in order to determine views on active tactical weighting of a portfolio.

Financing
We intend to incur debt to acquire properties where our advisor determines that incurring such debt is in our best interest, and in the best interest of our stockholders. We may finance the properties on our secured line of credit or obtain new property level debt. In addition, from time to time, we may acquire properties without financing and later incur mortgage debt secured by one or more of these properties if favorable financing terms are available. We will use the proceeds from the debt to acquire additional properties and maintain liquidity. See “Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Description of Leases
In general, we will seek a favorable mix of tenants in our properties to achieve greater economic diversification than is afforded by geographic and property type considerations alone. We will strive to maintain a stable blend of national and international credit tenants and credit worthy regional and local tenants. Tenancy diversification criteria will be applied at the property level as well as at the portfolio level.
The length of tenancy generally will reflect local market conditions for each property. However, if possible, we will seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are included. We intend to manage lease rollover risk on a portfolio basis. Where appropriate, we will also seek leases that provide for operating expenses, and/or expense increases, to be paid by the tenants. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other favorable attributes.
Real Estate Underwriting Process
Our property acquisitions will be sourced by our advisor's real estate transactions group, which has offices strategically located in San Francisco, Chicago and New York. The acquisitions professionals of our advisor spend a majority of their time sourcing, evaluating, and closing transactions. These professionals are organized along regional lines with specific markets and regions of coverage.
Potential acquisitions are systematically screened in the investment process to select the most attractive opportunities. The transactions group applies a comprehensive, systematic, and in-depth process to the analysis of institutional real estate markets as well as to the future performance prospects of each potential investment. The criteria includes specifications such as transaction size, investment process (time frames), leverage, geographic location, property type, physical characteristics, return hurdles, and various other portfolio considerations.
After sourcing a potential acquisition and performing an initial analysis, the transactions group presents the potential transaction to the Americas Investment Committee. The Americas Investment Committee has responsibility for screening and approving each potential real property investment as well as investments in real estate loans. Once deal terms are agreed with a seller, the opportunity is first presented to the program or account that has the highest priority position on the rotation priority list. See "Conflicts of Interest—Certain Conflict Resolution Measures—Allocation of Investment Opportunities" below for further detail. If RREEF Property Trust has the highest priority position, and if the acquisition is deemed appropriate for our portfolio and merits future investigation, then the Americas Investment Committee, including our CEO and lead portfolio manager, formally allocates the investment to the Company. At this point the acquisition is approved to move forward and due diligence is commenced.
Due Diligence
Our advisor will perform a comprehensive due diligence review on each property that it proposes to purchase on our behalf. As part of this review, our advisor will obtain an environmental site assessment, which at a minimum includes a Phase I assessment, and structural condition reports. Our advisor will propose to purchase a property only if our advisor is satisfied with the physical and environmental status of the property as well as the property’s tenancy. Our advisor will also perform tax due diligence on the property to ensure that any purchased asset will not adversely affect our ability to qualify as a REIT for federal income tax purposes. In addition, our advisor will generally seek to condition our obligation to acquire the property on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title;

•	title and liability insurance policies;

•	asbestos, soil, physical, structural and engineering reports;

•	evidence of compliance with zoning, the Americans with Disabilities Act, and fair housing laws;

•	tenant leases and other relevant legal documents; and

•	financial statements covering recent operations of properties having operating histories.

Closing
The transactions group which sourced and evaluated the acquisition, negotiated the agreement, and coordinated the due diligence process also takes responsibility for closing the transaction. Many resources are utilized during closing and may include engineering, finance, legal counsel, accounting, portfolio management, asset management and risk management personnel.
Disposition Policies
We anticipate that we will hold most of our properties for an extended period. However, we may determine to sell a property before the end of its anticipated holding period. We will monitor each investment within the portfolio and the overall portfolio composition for appropriateness in meeting our investment objectives. Our advisor may determine to sell a property before the end of its anticipated holding period if:

•	an opportunity arises to enhance overall investment returns by reallocating capital through sale of the property to a more attractive investment;

•	there are diversification benefits associated with disposing of the property and rebalancing our investment portfolio;

•	in the judgment of our advisor, the value of the property might decline or the property may underperform;

•	the property was acquired as part of a portfolio acquisition and does not meet our investment guidelines;

•	we need to generate liquidity to satisfy redemption requests, to pay distributions to our stockholders or for working capital; or

•	in the judgment of our advisor, the sale of the property is otherwise in our best interest.

Generally, we will reinvest proceeds from the sale, financing or other disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements or in other instances.
Ownership Structure
In most cases, our Operating Partnership or one or more subsidiary entities controlled by our Operating Partnership will acquire properties on our behalf. We may also utilize qualified REIT subsidiaries or taxable REIT subsidiaries if such structures would provide an economic benefit to us. Generally, we will acquire the entire equity ownership interest in properties. However, we may also enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors to acquire properties. In most cases in which less than the entire equity ownership interest is acquired, we will seek critical elements of control. We will generally acquire fee simple interests for the properties (in which we own both the land and the building improvements), but may consider leased fee and leasehold interests if we believe the investment is consistent with our investment strategy and objectives.
Joint Venture Investments
We may co-invest in the future with third parties through partnerships or other entities, which we collectively refer to as joint ventures, acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Joint Venture and Co-ownership Arrangements with Affiliates
Subject to approval by our board of directors and the separate approval of our independent directors, we may invest in properties and assets jointly with affiliates of our advisor as well as third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

•
such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may be in a position to take action contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•
under joint venture or other co-investment arrangements, neither co-venturer or co-investor may have the power to control the venture or co-investment and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture or co-investment, which could adversely impact the operations and profitability of the joint venture or co-investment and/or the amount and timing of distributions we receive from such joint venture or co-investment; and

•
under joint venture or other co-investment arrangements, each joint venturer or co-investor may have a buy/sell right and, as a result of the exercise of such a right, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate, or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of our directors, including a majority of the independent directors, who are disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Value-Add Opportunities
We may periodically seek to enhance investment returns through various value-add opportunities. Examples of potential value-add investments include properties with significant leasing risk, forward purchase commitments, renovation opportunities and other nontraditional property types. These investments generally have a higher risk and higher return profile than properties that fall within our primary investment strategy. Currently, value-add investments are capped at 15% of our gross asset value so long as, in the aggregate, they are not expected to materially change the risk profile of the overall portfolio.

Development Opportunities

We do not intend to acquire higher risk and higher return properties in need of significant renovation, redevelopment or repositioning. However, we may invest in these types of properties if we believe that attractive risk-adjusted investment returns can be achieved through proactive management techniques or value-added programs. Investments in development assets are included in, and subject to, the 15% value-added cap described in the "Value-Add Opportunities" section above. We are permitted to undertake speculative development at or adjacent to properties we own.

Real Estate Equity Securities
We may invest up to 35% of our net assets in U.S. real estate equity securities. We believe that the inclusion of an allocation to real estate equity securities allows us to improve the total return profile of an investment in our shares of common stock. We believe that our advisor’s ability to acquire real estate equity securities in conjunction with acquiring a diverse portfolio of properties and real estate loans affords us additional liquidity and diversification, which provides greater financial flexibility and discretion to construct an investment portfolio designed to achieve our investment objectives throughout various economic cycles.
We believe that execution of our strategy to include U.S. real estate equity securities in our overall investment portfolio will be greatly enhanced due to the expertise that our advisor provides to us through its access to the in-house real estate equity securities platform of DWS’s real estate investment business ("DWS Real Estate Securities"). As of December 31, 2018, the DWS Real Estate Securities team was comprised of 18 professionals who manage approximately

$8.0 billion of real estate securities globally, making DWS one of the largest managers of actively managed listed real estate securities in the world. The investment approach of DWS Real Estate Securities focuses on active stock selection by local investment teams with a global top-down overlay of strategic allocation and risk management. The importance of underlying real estate fundamentals is emphasized in the selection and valuation of stocks.
Subject to the gross income and asset requirements required for REIT qualification, we invest in equity securities of companies engaged in the real estate sector where such investment would be consistent with our investment policies and our status as a REIT. In any event, we do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.
Equity securities in the real estate sector include those issued by REITs and similar tax-transparent entities, real estate operating companies (“REOCs”) and other real estate related companies that, as their primary business own, develop, operate or finance real estate in the United States. Equity securities issued by REITs, REOCs and other real estate related companies include any stapled security or an issued security of an equity nature of a unit trust company that derives the majority of its earnings from real estate activities. REOCs and other real estate related companies in which we invest typically will either have at least 50% of their assets in real estate or related operations, or derive at least 50% of their revenues from such sources. Our real estate equity securities portfolio may consist of securities investments of different types of REITs, such as equity or mortgage REITs. Equity REITs buy real estate and pay investors from the rents they receive and from any profits on the sale of their properties. Mortgage REITs lend money to real estate companies and pay investors from the interest they receive on those loans. Hybrid REITs engage in owning real estate and making real estate based loans. While our advisor expects that our assets will be invested primarily in equity REITs, in changing market conditions we may invest more significantly in other types of REITs. We may also acquire exchange-traded funds and mutual funds focused on REITs and real estate companies. We intend to invest primarily in common stock, but may also include other types of equities, such as preferred or convertible stock.
We may invest in securities that are listed on one or more national stock exchanges. Subject to our ability to participate in such investments, we may also invest in securities that are not yet listed on a public stock exchange, but for which (1) the issuer has publicly announced its intention to list the securities on a public stock exchange within 180 days of the date of such announcement or (2) are securities of a listed company and the securities are expected to list on a public stock exchange within 180 days of the date of issuance.
We may also invest in securities that our advisor has determined are not sufficiently marketable to be considered liquid securities, including securities that are eligible for resale in reliance on an exemption from registration with the SEC. We may also invest in exchange-traded funds, including those primarily designed to replicate or model the performance of securities market indices.
We may also invest in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities (“U.S. Government Securities”); certificates of deposit, demand and time deposits and bankers’ acceptances; prime commercial paper, including master demand notes; and repurchase agreements secured by U.S. Government Securities (or other interim investments in foreign government and other non-U.S. short-term investments).
Our charter requires that any investment in equity securities (other than equity securities traded on a national securities exchange or included for quotation on an inter-dealer quotation system) must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair, competitive and commercially reasonable.
We may not acquire (1) securities of companies with a market capitalization of less than $50 million at the time of purchase nor (2) interests or equity securities in any entity either holding investments, or engaging in activities, prohibited by our charter. We also may not engage in the business of securities trading, underwriting or the agency distribution of securities issued by other persons.
Real Estate Equity Securities - Investment Decision Process
The DWS Real Estate Securities two-step investment process is summarized as follows:

•	The sector allocation process results in overweighting, underweighting or market weighting the property type sectors.

•
Stock selection is the result of detailed underwriting of each company’s real estate portfolio as well as other quantitative and qualitative factors that impact value. This leads to a forecast of total return for each individual company in our investment universe.

The robust analytical framework drives the process which involves quantitative and qualitative outputs from the security-level analysis. The strategy looks to invest in the companies and sectors that offer the most attractive risk and return characteristics by applying quantitative, qualitative, and macroeconomic analysis throughout the process. The portfolio construction process is designed to produce alpha through relative stock value and top-down views, while maintaining proper risk management controls.

Sector Allocations
Sector / bucket allocations are established in all regions on a monthly basis by DWS' Global Portfolio Allocation Committee (“GPAC”). This process begins every month with the DWS Real Estate Securities team generating an investment committee book highlighting trends in each sector, individual company performance and valuation, and recommendations for sector allocations. Members of the GPAC discuss their views on trends within property sectors and geographic regions at the meeting. The keys to the sector allocation process involve (1) discussing real-time trends and future expectations for property type sectors from the direct market inputs, (2) comparing these to the public markets views, and (3) positioning the portfolio to take advantage of discrepancies.
Stock Selection
Once sector weights have been determined, companies within each sector are selected by using the DWS Real Estate Securities valuation model to forecast total returns. This process starts with its proprietary valuation model generated by the analysts who are sector specialists. Development of these models is a time and resource intensive process, but provides the DWS Real Estate Securities team with a deep understanding of the company and the drivers of its performance.
Our investment universe encompasses over 100 property companies in the United States with a total market capitalization of over $800 billion. We are focused on companies that derive the majority of their operating income or asset base from commercial real estate (apartments, office, industrial, storage, hotels, retail, net lease). Operating and capital efficiency are critically important to a successful real estate company and hence we typically focus on companies with large, high quality asset bases. If there are securities outside of the benchmark that meet these criteria we would therefore include them as part of our investable universe.

Sale of Real Estate Equity Securities
DWS's Real Estate Securities may choose to sell a security for a variety of reasons, including but not limited to the following:

•	the security is not fulfilling its investment purpose;

•	DWS Real Estate Securities determines that the security has reached its optimum valuation; or

•	a particular company’s condition or general economic conditions have changed.

Sell decisions are triggered most commonly by one of the following occurrences:

•	An individual security's market price increases towards its intrinsic value, deeming its relative valuation less attractive to its peer group.

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DWS Real Estate Securities' cash flow expectations change due to changes in the fundamental outlook for a specific market and/or property type, resulting in a decline in our estimation of intrinsic value and thereby lowering our expected return.

•
The required return DWS Real Estate Securities applies within its discounted cash flow is increased based on either new transaction data or a general increase in risk premiums across debt capital markets, resulting in a decline in its estimation of intrinsic value and lowering our expected return.

•	DWS Real Estate Securities' outlook for an alternative sector results in an allocation shift away from a given sector, and therefore it must sell down one sector to fund a more attractive sector.

Investing in and Originating Real Estate Loans

We may invest up to 15% of our net assets in real estate loans on commercial property. The inclusion of an allocation to real estate loans allows us to add sources of income and further diversify our portfolio. The type of debt interests we will seek to originate or acquire will be obligations backed principally by real estate of the type that generally meets our criteria for direct investment, including, without limitation, senior mortgage loans, subordinated mortgage loans, mezzanine loans, preferred equity and commercial mortgage baked securities ("CMBS"). Our original intention was to invest in real estate loans once our total NAV reaches $100 million. While our total NAV currently exceeds $100 million, we have not invested in real estate loans to date. The criteria that our advisor will use in originating or acquiring real estate loans on our behalf is substantially the same as those involved in acquiring our investments in properties. We expect that the average duration of real estate loans will typically be three to ten years.
We believe that execution of our strategy to include real estate loans on commercial property in our overall investment portfolio will be greatly enhanced due to the expertise that our advisor provides us through its access to our advisor’s in-house real estate debt investment platform, (the "Debt Investments Group"). The Debt Investments Group is comprised of five professionals with extensive experience in originating, underwriting, structuring, closing and the asset management of mezzanine loans, B-notes, preferred equity and mortgages secured by cash-flowing, or transitional, real estate and real estate related assets across various property types.
Our real estate loans investment strategy is to originate or acquire well-structured, moderate loan-to-value, senior mortgage loans and subordinate real estate loans or preferred equity for institutionally desirable commercial real estate properties sponsored by experienced, financially sound borrowers that achieve strong risk-adjusted returns for investors.
We may originate or acquire mortgage loans, generally on the same types of properties we might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have “participating” features described below. Normally, our mortgage loans will be secured by income-producing properties. They usually will be non-recourse, which means they will not be the borrower’s personal obligations. We expect that most of our real estate loans will be first mortgage loans, with first priority liens on the property. These loans may provide for payments of principal and interest or may provide for interest-only payments, with a balloon payment at maturity.
We may originate or acquire mortgage loans that permit us to participate in the revenues from or appreciation of the underlying property consistent with the rules applicable to qualification as a REIT. These participations will let us receive additional interest, usually calculated as a percentage of the gross income the borrower receives from operating, selling or refinancing the property above cost. We may also receive an option to buy an interest in the property securing the participating loan. If the nature of the underlying property is not consistent with the rules applicable to qualification as a REIT, we may assign participation rights to a taxable REIT subsidiary to avoid prohibited transaction exposure.
We may originate or acquire mezzanine loans, which are a type of subordinate loan where the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and benefit from loan structuring and the right to foreclose on its security more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the entity that owns the property on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are governed by an intercreditor agreement that provides the mezzanine lender with various rights including the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries. We may also invest in preferred equity, provided the structure contains certain investment structural protections.
We also may invest in CMBS, which are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. As a result, these securities may be subject to all of the risks of the underlying mortgage loans. In a typical CMBS transaction, many single mortgage loans of varying size, property type and location are pooled and transferred to a trust. The trust then issues multiple tranches of bonds that may vary in yield, duration and payment priority, thereby allowing an investor to select a credit level that suits its risk profile. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate tranches, which receive payments only after the more senior tranches have received all principal and/or interest to which they are entitled.
The securitization process for CMBS is governed by one or more nationally recognized rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure commonly referred to as a “waterfall.” Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class, including unrated bond classes, are considered below investment grade, and are often collectively referred to as the “B-piece” of a CMBS securitization transaction. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. Due to its lower credit ratings and higher risk, successful investing in B-piece debt requires thorough and detailed loan-level due diligence (similar to loan origination), which we believe reduces the competition among potential buyers and presents an opportunity for us to benefit from the experience of our management team and the resources available to it. In addition, B-piece buyers generally have strong negotiating leverage in a CMBS securitization transaction, which may be utilized to favorably influence the structure of the transaction and reject undesirable loans. We may invest in CMBS which are rated AAA through BBB as well as CMBS that are considered below investment grade or are unrated.
Given the complexity of investments in CMBS and CMBS B-pieces and the infrastructure and skills required to successfully make such investments, we believe that the resources of our advisor provide us a competitive advantage in making these types of investments. Our advisor’s ability to evaluate CMBS based on the credit risk of the underlying collateral and the risk of the transactional structure is crucial in creating attractive risk-adjusted investment returns based on our expected performance of a CMBS investment.
We may not originate or acquire commercial real estate loans or preferred equity (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property, except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines the need, and in all cases in which the transaction is with our advisor, any of our directors or any of their affiliates, an appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage, as well as title insurance appropriate for mezzanine loans.
We also may not originate or acquire mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, advisor or our advisor’s affiliates. Additionally, we may not make or invest in mortgage loans, mezzanine loans or preferred equity, including construction loans but excluding any investment in commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all loans on such real property would exceed an amount equal to 80% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria.
Real Estate Loans - Investment Decision Process
In evaluating prospective commercial real estate loans, our advisor will consider factors including, but not limited to, the following:

•	conducting site visits;

•	understanding submarket, regional and property market trends as well as the general economic climate;

•	reviewing the reputation, track record, financial condition, creditworthiness and objectives of the deal sponsor and guarantor;

•	meeting key personnel of the deal sponsor;

•	performing property analysis, valuation and assessment of potential investment returns;

•	current and projected cash flow

•	expected levels of rental and occupancy rates

•	potential for capital appreciation

•	condition and use;

•	analyzing competition and business plan objectives;

•	determining the ratio of the investment amount to the underlying property value (i.e. loan-to-value ("LTV") and debt yield);

•	evaluating the degree of liquidity of the investment;

•	in the case of mezzanine loans, determining the ability to acquire the underlying real property;

•	evaluating the legal, tax, regulatory and accounting aspects of the investment structure;

•	performing credit analysis;

•	obtaining and reviewing third party reports including appraisals, environmental, engineering, zoning reports and other reports covering related matters;

•	developing an asset management plan; and

•	considering any additional factors our advisor deems relevant.
The factors considered, including the specific weight we place on each factor, will vary for each prospective real estate loan. As a result, we do not, and are not able to, assign a specific weight or level of importance to any particular factor. In addition, we will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage and the equivalent Uniform Commercial Code ("UCC") policy for mezzanine loans. We will also consider the requirements of the REIT rules, which may limit our ability to originate or acquire certain real estate loans.
We may originate loans from brokers, bankers or other sources as well as personal solicitations of suitable borrowers, or may acquire existing loans that were originated by other lenders. Our advisor will evaluate all potential real estate loans to determine if the security for the loan, the structure as well as certain metrics including the LTV ratio meets our investment criteria and objectives. Most real estate loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many real estate loans of the nature that we will consider provide for payments of interest only with a balloon payment of principal in full at the end of the loan term. We will not originate real estate loans with negative amortization provisions.
Our real estate loans may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in real estate loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make real estate loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.
Sale of Real Estate Loans
Our primary investment objective is to hold our real estate loans until the date of maturity. However, in the event an opportunity arises, we may consider a sale of a real estate loan before its maturity date.
Cash, Cash Equivalents and Other Short-Term Investments
We intend to invest up to 10% of our net assets in cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our qualification to be taxed as a REIT:

•	money market instruments, cash and other cash equivalents (such as certificates of deposit and interest- bearing time deposits);

•	U.S. government or government agency securities; and

•	credit rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit rated debt securities of foreign governments or multi-national organizations.

Other Investments

We may, but do not presently intend to, make investments other than as described above. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Internal Revenue Code. We do not intend to underwrite securities of other issuers.
Derivative Instruments and Hedging Activities
In the normal course of business, we may be exposed to the effect of interest rate changes and price changes and may seek to limit these risks by following established risk management policies and procedures including the use of derivatives. To mitigate exposure to variability in interest rates, we may use derivatives primarily to fix the interest rate on debt which is based on floating-rate indices and to manage the cost of borrowing obligations. We may use a variety of commonly used derivative products, including interest rate swaps, caps, collars and floors. We intend to enter into contracts with only major financial institutions based upon minimum credit ratings and other factors. We will periodically review the effectiveness of each hedging transaction. We intend to conduct our hedging activities in a manner consistent with the REIT qualification requirements.
Borrowing Policies
We intend to use moderate financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Our target leverage ratio at stabilization is approximately 40% of our gross assets, inclusive of property-level and entity-level debt. Before entering the stabilization period, we may employ greater leverage in order to more quickly build a diversified portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured property-level or entity-level debt. An example of property-level debt is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of entity-level debt is a line of credit obtained by us or our operating partnership. In an effort to provide a ready source of liquidity to fund redemptions of shares of our common stock in the event that redemption requests exceed net proceeds from our continuous offering, we may decide to seek to obtain a line of credit under which we would reserve borrowing capacity. Since May 1, 2013, we have had a revolving secured line of credit with available borrowing capacity at all times. Our current revolving secured line of credit matures in February 2021. Borrowings under our line of credit may be used not only to redeem shares, but also to fund acquisitions or for any other corporate purpose.
Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock will generally cause our leverage as a percentage of our net assets, or our leverage ratio, to decrease, at least temporarily. Significant outflows of equity as a result of redemptions of shares of our common stock will generally cause our leverage ratio to increase, at least temporarily. Our leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to fund redemptions of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our continuous offering or sell some of our assets to repay outstanding indebtedness.
Our board of directors will review our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our financial leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. If we utilize a line of credit to fund redemptions, we will consider actual borrowings when determining whether we are at our leverage target, but not unused borrowing capacity. If, therefore, we are at our target leverage ratio of 40% and we borrow additional amounts under a line of credit, or if the value of our portfolio decreases, our leverage could exceed 40% of our gross assets. In the event that our leverage ratio exceeds our target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our target.
There is no limitation in our charter on the amount we may borrow against any single improved real property. However, we may not borrow more than approximately 75% of the sum of the cost of our investments (before non-cash reserves and depreciation), which is based upon the limit specified in our charter that borrowing may not exceed 300% of the cost of our net assets. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation, reserves for bad debts and other non-cash reserves) less total liabilities. However, we may temporarily borrow in excess of this amount if such excess is approved by a majority of our directors, including a majority of our independent directors, and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. In addition to the limitation in our charter regarding our borrowings, our advisor has adopted a guideline stating that the leverage on any single improved property divided by its value may not exceed 75% LTV at the time of acquisition. For this purpose, the LTV ratio will be measured at the time such leverage is committed (not giving effect to any subsequent reductions in the value of the properties at closing or thereafter).
Our charter prohibits us from obtaining loans from any of our directors, our advisor or any of their affiliates, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approves the loan as fair, competitive and commercially reasonable and on terms and conditions not less favorable than comparable loans between unaffiliated parties under the same or similar circumstances.
Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our advisor, DWS Distributors, Inc. (our "Dealer Manager"), and each of their affiliates and their employees, some of whom serve as our executive officers and directors. These conflicts include (1) conflicts with respect to the allocation of the time of our advisor and its key personnel, (2) conflicts with respect to the allocation of investment opportunities and (3) conflicts related to the compensation arrangements between our advisor, its affiliates and us. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise. All of our directors have a fiduciary obligation to act on behalf of our stockholders. We have adopted corporate governance measures to mitigate material conflict risk.
Interests of Our Advisor and Its Affiliates in Other Real Estate Programs

We rely on the real estate professionals employed by, and acting on behalf of, our advisor to source potential investments in properties, real estate-related assets and other investments in which we may be interested. Our advisor and certain members of its management team are presently, and in the future intend to be, involved with a number of other real estate programs and activities. Our advisor currently manages private commingled investment funds which are focused on the major real estate property types and markets primarily throughout the United States and, to a limited extent, internationally. Existing funds managed by our advisor, such as the private core real estate fund and the core-plus industrial fund, and future programs, may directly compete with us for investment opportunities because the programs also may seek to provide investors with an attractive level of current income by means of stable distributions from investments in real estate as an asset class. In addition, our advisor manages a number of separate accounts on behalf of institutional investors that seek similar investment opportunities and may compete with us in receiving allocated investment opportunities.

Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate-related assets. None of the entities affiliated with our advisor are prohibited from raising money for another entity that makes the same types of investments that we target, and we may co-invest with any such entity. Any such potential co-investment will be subject to approval by our independent directors.

Our advisor will not make any investment in properties on our behalf or recommend that we make any investment in properties unless the opportunity is approved in advance by our advisor’s Americas Investment Committee. The Americas Investment Committee, which is comprised of certain key personnel of our advisor, is responsible for determining which of its investment programs will have the opportunity to acquire and participate in real property investments as they become available and could face conflicts of interest in making these determinations. As a result, other investment programs and investors advised by our advisor or its affiliates may compete with us with respect to certain investments that we may want to acquire. Pursuant to the Americas Investment Committee charter, the committee administers an allocation policy designed to address this potential conflict of interest. See “—Certain Conflict Resolution Measures—Allocation of Investment Opportunities” below.

Competition for Acquiring, Leasing and Selling Investments

We may compete with other entities that our advisor's affiliates may advise for opportunities to acquire, lease, finance or sell investments. As a result of this competition, certain investment opportunities may not be available to us. Our advisor has developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and other programs or investors it advises. Our advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied to us. See “—Certain Conflict Resolution Measures—Allocation of Investment Opportunities” below for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities.

Our executive officers, certain of our directors and their affiliates also may acquire or develop real estate and real estate-related assets for their own accounts, and have done so in the past. Furthermore, our executive officers, certain of our directors and their affiliates may form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as the offering of our shares of common stock. Our advisor, its employees and certain of its affiliates and related parties will experience conflicts of interest as they simultaneously perform investment services for us and other real estate programs that they sponsor or have involvement with.

Certain of our advisor’s affiliates or other related entities currently own or manage properties in geographic areas in which we own or expect to acquire real properties. Conflicts of interest will exist to the extent that we own real properties in the same geographic areas where real properties owned or managed by RREEF America or its affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another entity managed by RREEF America were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another entity managed by RREEF America were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related entities managing real property on our behalf seek to employ developers, contractors or building managers.

Allocation of Time of Our Advisor’s Key Personnel

We rely on the personnel of our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Our officers and non-independent directors are also employees of our advisor and certain of its affiliates and are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. W. Todd Henderson, our Chairman of the Board, also serves as an executive officer and / or a director in certain other funds managed by our advisor, including the private core real estate fund and the core-plus industrial fund. The core real estate fund is a private REIT formed to generate attractive, predictable investment returns from low risk equity investments in apartment, industrial, retail and office properties within the continental United States. The core-plus industrial fund is a private fund formed to generate predictable income and a spread in total returns over core industrial real estate by investing in a combination of core and non-core investments. These and other programs which are sponsored and managed by our advisor may directly compete with us for investors and investment opportunities. As a result, these individuals may have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees will devote only as much of its time to our business as our advisor, in its judgment, determines is reasonably required, which, with respect to each individual, may be substantially less than full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management’s time and services among us and other real estate programs or business ventures that our advisor or its affiliates manage. This could result in actions that are more favorable to other entities affiliated with our advisor than to us. However, our advisor has assured us that it and its affiliates have, and will continue to have, sufficient personnel to discharge fully their responsibilities to all of the activities in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor

The advisory agreement with our advisor is not the result of arm’s-length negotiations. As a result, the fees we agree to pay pursuant to the advisory agreement may exceed what we would pay to an independent third party. The advisory agreement requires approval by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair and reasonable to us and on terms and conditions not less favorable than those which could be obtained from unaffiliated entities.

Our advisor will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the personnel of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect the judgment of our advisor’s personnel with respect to:

•	the continuation, renewal or enforcement of the advisory agreement, and the amounts we pay under such agreement;

•
the fixed component of the advisory fee that we pay to our advisor is based upon our NAV, and our advisor will have authority under certain circumstances to adjust the value of certain portions of our portfolio of other real estate related assets, or the calculation of our NAV;

•
our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance that would entitle our advisor to the performance component of the advisory fee; and

•	the decision to buy or sell an asset based on whether it will increase or decrease our NAV as opposed to whether it is the most suitable investment for our portfolio.

We will pay the fixed component of the advisory fee to our advisor regardless of the quality of the services our advisor provides during the term of the advisory agreement. Our advisor, however, has a fiduciary duty to us. If our advisor fails to act in our best interest, then it will have violated this duty. The advisory agreement may be terminated by us or our advisor on 60 days notice.

Dealer Manager

Our Dealer Manager provides distribution-related services to us for our Follow-On Offering on a contractual basis. Our Dealer Manager is an affiliate of our advisor. The Dealer Manager exercises no control or influence over our investment, asset management or accounting functions or any other aspect of our management or operations, and the Dealer Manager does not own any equity interests in our advisor.

Our Dealer Manager also distributes the securities of other issuers. In addition, future programs may seek to raise capital through offerings conducted concurrently with our offerings and distributed by our Dealer Manager. As a result, our Dealer Manager may face conflicts of interest arising from potential competition with these other programs for investors and investment capital.

Certain Conflict Resolution Measures

Our charter contains many restrictions relating to conflicts of interest, including those described below.

Advisor Compensation

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and the compensation we pay to it to determine whether the provisions of our advisory agreement are being carried out.

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. Our advisor may terminate our advisory agreement on 60 days’ written notice.

Certain Transactions with Affiliates

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate, or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. In order to reduce the conflicts inherent in transactions with affiliates, our charter has provisions relating to entering into certain types of transactions with our directors, our advisor, our sponsor or any of their affiliates. We may not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their affiliates without a determination by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction, that the transaction is fair and reasonable and at a price to us no greater than the cost of the property to our sponsor, our advisor, our director or their affiliate unless there is substantial justification for such excess amount and such excess is reasonable. In all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair market value of the property shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

We may not sell or lease properties to our sponsor, our advisor, any of our directors or any of their affiliates without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, that the transaction is fair and reasonable to us and our shareholders.

In addition, we may not make any loans to our sponsor, our advisor, any of our directors or any of their affiliates, except for certain mortgages for which an independent appraisal is obtained concerning the underlying property and for loans to our wholly-owned subsidiaries. Our charter also prohibits us from investing in indebtedness secured by a mortgage on real property which is subordinate to any mortgage or equity interest of our sponsor, our advisor, our directors or any of their affiliates.

Our charter prohibits us from borrowing funds from our sponsor, our advisor, any of our directors or any of their affiliates unless approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and on terms not less favorable to us than comparable loans between unaffiliated parties under the same or similar circumstances. This prohibition on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers, our sponsor, our advisor or any of their affiliates.

A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction must conclude that all other transactions between us and our advisor, our sponsor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Our charter prohibits us from paying a fee to our advisor, our sponsor, our directors or any of their affiliates in connection with redemption of our common stock.

Our advisor, our sponsor, our directors and their affiliates may not vote their shares regarding (1) the removal of any of them or (2) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our sponsor, our directors and their affiliates may not vote, any shares owned by them will not be included.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other real estate funds, including the private core real estate fund and the core-plus industrial fund, or future funds which we refer to as a “programs,” and approximately 18 separate accounts managed or advised by our advisor and its affiliates, which we refer to as “accounts.” When our advisor identifies a real estate investment opportunity, it will present the opportunity to the program or account which it advises or manages that has the highest priority position on the rotation priority list, but only if the investment opportunity is suitable for the program or account. The criteria considered in determining whether an opportunity is suitable include the risk profile and portfolio diversification objectives of the program or account and the intensity of management that the property will require.

The rotation priority list will be continuously maintained so that, subject to any conflicting legal or regulatory requirements, the program or account with the longest elapsed time since being allocated an investment opportunity holds the highest priority position. When a program or account accepts an investment opportunity, it will be moved to the lowest priority position, unless (1) it subsequently determines not to proceed with the transaction, (2) the transaction is terminated or determined to be unsuitable for the program or account as a result of the its due diligence review or (3) the transaction is subject to an auction or bidding process that results in the property being sold to a third party. In the event that a transaction is not consummated as a result of any of the three scenarios described above, the program or account will retain its position on the rotation priority list as if it had not accepted the investment opportunity, except that investment opportunities allocated to other programs or accounts after the first program or account initially accepted the opportunity but before the transaction was terminated will not be affected. Notwithstanding the foregoing allocation policy, if an investment opportunity pertains to a property that is contiguous or located near, and is highly competitive with, an existing property owned by a program or account, the opportunity will first be offered to the program or account that owns the existing property, regardless of its position on the rotation priority list. In addition, in the event that there are multiple investments to be allocated, all investments must be presented prior to initiating the allocation process so that the program or account holding the highest priority position may select the investment that it considers to be most attractive.

Employees
We have no employees. The employees of our advisor, our Dealer Manager and their affiliates provide services to us related to acquisition and disposition, portfolio management, asset management, research, financing, accounting, investor relations, administration and the distribution of our shares. We are dependent on our advisor, our Dealer Manager and their affiliates for services that are essential to us, including asset acquisition decisions, portfolio management, fund administration, share distribution and other general administrative responsibilities. In the event that these companies are unable to provide these services to us, we would be required to obtain such services from other sources. As of February 1, 2015, our advisor entered into an agreement with Bank of New York Mellon Corporation ("BNY Mellon"), which is unaffiliated with us, whereby BNY Mellon will provide the fund accounting and reporting, asset management accounting and fund administration services that were previously performed by our advisor; provided that our advisor will remain ultimately responsible for the performance of all such services for us pursuant to the terms of the advisory agreement between us and our advisor.
Because we do not pay our advisor any acquisition, financing or other similar fees in connection with making investments, we may reimburse our advisor for out-of-pocket expenses in connection with the selection and acquisition of properties and real estate-related assets, whether or not such investments are acquired, including reasonable salaries and wages, benefits and overhead of all employees of our advisor and its affiliates directly involved in the performance of acquisition services to us other than our executive officers. In addition, we may reimburse our advisor for out-of pocket expenses in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for individuals who are directly involved in the performance of services to us and are not our executive officers. Pursuant to the terms of our expense support agreement between us and our advisor, our advisor agreed to defer reimbursement of certain offering and operating expenses related to our operations that our advisor incurred (which we refer to as expense payments). As of December 31, 2015, the aggregate expense payments made by our advisor on our behalf pursuant to the expense support agreement reached $9.2 million, which was the maximum expense payments allowed under the expense support agreement. As a result, pursuant to the terms of the expense support agreement, we began making quarterly reimbursement payments to our advisor in the first quarter of 2016. Such reimbursement payments were subsequently deferred until we reach $500 million in gross proceeds from our offerings. See “Management's Discussion and Analysis—Liquidity and Capital Resources—Expense Payments by Our Advisor.” Such reimbursement payments will be reflected in the calculation of our NAV for all share classes on a daily basis throughout the quarter of payment.
Insurance
Although we believe our investments are adequately covered by insurance consistent with industry standards, we cannot predict whether we will be able to obtain adequate coverage at a reasonable cost in the future. See “Acquisition and Investment Policies—Description of Leases” and “Environmental Matters.”

Reportable Segments
We intend to operate and report our results on a consolidated basis in three segments: real estate properties, real estate equity securities, and real estate loans. As of December 31, 2018, we do not yet have any real estate loan investments. See Notes 2 and 13 to our consolidated financial statements in this Annual Report on Form 10-K.
Competition
We face competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. We may also face competition from real estate programs sponsored by our advisor. Many of these entities may have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. In addition, as the economy has recovered, the number of entities and the amount of funds competing for suitable investments has increased, and may continue to increase.
We also may face significant competition from owners, operators and developers of properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. We may have to provide free rent, incur charges for tenant improvements, or offer other inducements, or we might not be able to timely lease the space, all of which may have an adverse impact on our results of operations. At the time we elect to dispose of our properties, we may also be in competition with sellers of similar properties to locate suitable purchasers for our properties.

Concentration of Credit Risk
As of December 31, 2018 and 2017, we had cash on deposit at multiple financial institutions in excess of federally insured levels. We limit significant cash holdings to accounts held by financial institutions with a high credit standing. Therefore, we believe that we are not exposed to any significant credit risk on our cash deposits.
As of December 31, 2018, we owned four office properties (including one medical office property), three retail properties and four industrial properties with a total of thirty-one tenants and one student housing property with 316 beds. As of December 31, 2017 and 2016, we owned four office properties (including one medical office property), two retail properties and one industrial property with a total of nineteen tenants and one student housing property with 316 beds. Percentages of gross rental revenues by location and tenant representing more than 10% of our total gross rental revenues (rental and other property income and tenant reimbursement income) for the years ended December 31, 2018, 2017 and 2016 are shown below.

	Percent of actual gross rental revenues
Property	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
The Flats at Carrs Hill, Athens, GA	16.5%	17.3%	17.3%
Loudoun Gateway, Sterling, VA	15.9	17.1	18.1
Allied Drive, Dedham, MA	15.5	16.6	4.6
Anaheim Hills Office Plaza, Anaheim, CA	12.2	12.6	12.9
Terra Nova Plaza, Chula Vista, CA	11.7	12.4	22.3
Commerce Corner, Logan Township, NJ	10.3	10.4	10.6
Total	82.1%	86.4%	85.8%

	Percent of actual gross rental revenues
Tenant	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Orbital ATK Inc. - Loudoun Gateway	15.9%	17.1%	18.1%
New England Baptist Hospital - Allied Drive	13.3	14.0	3.9
The Sports Authority, Inc. - Terra Nova Plaza (1)	—	—	14.1
Total	29.2%	31.1%	36.1%
(1) On March 2, 2016, The Sports Authority, Inc., a tenant at Terra Nova Plaza, declared bankruptcy and on June 29, 2016, Dick's Sporting Goods, Inc. won the right at auction to assume and/or negotiate a new lease for the space occupied by The Sports Authority, Inc. On September 2, 2016, we entered into a 10-year lease with Dick's Sporting Goods, Inc. for the space previously occupied by The Sports Authority, Inc. On September 26, 2016, the lease with Dick's Sporting Goods, Inc. was formally approved by the court administering the bankruptcy proceedings of The Sports Authority, Inc., at which time Dick's Sporting Goods, Inc. became the tenant, effectively terminating the lease with The Sports Authority, Inc.
Our tenants representing more than 10% of in-place annualized base rental revenues as of December 31, 2018, 2017 and 2016 were as follows:

	Percent of in-place annualized base rental revenues as of
Tenant	December 31, 2018	December 31, 2017	December 31, 2016
Orbital ATK Inc. - Loudoun Gateway	15.9%	18.6%	20.3%
New England Baptist Hospital - Allied Drive	9.3	10.6	12.0
Gateway One Lending and Finance, L.L.C. - Anaheim Hills Office Plaza	4.0	9.4	10.3
Total	29.2%	38.6%	42.6%

Environmental Matters
All real properties and the operations conducted on real properties are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. In connection with ownership and operation of real estate, we may be potentially liable for costs and damages related to environmental matters. We intend to take commercially reasonable steps to protect ourselves from the impact of these laws, including obtaining environmental assessments of all properties that we acquire. We also carry environmental liability insurance on our properties, which provides coverage for pollution liability for third-party bodily injury and property damage claims.
Emerging Growth Company Status
We were an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and were eligible to take advantage of certain exemptions from various reporting requirements, through December 31, 2018. In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Notwithstanding these allowances, we did not take advantage of such an extended transition period and, as a result, we adopted new or revised accounting standards on the relevant dates on which adoption of such standards was required for other public companies. This election was irrevocable pursuant to Section 107 of the JOBS Act.

Available Information
We are subject to the information requirements of the Exchange Act. Therefore, we file periodic reports, proxy statements and other information with the SEC. The SEC maintains a website (www.sec.gov) where the reports, proxy and information statements, and other information that we file electronically can be accessed free of charge. Our website is www.rreefpropertytrust.com. Our reports on Forms 10-K, 10-Q and 8-K, and all amendments to those reports and other information we file electronically with the SEC are posted on our website as soon as reasonably practicable after they are electronically filed with or furnished to the SEC and may be obtained free of charge. We also routinely post important information about our Company, including press releases and information about upcoming investor conference calls. The public may find this information on our website. The contents of our website are not incorporated herein by reference.

ITEM 1A. RISK FACTORS
You should consider carefully the risks described below and the other information in this Form 10-K, including our consolidated financial statements and the related notes included elsewhere in this Form 10-K. If any of the following risks actually occur, they may materially harm our business and our financial condition and results of operations and cause the Company’s net asset value (“NAV”) to decline.
Risks Related to an Investment in Our Shares
We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.
We have a limited operating history and may not be able to achieve our investment objectives. We cannot assure investors that the past experiences of our advisor will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history.
There is no public trading market for shares of our common stock; therefore, the ability of our stockholders to dispose of their shares will likely be limited to redemption by us. If stockholders sell their shares to us, they may receive less than the price they paid.
There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, redemption of shares by us will likely be the only way for stockholders to dispose of their shares. We will redeem shares at a price equal to the NAV per share of the class of shares being redeemed on the date of redemption and not based on the price at which the shares were purchased. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption. As a result, stockholders may receive less than the price they paid for their shares when they sell them to us pursuant to our redemption plan. In addition, we may redeem shares if a stockholder fails to maintain a minimum balance of $500 in shares, even if the failure to meet the minimum balance is caused solely by a decline in our NAV. Shares redeemed for this reason are subject to the short-term trading discount of 2% if redeemed within 365 days of the date of purchase.
Our expense support agreement may be terminated by us or our advisor at any time upon 30 days’ notice.
We entered into an expense support agreement with our advisor on May 29, 2013, which was most recently amended January 20, 2016. Pursuant to the terms of the expense support agreement, as amended, we or our advisor may terminate the expense support agreement at any time, without penalty, upon 30 days' notice. If our advisor terminates the expense support agreement, we must then reimburse our advisor for all current unreimbursed expense payments on a quarterly basis as provided in the expense support agreement. If we terminate the agreement, we must reimburse our advisor for all current unreimbursed expense payments within 30 days after such termination. At our discretion, such reimbursement may be in the form of cash, a non-interest bearing promissory note with equal monthly principal payments over a term of no more than five years, or any combination thereof.
Our ability to redeem shares may be limited, and our board of directors may modify or suspend our redemption plan at any time.
The total amount of shares that we will redeem in any calendar quarter will be limited to common stock of all classes of shares whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our combined NAV for all classes of stock as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion will be carried over to the next quarter and not any subsequent quarter, such that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for all classes of stock as of the last day of the previous calendar quarter. If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, redemption requests during the next quarter will be satisfied pursuant to a per stockholder allocation instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each of our stockholders would be allowed to request redemption at any time during such quarter of a total number of shares not to exceed 5% of the shares of common stock the stockholder held as of the end of the prior quarter. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total redemptions for the immediately preceding quarter exceeded 4% of our NAV on the last business day of such preceding quarter. If total redemptions during a quarter for which the per stockholder allocation applies are equal to or less than 4% of our NAV on the last business day of such preceding quarter, then redemptions will again be satisfied on a first-come, first-served basis for the next succeeding quarter and each quarter thereafter.
The majority of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy redemption requests. Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our investment operations or pose a risk of having a material adverse impact on non-redeeming stockholders, then our board of directors may modify or suspend our redemption plan. If our board of directors materially amends or suspends the plan, other than a temporary suspension to address an external event unrelated to our business, any unused portion of that quarter’s 5% limit will not be carried forward to the next quarter or any subsequent quarter. Because our board of directors is not required to authorize the recommencement of the redemption plan within any specified period of time, our board may effectively terminate the plan by suspending it indefinitely. As a result, the ability of stockholders to have their shares redeemed by us may be limited and at times stockholders may not be able to liquidate their investment.
Repurchases of shares under our share redemption plan may be dilutive to our remaining stockholders.
Pursuant to our advisory agreement and our expense support agreement, we have delayed reimbursing our advisor for certain organization, offering and operating costs that have been incurred by our advisor under our our expense support agreement until we reach $500 million in gross offering proceeds from our offerings. In addition, we continue to reimburse our advisor for certain deferred organization and offering costs under our advisory agreement. We refer to these amounts as the deferred reimbursable amounts. Because the deferred reimbursable amounts are not immediately reflected in our NAV calculation and will not be reflected in our NAV calculation until such amounts are reimbursed to our advisor, stockholders from whom we repurchase shares before reimbursement of the deferred reimbursable amounts may have their shares repurchased at a higher NAV than would otherwise apply if all of the unpaid deferred reimbursable amounts were deducted from our assets when calculating our NAV. As a result, repurchases of shares pursuant to our share redemption plan that occur before all deferred reimbursable amounts are reimbursed by us and reflected in our NAV calculation may be dilutive to our remaining stockholders when such reimbursements are made to our advisor.
Our board of directors will not approve each investment selected by our advisor.
Our board of directors approved investment guidelines that delegate to our advisor the authority to execute acquisitions and dispositions of investment properties and real estate-related assets on our behalf, in each case so long as such investments are consistent with the investment guidelines. Our board of directors will review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as it deems appropriate. The prior approval of our board of directors will be required only for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors will rely primarily on information provided to them by our advisor. Furthermore, transactions entered into on our behalf by our advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.
The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.
Our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described herein. Because we currently have only seven properties and have not yet identified additional properties to acquire with the proceeds of our offerings, we may not generate sufficient income to make distributions to our stockholders. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

•	the limited size of our portfolio in the early stages of our development;

•	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing properties, real estate equity securities and real estate loans;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses or reduced revenues that reduce our cash flow or non-cash earnings;

•	defaults in our investment portfolio or decreases in the value of our investments; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of an investment in our shares.
Expense support from our advisor has previously contributed to funding our distributions, and in the future we may, and likely will, pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.
Our organizational documents permit us to pay distributions from any source. While our long-term corporate strategy is to fund the payment of regular distributions to our stockholders entirely from cash flow from our operations, during the early stages of our operations, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, particularly in the period before we have raised substantial proceeds from our offerings, we may, and likely will, use cash flows from financing activities, which include borrowings (including borrowings secured by our assets), net proceeds of our offerings, cash flows from operations, which was previously supported by expenses incurred by our advisor pursuant to the expense support agreement with our advisor and other sources, to fund distributions to our stockholders. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected and due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.
Through December 31, 2018, we funded distributions from cash generated by operations or from borrowings or offering proceeds. Without the expense support provided by our advisor, a greater portion of the payment of distributions would have come from proceeds of our offerings or from additional borrowings.

Using borrowings to fund our distributions would result in a liability to us, which would require a future repayment. The ultimate repayment of any liabilities incurred to fund distributions could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of an investment in our shares.
We may pay distributions from sources other than our funds from operations, or FFO. To the extent that we pay distributions from sources other than FFO, we will have reduced funds available for investment and the overall return to our stockholders may be reduced.
Our organizational documents permit us to pay distributions from any source, including net proceeds from our public offering, borrowings and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Since our inception, our FFO has not been sufficient to fund all of our distributions, and as a consequence we have funded our distributions with cash flow from operations, as supported by the expense support provided by our advisor pursuant to the expense support agreement with our advisor. Without the expense support provided by our advisor, the payment of distributions would have come from proceeds of our offering or from additional borrowings. For the year ended December 31, 2018, our distributions were not fully covered by our FFO. For further information on our actual FFO relative to our distributions for the year ended December 31, 2018, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Funds from Operations ("FFO") and Modified Funds from Operations ("MFFO")." In the future, our FFO may not be sufficient to fund our distributions and we may fund all or a portion of our distributions from sources other than FFO. Until we make substantial investments, we may fund distributions from sources other than FFO. The payment of distributions from sources other than FFO may be dilutive because it may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of additional borrowed funds.
Valuations and appraisals of our properties and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value.
For the purposes of calculating our NAV after the close of business on each business day, our properties will initially be valued at cost, which we expect to represent fair value at that time. Thereafter, valuations of properties will be based on appraisals of each of our properties by either our independent valuation advisor or other independent third party appraisal firms that will be performed at least once during every calendar quarter after the respective calendar quarter in which such property was acquired and will be performed in accordance with valuation guidelines approved by our board of directors. Likewise, our investments in real estate-related assets will initially be valued at cost, and thereafter will be valued quarterly, or in the case of liquid securities, daily, as applicable, at fair value. Quarterly valuations of each of our real properties will be performed by either our independent valuation advisor or other independent third-party appraisal firms. Such valuations are based on asset and portfolio level information provided by our advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by our independent valuation advisor. In addition, on an intra-quarter basis, our advisor is responsible for monitoring our properties and real estate-related assets for events that may be expected to have a material impact on the most recent estimated values provided by our independent valuation advisor. Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties will involve subjective judgments regarding such factors as comparable sales, rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses, and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and real estate-related assets will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions beyond our control and the control of our advisor and independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. Therefore, the valuations of our properties and our investments in real estate-related assets may not correspond to the timely realizable value upon a sale of those assets. There will be no retroactive adjustment in the valuation of such assets, the price of our shares of common stock, the price we paid to redeem shares of our common stock or NAV-based fees we paid to our advisor or the Dealer Manager for this offering, to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price paid to purchase shares of our common stock in our offerings, and the price at which our shares may be redeemed by us pursuant to our redemption plan are both based on our estimated NAV per share, stockholders may pay more than realizable value or receive less than realizable value for their investment.

Our NAV per share may suddenly change if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.
We anticipate that our quarterly appraisals of our properties will not be spread evenly throughout the calendar quarter, but instead will be received near the end of each calendar quarter. As such, when these appraisals are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common stock. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We will accrue estimated income and expenses on a daily basis based on quarterly budgets. As soon as practicable after the end of the last business day of each month, we will adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the NAV per share of each class for each day of the previous month. Therefore, because the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.
It may be difficult to fully and accurately reflect material events that may impact our daily NAV.
The calculation of our daily NAV per share, which is performed by BNY Mellon under the supervision of our advisor, will be based in part on estimates of the values of each of our properties provided periodically by our independent valuation advisor and other independent third-party appraisal firms in individual appraisal reports in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share on any given day may not fully reflect any or all changes in value that may have occurred since the most recent valuation. Our advisor will review appraisal reports and monitor our properties and real estate-related assets, and is responsible for notifying the independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our properties and real estate-related assets or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders.
NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.
The method for calculating our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the daily price at which we sell and redeem shares of our common stock, and stockholders should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.
In addition, our NAV calculations, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with United States generally accepted accounting principles, also known as GAAP. These valuations, which are based on market values that assume a willing buyer and seller, may differ from liquidation values that could be realized in the event that we were forced to sell assets. Stockholders should carefully review the disclosure of our valuation policies and how NAV will be calculated.
As the current real estate cycle matures, real estate returns may lose momentum which could have a negative impact on the performance of our investment portfolio.
The ongoing competition for high quality real estate assets and resulting upward pressure on pricing may reduce anticipated returns. Furthermore, economic growth remains fragile and could be slowed or halted by significant external events. A negative shock to the economy could result in reduced tenant demand, higher tenancy default and rising vacancy rates. There can be no assurance that our real estate investments will not be adversely affected by a severe slowing of the economy or renewed recession. Tenant defaults, fluctuations in interest rates, limited availability of capital and other economic conditions beyond our control could negatively affect our portfolio and decrease the value of our investments.
Uncertainty and volatility in the credit markets may make it difficult for us to find debt financing on reasonable terms for property acquisitions or to fund tenant improvements.
During the great recession, U.S. and global credit markets experienced severe dislocations and liquidity disruptions. While debt availability has increased in recent years, credit spreads continue to be dynamic, and lenders are still reluctant to offer financing at higher leverage ratios. We currently rely on debt to finance our acquisitions of properties and future tenant improvements. Uncertainty in the credit markets may adversely impact our ability to access debt capital on reasonable terms, or at all, which may adversely affect investment returns on future acquisitions or our ability to make acquisitions or tenant improvements. Deferring necessary or desirable tenant improvements may make it more difficult for us to attract new tenants to our properties or reduce the amount of rent we can charge at such properties. A constrained debt market could cause us to use a greater portion of proceeds from our offerings to finance our acquisitions and fund tenant improvements, reducing the number of acquisitions we may otherwise make and potentially adversely affecting returns on future acquisitions. We cannot be certain that we will have readily available sources of available financing in the future.
We depend on our advisor and our Dealer Manager for our public offering and our private placement, and we may not be able to secure suitable replacements in the event that we fail to retain their services.
Our success depends in part upon our relationships with, and the performance of, our advisor and its key real estate professionals for the acquisition and management of our investment portfolio and our corporate operations, and our Dealer Manager for capital raising in our public offerings and private placement. Any of these parties may suffer or become distracted by adverse financial or operational problems in connection with their business and activities unrelated to us and over which we have no control. Should any of these parties fail to allocate sufficient resources to perform their responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. In the event that, for any reason, our advisory agreement, the agreement with the dealer manager or agreements with our distribution agents are terminated, or our advisor is unable to retain its key personnel, it may be difficult to secure suitable replacements on acceptable terms, which would adversely impact the value of our stock.
If we internalize our management functions, the percentage of our outstanding common stock owned by our existing stockholders could be reduced, we could incur other significant costs associated with being self-managed, and any internalization could have other adverse effects on our business and financial condition.
At some point in the future, we may consider internalizing the functions performed for us by our advisor. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may acquire a subsidiary or division of our advisor that has performed services for us pursuant to our advisory agreement, including its existing workforce. Any internalization transaction could result in significant payments to the owners of our advisor, including in the form of our stock which could reduce the percentage ownership of our then existing stockholders and concentrate ownership in the owner of our advisor. In addition, there is no assurance that internalizing our management functions will be beneficial to us and our stockholders. For example, we may not realize the perceived benefits because of the costs of being self-managed; we may not be able to properly integrate a new staff of managers and employees; or we may not be able to effectively replicate the services provided previously by our advisor or its affiliates. Internalization transactions have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in real estate assets or to pay distributions.
If we were to internalize our management or if another investment program, whether sponsored by our sponsor or otherwise, hires the employees of our advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.
We rely on people employed by our advisor to manage our day-to-day operations. If we were to effectuate an internalization by entering into an agreement with our advisor for the purpose of retaining the current members of our advisor’s management team who have performed services for us pursuant to our advisory agreement, we may not be able to retain all of the key employees of our advisor who have been performing these services. In addition, some of the employees of our advisor may provide services to one or more other investment programs. These programs or third parties may decide to retain some or all of our advisor’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by our advisor who are most familiar with our business and operations, thereby potentially adversely impacting our business.
Economic events that may cause our stockholders to request that we redeem their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.
Economic events affecting the U.S. economy, such as the negative performance of the investment real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our redemption plan. The total amount of redemptions in any calendar quarter will be limited to all classes of common stock whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our combined NAV for all classes of stock as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion will be carried over to the next quarter, except that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for all classes of stock as of the last day of the previous calendar quarter. Even if we are able to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we determine to sell valuable assets to satisfy redemption requests, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive and reasonably stable level of current income, could be materially adversely affected.
If we are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of an investment in us will fluctuate with the performance of the specific assets we acquire.
Our public offering is being made on a “best efforts” basis and our private placement is being made on a “reasonable efforts” basis, meaning that the Dealer Manager and the distribution agents are only required to use their best and reasonable efforts, respectively, to sell our stock and do not have a firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in our public offering and private placement may be substantially less than the amount we would need to achieve a diversified portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number, geography and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that our stockholders will lose money in their investment if we have less diversity in our portfolio. Further, we have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.
Our portfolio may be subject to geographic or tenant risk, particularly if we are unable to raise substantial funds in our offerings.
If our portfolio is not sufficiently diversified, we may be subject to geographic or tenant risk, particularly if we do not raise substantial funds in our offerings. If we are unable to raise substantial funds in our offerings, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our properties are located and the types of investments that we make. Even if we raise substantial funds, we may be unable to establish a sufficiently diversified portfolio that would eliminate geographic and tenant risk. In either case, the likelihood that any single investment’s performance would adversely affect our profitability will increase.
Our advisor relies on information technology networks and systems in providing services to us, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

Our advisor relies on information technology networks and systems, including the Internet, to process, transmit and store electronic information and to manage or support a variety of our business processes, including financial transactions and maintenance of records, which may include confidential information of tenants, lease data and information regarding our stockholders. Our advisor relies on commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing confidential information. Although our advisor has taken steps to protect the security of the data maintained in its information systems, it is possible that such security measures will not be able to prevent the systems’ improper functioning, or the improper disclosure of personally identifiable information, such as in the event of cyber-attacks. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. In addition, any breach in the data security measures employed by the third-party vendors upon which we rely, such as our transfer agent and BNY Mellon, could also result in the improper disclosure of personally identifiable information. Any failure to maintain proper function, security and availability of information systems could interrupt our operations, damage our reputation, subject us to liability claims or regulatory penalties and could materially and adversely affect us. In addition, as the regulatory environment related to information security, data collection and use, and privacy becomes increasingly rigorous, with new and constantly changing requirements, compliance with those requirements could also result in additional costs.

We may change our investment and operational policies without stockholder consent.
Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments contemplated by our current investment policies. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.
Risks Related to Conflicts of Interest
Our advisor may face a conflict of interest with respect to the allocation of investment opportunities and competition for tenants between us and other real estate programs that it advises.
Our advisor’s officers and key real estate professionals will identify potential investments in properties and other real estate-related assets which are consistent with our investment guidelines for our possible acquisition. However, our advisor may not acquire any investment in a property unless it has reviewed and approved presenting it to us in accordance with its allocation policies. Our advisor will advise other investment programs that invest in properties and real estate-related assets in which we may be interested and, therefore, could face conflicts of interest in determining which programs will have the opportunity to acquire and participate in such investments as they become available. As a result, other investment programs advised by our advisor may compete with us with respect to certain investments that we may want to acquire.
In addition, we may acquire properties in geographic areas where other investment programs advised by our advisor own properties. Therefore, our properties may compete for tenants with other properties owned by such investment programs. If one of such investment programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays locating another suitable tenant.
Our advisor faces a conflict of interest because the fees it receives for services performed are based on our NAV, which is calculated by BNY Mellon under the supervision of our advisor.
Our advisor is paid a fee for its services based on our daily NAV, which is calculated by BNY Mellon under the supervision of our advisor in accordance with our valuation guidelines. The calculation of our NAV includes certain subjective judgments of our advisor with respect to estimating, for example, our accrued expenses, daily net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. Our advisor may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock on a given date may not accurately reflect the value of our portfolio, and our shares may be worth less than their purchase price.
Our advisor’s inability to retain the services of key real estate professionals could hurt our performance.
Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by our advisor, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals, and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon our advisor’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If our advisor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of our advisor face conflicts of interest related to their positions or interests in affiliates of our advisor, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.
Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of our advisor are also executive officers, directors, managers or key professionals of DWS’s real estate investment business. Some of these persons also serve as managers and investment advisers to other funds and institutional investors in real estate and real estate-related assets. As a result, they owe fiduciary duties to each of these entities and their investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders, and could face conflicts of interest in allocating their time among us and such other funds, investors and activities. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our investment strategy, and could cause these individuals to allocate less of their time to us than we may require, which may adversely impact our operations.
Payment of fees and expenses to our advisor and the Dealer Manager will reduce the cash available for distribution and will increase the risk that stockholders will not be able to recover the amount of their investment in our shares.
Our advisor performs services for us in connection with the selection and acquisition of our investments, the management of our assets and certain administrative services. We pay our advisor advisory fees and expense reimbursements for these services, which reduce the amount of cash available for further investments or distribution to our stockholders. We also pay the Dealer Manager dealer manager fees and distribution fees based on our NAV. Additionally, to the extent that we are unable to invest the proceeds of our public offering in assets that generate substantial returns to us, our payment of those fees will reduce our NAV over time. The fees we pay to our advisor and the Dealer Manager increase the risk that stockholders may receive a lower price when they sell their shares to us pursuant to our redemption plan than the purchase price they initially paid for their shares.
Expenses

In connection with our advisor's services there may be fees, costs and expenses (including, without limitation, fees, costs and expenses relating to insurance and software and technological systems used for the benefit of clients) incurred for the benefit of more than one client. Each client generally bears an allocable portion of any such fees, costs and expenses in proportion to the size of its investment in the activity or entity to which the fee, cost or expense relates or in such other manner as RREEF America considers reasonable under the circumstances.

For example, our insurance may be obtained through one or more blanket insurance policies covering properties of multiple clients of our advisor and may include, in addition to the policy premium, per occurrence deductibles related to specific claims that need to be paid prior to the applicable insurance company covering losses on the insured properties.  The amounts of any insurance premiums and/or other related insurance costs relating to blanket insurance policies will be allocated by our advisor, in its reasonable discretion, among the advisor's clients, which could result in conflicts with our advisor's other clients. To the extent such premiums and other costs are allocated to us, they will be borne as operating expenses, which may result in an indirect benefit to other clients of our advisor. There is no assurance that we would not be able to obtain lower insurance costs through insurance policies only covering our properties and operations.

Risks Related to Our Corporate Structure
Stockholders' interest in us will be diluted if we issue additional shares.
Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares are classified as common stock, and 50,000,000 shares are classified as preferred stock. Of the 1,000,000,000 authorized shares of common stock, 200,000,000 are classified as Class A shares, 200,000,000 are classified as Class I shares, 50,000,000 are classified as Class D shares, 300,000,000 are classified as Class N shares and 250,000,000 are classified as Class T shares. Our board of directors may amend our charter from time to time to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. Our board of directors may elect, without stockholder approval, to: (1) sell additional shares in public offerings; (2) issue additional equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to our advisor, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or to reimburse expenses paid on our behalf; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of our operating partnership. To the extent we issue additional shares, our stockholders' respective percentage ownership interests in us will be diluted.
The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders.
Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification to be taxed as a REIT. Unless exempted (prospectively or retroactively) by our board of directors, no person may own more than 9.8% in value of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. A person that did not acquire more than 9.8% of our shares may become subject to our charter restrictions if redemptions by other stockholders cause such person’s holdings to exceed 9.8% of our outstanding shares. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.
Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.
Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock without stockholder approval. Our board of directors has passed a resolution not to approve the issuance of any shares of preferred or common stock which entail voting rights superior to those provided to any class of common stock under our charter; provided, however, that the holders of preferred stock may be entitled to elect up to three members of the board of directors without the approval of the holders of common stock; and provided, further, that a majority of the members of the board of directors shall be elected by holders of common stock. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.
Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce our stockholders' and our recovery against them if they cause us to incur losses.
Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, we and our stockholders may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce our recovery and our stockholders' recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, or our advisor and its affiliates, for any liability or loss suffered by them or hold our directors, our advisor and its affiliates harmless for any liability or loss suffered by us, unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates, or gross negligence or willful misconduct by our independent directors and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.
Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with: (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock, which we refer to as an “interested stockholder;” (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock, which we also refer to as an “interested stockholder;” or (3) an affiliate of an interested stockholder. These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting stock, and two-thirds of the votes entitled to be cast by holders of our voting stock other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors.
Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.
Our directors and officers have duties to our corporation and our stockholders under Maryland law and our charter in connection with their management of the corporation. At the same time, we, as general partner, will have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to our corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.
Additionally, the partnership agreement expressly limits our liability by providing that we will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.
The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.
The return on an investment in our stock may be reduced if we are required to register as an investment company under the Investment Company Act.
We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are investment companies under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
Rule 3a-1 under the Investment Company Act generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, no more than 45% of the value of its total assets, consolidated with the assets of any wholly-owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly-owned subsidiary (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.
A change in the value of any of our assets could cause us, our operating partnership or one or more of its subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exception from regulation under the Investment Company Act. To maintain compliance with this exception from the definition of investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.
Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.
We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy the exclusion in Rule 3a-1 under the Investment Company Act. However, if we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions or prohibitions on retaining earnings;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	requirements that our income be derived from certain types of assets;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
Registration with the SEC as an investment company would be costly, would subject our company to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, the purchase of real estate that does not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment and our ability to pay distributions to our stockholders.

Rapid changes in the values of potential investments in real estate-related investments may make it more difficult for us to maintain our qualification to be taxed as a REIT or our exception from the Investment Company Act.
If the market value or income potential of our real estate-related investments declines, including as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.
General Risks Related to Investments in Real Estate
Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.
We are subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditionssuch as the decline in the price of oil;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area which could result in rising vacancy rates or decreasing market rental rates;

•	vacancies or inability to lease space on favorable terms;

•	increased competition for properties targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	increases in interest rates and availability of financing; and

•	changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.
Adverse economic conditions in the regions and metropolitan markets where our assets are located may adversely affect our ability to lease our properties and our ability to increase lease prices.
In addition to our properties being subject to national economic real estate trends, our properties will also be subject to potential adverse conditions in the regions and metropolitan areas where our properties are located, which may reduce our ability to lease our properties, restrict our ability to increase lease prices and force us to lower lease prices or offer tenant incentives. As a result, adverse regional or city specific events or trends that occur may impact certain of our properties without impacting our entire portfolio, which could decrease our overall performance.
We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.
Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends. In addition, federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our ability to achieve our investment objectives.
We face risks associated with property acquisitions.
We intend to continue acquiring properties in accordance with our investment strategy. We may also acquire portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•	the actual costs of repositioning or redeveloping acquired properties may be greater than our estimates;

•
acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

Competition in acquiring properties may reduce our profitability and the return on an investment in our stock.
We face competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. Many of these entities may have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. In addition, as the economy has recovered, the number of entities and the amount of funds competing for suitable investments has increased. In addition to third-party competitors, other programs sponsored by our advisor have raised additional capital and are seeking investment opportunities under our sponsor’s allocation policy. If we acquire properties and other investments at higher prices or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, our stockholders may experience a lower return on their investment.
Properties that incur vacancies could be difficult and costly to sell or re-lease.
A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties, and substantial expenditures may be necessary to customize the property to fit the needs of a successor tenant or prepare the property for sale. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases.
Potential losses or damage to our properties may not be covered by insurance.
We carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the properties in our portfolio under a blanket policy, and plan to do so for any new properties added to the portfolio. Our advisor will select policy specifications and insured limits, which it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure stockholders that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. If we or one or more of our tenants experience a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.
Our properties face significant competition.
We face significant competition from owners, operators and developers of properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result. Due to such competition, the terms and conditions of any lease that we enter into with our tenants may vary substantially.

Our properties may be leased at below-market rates under long-term leases.
We will seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are included. In addition, where appropriate, we will seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates, we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.
Our retail tenants will face competition from numerous retail channels.
Retailers leasing our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.
Our industrial tenants may be adversely affected by a decline in manufacturing activity in the United States.
Fluctuations in manufacturing activity in the United States may adversely affect our industrial tenants and therefore the demand for and profitability of our industrial properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.
We face risks associated with our student-oriented apartment communities.

Many colleges and universities own and operate their own competing on-campus housing facilities, and changes in university admission policies could adversely affect us. For example, if a university reduces the number of student admissions or requires that certain students, such as freshman, live in a university owned facility, the demand for beds at our properties may be reduced and our occupancy rates may decline.

Our medical office buildings and our tenants may be subject to competition.

Our medical office buildings may face competition from nearby hospitals and other medical office buildings that provide comparable services. Some of those competing facilities are owned by governmental agencies and supported by tax revenues, while others are owned by nonprofit corporations and may be supported to a large extent by endowments and charitable contributions. These types of financial support are not available to buildings we own. Similarly, our tenants face competition from other medical practices in nearby hospitals and other medical facilities. Further, referral sources, including physicians and managed care organizations, may change their lists of hospitals or physicians to which they refer patients. Competition and loss of referrals could adversely affect our tenants’ ability to make rental payments, which could adversely affect our rental revenues. Any reduction in rental revenues resulting from the inability of our medical office buildings and our tenants to compete successfully may have an adverse effect on our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Our office properties may be adversely affected by trends in the office real estate industry.

Some businesses increasingly permit employee telecommuting, flexible work schedules, open workplaces, teleconferencing and outsourcing. These practices enable businesses to reduce their space requirements. Over time, these trends could erode the overall demand for office space and, in turn, may place downward pressure on occupancy, rental rates and property valuations.

In the event we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.
We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.
We may co-invest in the future with third parties through partnerships or other entities, which we collectively refer to as joint ventures, acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.
Costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.
Real estate and the operations conducted on properties are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges; air emissions; the operation and removal of underground and above-ground storage tanks; the use, storage, treatment, transportation and disposal of solid hazardous materials; the remediation of contaminated property associated with the disposal of solid and hazardous materials; and other health and safety-related concerns.
Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation must meet federal requirements related to access and use by persons with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Additional or new federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate properties. We will attempt to acquire properties that comply with the ADA and other similar legislation or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such legislation. However, we cannot assure investors in our common stock that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, or if changes to the ADA mandate further changes to our properties, then our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to our stockholders.
We could become subject to liability for environmental contamination, regardless of whether we caused such contamination.
We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges; air emissions; the operation and removal of underground and above-ground storage tanks; the use, storage, treatment, transportation and disposal of solid hazardous materials; the remediation of contaminated property associated with the disposal of solid and hazardous materials; and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.
In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties or the failure to properly remediate a contaminated property could give rise to a lien in favor of the government for costs it may incur to address the contamination or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land or by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition.
CFIUS Considerations
Certain of our investments involving the acquisition of a property connected with U.S. national security may be subject to review by and approval from the U.S. Committee on Foreign Investment in the U.S. (“CFIUS”). In the event that CFIUS reviews one or more of the our investments, there can be no assurances that we will be able to maintain or proceed with such investments on terms acceptable to us. Additionally, CFIUS may seek to impose limitations on one or more such investments that may prevent us from maintaining or pursuing investment opportunities that we otherwise would have maintained or pursued, which could adversely affect the performance of our investments and thus our overall performance. Certain of our stockholders may be non-U.S. investors, and in the aggregate, may comprise a substantial portion of our NAV, which may increase the risks of such limitations being imposed in connection with investments pursued or made by us. Federal legislation that is pending consideration by the U.S. Congress would increase the number and types of transactions that are subject to the jurisdiction of CFIUS, potentially affecting us. Legislative and regulatory changes, including changes to agency practice, in the future may negatively impact our ability to realize value from certain existing and future investments, including by limiting exit opportunities or causing us to favor buyers that we believe are less likely to require CFIUS review, even in circumstances where other buyers may offer better terms or more consideration.
We will rely on third-party property managers to operate our properties and leasing agents to lease vacancies in our properties.
Our advisor intends to hire third-party property managers to manage our properties and third-party leasing agents to lease vacancies in our properties. The third-party property managers will have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed on a day-to-day basis may be limited because we will engage third parties to perform this function. Thus, the success of our business may depend in large part on the ability of our third-party property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by our property managers or leasing agents could adversely impact the operation and profitability of our properties.
General Risks Related to Investments in Real Estate-Related Assets
The real estate equity securities in which we invest, or may invest, are subject to specific risks relating to the particular issuer of the securities and can be subject to the general risks of investing in real estate securities.
We invest in common and preferred stock of publicly traded and real estate companies and may invest in the equity securities of private real estate companies. These types of investments involve a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s properties. Our investments in real estate equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed herein, including risks relating to rising interest rates.
The value of the real estate securities in which we invest in may be volatile.
The value of real estate securities, including those of publicly traded REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry, the economic sector or geographic region, or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a publicly traded REIT’s equity securities can depend on the capital structure and amount of cash flow generated by the REIT.

Our investments in real estate-related assets are subject to the risks related to the underlying real estate.
Real estate loans secured by properties are subject to the risks related to underlying real estate. The ability of a borrower to repay a loan secured by a property typically is dependent upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Any default on the loan could result in our acquiring ownership of the property, and we would bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. In addition, foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed loan.
We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties decline, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related investments may be similarly affected by property values.
The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties, which may result in losses to us.
We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than first-lien mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan may be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.
Commercial mortgage-backed securities, or CMBS, in which we may invest, are subject to several types of risks that may adversely impact our performance.
CMBS are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or default.
In a rising interest rate environment, the value of CMBS may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated assets but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying CMBS to make principal and interest payments or to refinance may be impaired. In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities. The value of CMBS also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.
We may also invest in “non-investment grade” CMBS which have a higher risk of default than investment grade loans. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. If the borrowers in the underlying loans are unable to repay their loans at maturity, our revenues will decrease. If negative economic trends impact the real estate market, borrowers underlying CMBS may have difficulty repaying the principal of their loans at maturity.
We expect a portion of our portfolio of real estate-related assets to be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

As of December 31, 2018, our real estate equity securities portfolio consisted solely of publicly traded common stock of 38 REITs with a value of $14,735,034. In the future, we may also purchase real estate securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate-related assets to be reduced.
We will be subject to interest rate risk with respect to our investments in fixed income securities such as preferred equity and debt securities, and to a lesser extent dividend paying common stocks. Interest rate risk is the risk that these types of securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the fair value of such securities will decline, and vice versa. Our investment in such securities means that our NAV may decline if market interest rates rise.
During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call risk or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred equity and debt securities frequently have call features that allow the issuer to redeem the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our securities investments.
If we liquidate prior to the maturity of our real estate-related assets, we may be forced to sell those investments on unfavorable terms or at a loss.
Our board of directors may choose to liquidate our assets, including our real estate-related assets. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we likely would sell such loans at a discount to their stated principal values. Furthermore, we could face a situation in which lack of available capital in the markets puts downward pressure on prices or prevents us from selling assets our board of directors has chosen to liquidate.
Risks Related to Debt Financing
We have incurred mortgage indebtedness and other borrowings and expect to incur additional debt, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment in our shares.
We have financed a portion of the purchase price of each of the properties we currently own by borrowings, and we expect that we will borrow funds to finance a portion of the purchase price of properties we acquire in the future. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. We may obtain mortgage loans and pledge some or all of our properties as security for these loans to obtain funds to acquire additional properties or for working capital. We may also utilize a line of credit, such as the line of credit that we entered into on March 6, 2015, as amended and restated in February 2018, to provide a flexible borrowing source that will allow us to fund redemptions, to pay distributions or to use for other business purposes.
If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage loans on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment in our stock. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the loan secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage loans to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the loan if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.
If we draw on a line of credit to fund redemptions or for any other reason, our financial leverage ratio could increase beyond our target.
We may utilize a line of credit, such as the line of credit that we entered into on March 6, 2015, as amended and restated in February 2018, in an effort to provide for a ready source of liquidity for any business purpose, including to fund redemptions of shares of our common stock in the event that redemption requests exceed the net proceeds from our public offering or private placement. If we borrow under a line of credit to fund redemptions of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our public offering or private placement or sell some of our assets to repay outstanding indebtedness.
Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.
Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to our stockholders. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.
Lenders may require us to enter into restrictive covenants relating to our operations or mandatory commitment reductions, which could reduce our available financing and limit our ability to make distributions.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. For example, loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. Loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. In addition, revolving credit facilities may contain mandatory commitment reductions triggered by events that may be outside of our control. If we are unable to raise sufficient proceeds in our public offering or private placement to meet this requirement or obtain new financing on favorable terms, our sources of liquidity would be restricted. These or other terms or limitations may adversely affect our flexibility, our ability to fund additional property acquisitions, redemptions and distributions and our ability to achieve our investment objectives. These or other terms or limitations may adversely affect our flexibility, our ability to fund additional property acquisitions, redemptions and distributions, and our ability to achieve our investment objectives.
If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.
Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.
Subject to any limitations required to maintain qualification to be taxed as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our variable rate borrowings. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.
Federal Income Tax Risks
Failure to maintain our REIT status would have significant adverse consequences to us.
We are organized and operated in a manner intended to qualify to be taxed as a REIT for U.S. federal income tax purposes. We first elected REIT status for our taxable year that ended December 31, 2013. Our on-going qualification as a REIT will depend upon our ability to meet on-going requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code, or the Code. Our legal counsel does not review our compliance with the REIT qualification standards on an ongoing basis. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification to be taxed as a REIT. If the IRS determines that we failed to qualify to be taxed as a REIT for any year(s), we will be subject to serious tax consequences that would cause a significant reduction in our cash available for distribution and in our NAV for each of the years involved because:

•	we would be subject to federal and applicable state and local corporate income taxation on our taxable income;

•	we would not be permitted to take a deduction for dividends paid to stockholders in computing our taxable income; and

•	we could not elect to be taxed as a REIT for four taxable years following the year during which we failed to qualify (unless we are entitled to relief under applicable statutory provisions).

The increased taxes would cause a reduction in our NAV and cash available for distribution to stockholders. In addition, if we do not maintain our REIT status, we will not be required to make distributions to stockholders. As a result of all these factors, our failure to maintain our REIT status also could hinder our ability to raise capital and grow our business.
Legislative, regulatory or administrative changes could adversely affect us or our stockholders.
Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us and/or our stockholders.
On December 22, 2017 tax legislation commonly referred to as the Tax Cuts and Jobs Act was signed into law. The Tax Cuts and Jobs Act makes significant changes to the U.S. federal income tax rules for taxation of individuals and corporations, generally effective for taxable years beginning after December 31, 2017. Many of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017 and before January 1, 2026.
The IRS has issued significant proposed guidance under the Tax Cuts and Jobs Act, but guidance on additional issues, finalization of proposed guidance and possible technical corrections legislation may adversely affect us or our stockholders. In addition, further changes to the tax laws, unrelated to the Tax Cuts and Jobs Act, are possible.

We urge you to consult with your own tax advisor with respect to the Tax Cuts and Jobs Act and other legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.
To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To maintain our status as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income, including undistributed net capital gain, each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our redemption plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.
Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.
To maintain our status as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Compliance with REIT requirements may force us to liquidate otherwise attractive investments.
Compliance with REIT requirements may force us to liquidate otherwise attractive investments.
To maintain our status as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets,government securities and securities of our taxable REIT subsidiaries) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer. Additionally, no more than 5% of the value of our assets (other than qualified real estate assets, government securities and securities of our taxable REIT subsidiaries) can consist of the securities of any one issuer, and no more than 20% (for taxable years beginning after December 31, 2017) of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. Finally, no more than 25% of our assets may consist of debt instruments that (a) are issued by “publicly offered REITs” and (b) would not otherwise be treated as qualified real estate assets. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.
Non-U.S. stockholders may be subject to FIRPTA tax and required to file a U.S. federal income tax return upon their receipt of certain distributions from us or upon their disposition of shares of our common stock.
A non-U.S. stockholder that recognizes gain on a disposition of a “United States real property interest,” or USRPI (which generally includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT attributable to gains from a disposition by the REIT of a USRPI, is generally subject to federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on such gains and required to report such gains on a U.S. federal income tax return. We generally invest in various publicly traded REIT stocks and receive dividends therefrom. To the extent such dividends are attributable to a REIT’s gains from disposition of a U.S. real property interest, our distributions attributable to such amounts will be treated as gain from sale of a U.S. real property interest. While such amounts are likely to be a small portion of the dividends we distribute, any such amount would require a non-U.S. stockholder to file a U.S. federal income tax return. It is possible that a non-U.S. stockholder will be required to file a U.S. federal income tax return every year such stockholder receives dividends from us. Gains from the disposition of stock in a REIT that is “domestically controlled” generally are not subject to federal income tax. A REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure stockholders that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gains by a non-U.S. stockholder on certain dispositions of shares of our common stock would be subject to FIRPTA tax, unless (i) our shares of common stock were regularly traded on an established securities market and (ii) the non-U.S. stockholder did not, at any time during a specified testing period, hold more than 10% of our common stock. Furthermore, certain distributions by us may be subject to FIRPTA tax unless the conditions in clauses (i) and (ii) of the immediately preceding sentence are satisfied. Our shares are not listed on an exchange and we have no current plans to list our shares.
The IRS may deem the gains from sales of our properties to be subject to a 100% prohibited transaction tax.

From time to time, we may be forced to sell assets to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements or for other purposes. The IRS may deem one or more sales of our properties to be “prohibited transactions.” If the IRS takes the position that we have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), the gain we recognize from such sale would be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax, but there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, but there is no assurance that our position will not be challenged by the IRS, especially if we make frequent sales or sales of property in which we have short holding periods.
We may be subject to tax liabilities that reduce our cash flow and our ability to make distributions to our stockholders even if we maintain our REIT status for federal income tax purposes.
We may be subject to federal and state taxes on our income, property or net worth even if we qualify as a REIT for federal income tax purposes, including, but not limited to, those described below.

•
In order to maintain our REIT status, we are required to distribute as dividends annually at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income, including undistributed net capital gains.

•	If we file income tax returns in states or other local jurisdictions that do not respect the dividends-paid deduction, we will be subject to state or local income tax.

•
We will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions we make to our stockholders in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years.

•
If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be required to pay a tax on that income at the highest corporate income tax rate.

•
Any gain we recognize on the sale of a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, would be subject to the 100% “prohibited transaction” tax unless we qualify for a safe harbor exception.

Restrictions on deduction of all of our interest expense could prevent us from satisfying the REIT distribution requirements and avoiding incurring income or excise taxes.

Under the Tax Cuts and Jobs Act, new rules may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense in taxable years beginning after December 31, 2017. Under amended Section 163(j) of the Code, the deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, business interest income and business interest expense, net operating losses, any deductions for “qualified business income,” and, in taxable years beginning before January 1, 2022, any deductions for depreciation, amortization or depletion. A taxpayer that is exempt from the interest expense limitations as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property. The new rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased, as will our REIT distribution requirements and the amounts we need to distribute to avoid incurring income and excise taxes.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.
Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is not in our best interests to maintain our status as a REIT. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

Stockholders may have current tax liability on distributions they elect to reinvest in our common stock.
If stockholders participate in our distribution reinvestment plan, they will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless a stockholder is a tax-exempt entity, the stockholder may be forced to use funds from other sources to pay its tax liability on the reinvested dividends.
Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.
The maximum U.S. federal income tax rate for “qualified dividends” payable by U.S. corporations to individual U.S. stockholders currently is 20%. However, ordinary dividends, i.e., dividends that are not designated as capital gain dividends or qualified dividend income, payable by REITs generally are not eligible for the reduced rates applicable to qualified dividends and generally are taxed at ordinary income rates. However, ordinary REIT dividends received by individuals are taxed at reduced rates under changes made in the Tax Cuts and Jobs Act. In taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate stockholders are entitled to a deduction of up to 20% of their ordinary REIT dividends, subject to certain limitations. Taking into account the top ordinary income tax rate of 37% and assuming a full 20% deduction for ordinary REIT dividends, the maximum effective federal income tax rate for ordinary dividends is 29.6%. Non-corporate investors may perceive investments in REITs to be relatively less attractive than investments in the stocks of other corporations whose dividends are taxed at the lower rates as qualified dividend income.
We may choose to pay dividends in our own stock, in which case our stockholders may be required to pay income taxes in excess of the cash dividends received.
Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in common stock of the REIT. As long as at least 20% of the total dividend is available in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of the REIT’s earnings and profits). Taxable stockholders receiving such dividends will be required to include the full amount of the dividend income to the extent of our current and accumulated earnings and profits for federal income tax purposes. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the net asset value per share of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to maintain our REIT status.
The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. To the extent that any such loans do not satisfy all the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to maintain our REIT status.
If certain sale-leaseback transactions are not characterized by the IRS as “true leases,” we may be subject to adverse tax consequences.
We may purchase investments in properties and lease them back to the sellers of these properties. If the IRS does not characterize these leases as “true leases,” we could fail to maintain our REIT status.
Benefit Plan Risks
If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If stockholders are investing the assets of any of the entities identified in the prior sentence in our common stock, they should satisfy themselves that:

•	the investment is consistent with their fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.
It is our current belief that our assets will not be deemed to constitute the “plan assets” of benefit plan investors. If, however, we were deemed to hold “plan assets” of benefit plan investors: (i) ERISA’s fiduciary standards may apply and might materially affect our operations and/or results, and (ii) our transactions could be deemed a transaction with each benefit plan investor and may cause transactions into which we might enter in the ordinary course of business to constitute prohibited transactions under ERISA and/or §4975 of the Code, which also may materially affect operations and/or results.

ITEM 2. PROPERTIES

As of December 31, 2018, we owned twelve properties diversified across geography and sector, including one medical office property and one student housing property (a subset of apartment), comprising 1,239,641 rentable square feet. Nine of the twelve properties were encumbered by our secured revolving credit facility, under which we had a total outstanding balance of $84,619,478 as of December 31, 2018. The other three properties were encumbered by separate property-specific loans with a total outstanding balance of $34,450,000 as of December 31, 2018.

Property Statistics
The following table sets forth certain additional information about the properties we owned as of December 31, 2018:

Property	Location	Rentable Square Feet	Number of Leases/Units	Acquisition Date	Leased(1)
Office Properties
Heritage Parkway	Woodridge, IL	94,233	1	May 31, 2013	100.0
Anaheim Hills Office Plaza(2)	Anaheim, CA	73,892	3	July 2, 2014	83.5
Loudoun Gateway	Sterling, VA	102,015	1	December 21, 2015	100.0
Allied Drive	Dedham, MA	64,127	3	September 27, 2016	100.0
Office Total		334,267	8		96.2
Retail Properties
Wallingford Plaza(3)	Seattle, WA	30,761	5	December 18, 2013	100.0
Terra Nova Plaza	Chula Vista, CA	96,114	2	October 2, 2014	100.0
Elston Plaza(4)	Chicago, IL	92,806	11	December 31, 2018	95.5
Retail Total		219,681	18		98.2
Industrial Properties
Commerce Corner	Logan Township, NJ	259,910	2	April 11, 2014	100.0%
Miami Industrial
Palmetto Lakes	Miami Lakes, FL	182,919	1	July 17, 2018	100.0
Hialeah I	Miami, FL	57,000	1	July 17, 2018	100.0
Hialeah II	Miami, FL	50,000	1	July 17, 2018	100.0
Industrial Total		549,829	5		100.0
Apartment Property
The Flats at Carrs Hill	Athens, GA	135,864	138	September 30, 2015	100.0
Apartment Total		135,864	138		100.0
Grand Total		1,239,641	31/138		98.0%
____________
(1) Leased percentage is based on executed leases as of December 31, 2018, is calculated based on square footage for a single property, and is weighted by relative property value when calculated for more than one property together. Further, leased percentage does not include executed leases that take effect in the future and when such space is occupied by an existing tenant as of the date indicated.
(2) At Anaheim Hills Office Plaza, in September 2018, we executed a lease for 12,812 square feet which commenced on February 1, 2019. This lease is included in the leased percentages shown. In October 2018, we executed a lease for 8,000 square feet which will commence upon completion of specified improvements, currently anticipated for second quarter 2019. This lease is not included in the leased percentages shown because, as of December 31, 2018, the space is occupied by Gateway One Lending and Finance which vacated the first floor effective January 31, 2019.
(3) Wallingford Plaza is ground floor retail plus two floors of office space. The retail portion comprises the majority of the rental revenue for the property.
(4) The total square footage for Elston Plaza includes a freestanding bank branch of 4,860 square feet which is subject to a ground lease with Chase Bank.

Future Lease Expiration Table

The following table summarizes the lease expirations for each of the next ten years and thereafter for leases in effect at the commercial properties we owned as of December 31, 2018. The table does not include 316 one-year leases totaling approximately 135,864 square feet and approximately $3.0 million in annualized base rent at our student housing property, The Flats at Carrs Hill. For leases in effect as of December 31, 2018, the weighted average remaining lease term at our commercial properties based on rentable square footage was 5.1 years.

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Percent of Portfolio Square Feet Expiring	Annualized Rental Revenue(1)	Percent of Portfolio Annualized Rental Revenue Expiring
2019	2	82,000	7.6%	$1,068,613	7.3%
2020	3	98,748	9.2	1,515,000	10.3
2021	6	181,684	16.9	1,503,580	10.3
2022	3	17,500	1.6	576,812	3.9
2023	8	409,363	38.1	5,309,695	36.2
2024	2	54,432	5.1	660,356	4.5
2025	—	—	—	—	—
2026	1	10,365	1.0	189,358	1.3
2027	1	44,477	4.1	934,017	6.4
2028	1	1,490	0.1	32,780	0.2
Thereafter	4	174,523	16.3	2,868,814	19.6
Total	31	1,074,582	100.0%	$14,659,025	100.0%
____________
(1) Annualized Rental Revenue represents the annualized monthly base rent of executed leases which were in effect as of December 31, 2018.

Tenant Information
The following table describes the tenants with leases in effect at our commercial properties as of December 31, 2018. The table does not include 316 one-year leases totaling approximately 135,864 square feet and approximately $3.0 million in annualized base rent as of December 31, 2018 at our student housing property, The Flats at Carrs Hill.

Tenant	Square Feet	% of Total Portfolio Square Feet	Annualized Rental Revenue(1)	% of Portfolio Annualized Rental Revenue	Lease Expiration
Orbital ATK(2)	102,015	9.5%	$2,823,081	19.3%	Aug. 2023
New England Baptist Hospital	56,706	5.3	1,643,369	11.2	Jul. 2033
Allstate	94,233	8.8	1,372,277	9.4	Nov. 2020
Dependable Packaging Solutions	182,919	17.0	1,079,222	7.4	Jan. 2023
Dick's Sporting Goods	44,477	4.1	934,017	6.4	Feb. 2027
Performance Food Group	159,627	14.9	881,724	6.0	Dec. 2021
Gateway One	25,000	2.3	714,643	4.9	Jan. 2019
Bed Bath & Beyond	51,637	4.8	580,000	4.0	Jan. 2024
Jewel-Osco	55,024	5.1	559,594	3.8	Sept. 2023
Raytheon Applied Signal	15,000	1.4	496,501	3.4	Jan. 2022
Walgreens(3)	12,674	1.2	490,000	3.3	Mar. 2087
Mission Produce	100,283	9.3	449,433	3.1	Jan. 2029
IEH Auto Parts	57,000	5.3	353,970	2.4	Jul. 2019
C-Air Brokers	50,000	4.7	310,500	2.1	Jan. 2023
AS Real Estate	8,892	0.8	307,752	2.1	Feb. 2023
Chase Bank	4,860	0.5	286,011	2.0	May 2039
Remaining 15 tenants	54,235	5.0	1,376,931	9.2	Mar. 2020 - Oct 2028
Total	1,074,582	100.0%	$14,659,025	100.0%

(1) Annualized Rental Revenue represents the annualized monthly base rent of executed leases which were in effect as of December 31, 2018.
(2) Orbital ATK has a termination option effective December 31, 2020 for either one floor or the entire building. If the entire building is terminated, then a penalty is due of approximately 18 months of contractual rent.
(3) Walgreens has termination options every ten years beginning in 2037. We have categorized this lease as an operating lease based on its non-cancelable period.

Acquisitions

On September 27, 2016, we acquired a fee simple interest in a medical office building located in Dedham, Massachusetts ("Allied Drive") for a purchase price of $34,000,000, exclusive of closing costs. We funded the acquisition with cash on hand and by borrowing $32,400,000 from our line of credit. Allied Drive is a two-story, 64,127 rentable square-foot Class A medical office building approximately 20 miles outside of Boston. Newly constructed in 2013, Allied Drive was built with a full spectrum of orthopedic-related services, featuring eight state-of-the-art operating rooms, a hospital-quality post-anesthesia care unit, diagnostic imaging and ancillary service space and Class A medical office suites.

On July 17, 2018, we acquired a fee simple interest in three warehouse distribution buildings across three separate sites located in Hialeah and Miami Lakes, Florida, which we refer to as Miami Industrial, for a purchase price of $20,700,000, exclusive of closing costs. We funded this acquisition with cash on hand and by borrowing $19,900,000 pursuant to an amended and restated secured revolving line of credit with Wells Fargo Bank, National Association, which we refer to as the Wells Fargo line of credit. Miami Industrial consists of three warehouse distribution buildings: one 182,919 square foot industrial property located in Miami Lakes, or Palmetto Lakes

Distribution, and two industrial properties that are 57,000 square feet and 50,000 square feet located in Hialeah, referred to as Hialeah I and Hialeah II, respectively. Each property is fully occupied by one tenant.

On December 31, 2018, we acquired a fee-simple interest in a grocery-anchored retail shopping center comprised of two retail buildings and one ground-leased building located in Chicago, Illinois, which we refer to as Elston Plaza, for a purchase price of approximately $28,350,000 in cash, exclusive of closing costs. We funded the acquisition of Elston Plaza with cash on hand and a $27,000,000 borrowing through our Wells Fargo line of credit. Elston Plaza’s two Class A retail buildings include a strip-style building containing 27,673 square feet currently leased to seven tenants, and a separate building containing 60,273 square feet leased to three tenants, one of which is Jewel-Osco, a major grocer in the area. In addition, Elston Plaza has a ground-leased interest in a freestanding bank branch containing 4,860 square feet leased to Chase Bank.

Dispositions

We have not disposed of any of our properties.

ITEM 3. LEGAL PROCEEDINGS
As of December 31, 2018, there were no material pending legal proceedings.
ITEM 4. MINE SAFETY DISCLOSURES
Not applicable.

PART II
OTHER INFORMATION

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Unregistered Sales of Equity Securities

During the period covered by this Annual Report, we did not sell any equity securities that were not registered under the Securities Act.

Registered Sales of Registered Securities

On July 12, 2016, our Follow-On Registration Statement on Form S-11 (File No. 333-208751), registering our follow-on public offering of up to $2.3 billion in any combination of our shares our Class A common stock, our Class I common stock, our Class T common stock and our Class N shares of common stock, par value $0.01 per share, was declared effective by the SEC under the Securities Act. See further information under Management's Discussion and Analysis below.

As of December 31, 2018, in our follow-on public offering, we had sold the following shares of common stock and raised the following proceeds:

	Shares	Proceeds
Follow - On Public Offering (Primary):
Class A shares	676,750	$9,493,543
Class I shares	3,141,893	43,393,452
Class T shares	623,390	9,140,729
Distribution Reinvestment Plan:
Class A shares	234,414	3,187,256
Class I shares	204,190	2,813,430
Class T shares	5,473	76,461
Total	4,886,110	$68,104,871

From July 1, 2016 through December 31, 2018, we incurred total organization and offering costs of $4,617,390, or 6.8% of gross proceeds from the follow-on public offering, excluding $2,336,435 of estimated accrued trailing fees payable in the future.

The per share price for each class of common stock sold in our offerings equals the daily NAV per share for such class, plus, for Class A shares and Class T shares only, applicable selling commissions. No public market currently exists for any class of our shares of common stock, and we currently have no plans to list any class of our shares on a national securities exchange. As of March 4, 2019, there were approximately 620, 900 and 70 stockholders of record for the Class A shares, Class I shares and Class T shares, respectively, and no stockholders of record for our Class D shares or Class N shares of our common stock.

Share Redemption Plan

On November 27, 2012 we adopted a share redemption plan whereby, on a daily basis, stockholders may request that we repurchase all or a portion of their shares of common stock. The redemption price per share is equal to our NAV per share of the class of shares being redeemed on the date of redemption. The total amount of redemptions in any calendar quarter will be limited to common shares whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our combined NAV for all classes of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion generally will be carried over to the next quarter, but not any subsequent quarter, except that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for all classes of shares as of the last day of the previous calendar quarter. While there is no minimum holding period, shares redeemed within 365 days of the date of an investor's initial purchase will be redeemed at our NAV per share of the class of shares being redeemed on the date of redemption less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption. Our board of directors has the discretion to suspend or modify the share redemption plan at any time.

The following tables set forth information regarding our redemption of shares of our common stock pursuant to our redemption plan during the years ended December 31, 2018, 2017 and 2016. The weighted average redemption prices are shown before allowing for any applicable 2% short-term trading discounts.

Year ended December 31, 2018	Shares	Weighted Average Share Price
Class A	576,130	$13.95
Class I	181,840	13.98

Year ended December 31, 2017	Shares		Weighted Average Share Price
Class A	279,647		$13.48
Class I	394,416		13.61
Class T	4,043	*	15.29
* Repurchased in private transactions.

Year ended December 31, 2016	Shares	Weighted Average Share Price
Class A	709,572	$12.93
Class I	84,614	13.15

We funded these redemptions with cash flow from operations, proceeds from our offerings or borrowings on our line of credit. As a result of the redemption activity during the first quarter of 2016, the quarterly volume limitation on redemptions was reached on March 18, 2016. Redemptions resumed effective April 1, 2016 in accordance with our share redemption plan as described in our prospectus.

The following table sets forth information regarding our redemption of shares of our common stock pursuant to our redemption plan during the three months ended December 31, 2018. As of December 31, 2018, we had no unfulfilled redemption requests.

Period	Total Number of Shares Redeemed	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares that May Yet Be Purchased Pursuant to the Program(1)
October 1 -October 31, 2018	263,565	$13.99	263,565	(1)
November 1 -November 30, 2018	38,607	$14.04	38,607	(1)
December 1 -December 31, 2018	58,660	$14.07	58,660	(1)
(1) Redemptions are limited as described above.

Distribution Information

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code (the “Code”) if we distribute at least 90% of our taxable income each year, determined without regard to the distributions-paid deduction and excluding net capital gains. Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

We intend to continue to declare and make distributions on a monthly basis, based on daily record dates. For purposes of calculating our NAV to account for any declared distributions, our advisor accrues as our liability on the day after the record date (the distribution adjustment date) the amount of the declared distributions. Distributions will be payable only to stockholders of record on the business day immediately preceding the distribution adjustment date.

Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class A shares, Class I shares and Class T shares will likely differ because of different allocations of class-specific fees. We use the record-share method of determining the per share amount of distributions for each class of shares, although our board of directors may choose any other method that will not cause our distributions to be treated as preferential dividends under the Code. The record-share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the total dollar amount to be distributed on our common shares is increased by the sum of all class-specific fees accrued for such period. Such amount is divided by the number of our common shares outstanding on the record date. Such per share amount is then reduced for each class of common stock by the per share amount of any class-specific fees allocable to such class.

Our board of directors and our advisor will periodically review the distribution policy to determine the appropriateness of our distribution rate relative to our current and forecasted cash flows. Our board of directors authorized and declared daily per share cash distributions for each fiscal quarter which were payable monthly for each share of Class A, Class I and Class T common stock outstanding for the years ended December 31, 2018, 2017 and 2016 as presented in the tables below.

Declared daily per share distribution rates, before adjustment for class-specific fees:

	2018	2017	2016
Three months ended March 31	$0.00189004	$0.00183555	$0.00179534
Three months ended June 30	$0.00190140	$0.00183207	$0.00177203
Three months ended September 30	$0.00192261	$0.00185445	$0.00181182
Three months ended December 31	$0.00192836	$0.00186845	$0.00182234

Total distributions declared to stockholders for the years ended December 31, 2018, 2017 and 2016 were as follows:

	Year Ended December 31,
	2018	2017	2016
Distributions:
Distributions paid or payable in cash	$3,520,388	$3,003,412	$2,635,363
Distributions reinvested	2,817,021	2,242,229	1,882,139
Distributions declared	$6,337,409	$5,245,641	$4,517,502

Source of Distributions:
Cash flow from operations	$3,520,388	$3,003,412	$2,635,363
Reinvested via the distribution reinvestment plan	2,817,021	2,242,229	1,882,139
Total Sources of Distributions	$6,337,409	$5,245,641	$4,517,502

Net Cash Provided by Operating Activities:	$5,199,028	$4,079,826	$4,843,674

Funds From Operations(1):	$4,907,611	$5,318,202	$6,283,572

(1)
See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Modified Funds from Operations” for a reconciliation of net loss calculated under GAAP to funds from operations. See below for the impact of adopting Accounting Standards Update 2016-01.

For the year ended December 31, 2016, our distributions were covered by our cash flow from operations. For the year ended December 31, 2017, we made payments of $1,600,000 to Dick’s Sporting Goods, Inc. in accordance with its lease at Terra Nova Plaza to reimburse it for certain improvements it made to the space prior to opening its store. These improvements were classified as a lease incentive in accordance with GAAP and therefore the related cash outflows are classified as operating cash outflows rather than investing cash outflows, thereby reducing our cash flow from operations during the period. As a result, our distributions for the year ended December 31, 2017 were covered 77.8% by our cash flow from operations and 22.2% from borrowings. For the year ended December 31, 2018, we paid $463,807 in lease commissions for new and renewal leases, which will benefit operating cash flows in future periods but negatively impacted cash flow from operations for the year ended December 31, 2018. As a result, for the year ended December 31, 2018, our distributions were covered 82.0% by cash flow from operations and 18.0% by offering proceeds. We expect that we will continue to pay distributions monthly in arrears. Any distributions not reinvested will be payable in cash, and there can be no assurances regarding the portion of the distributions that will be reinvested. We intend to fund distributions from cash generated by operations. However, we may fund distributions from borrowings under our line of credit, from the proceeds of our offering or any other source.

Effective January 1, 2018, we adopted ASU 2016-01, which impacted our funds from operations, or FFO, by including within FFO, as defined by NAREIT, the net unrealized gain or loss on our investments in marketable securities. For the year ended December 31, 2018, the net unrealized loss on our investments in marketable securities was $646,752. Without this net unrealized loss, our FFO for the year ended December 31, 2018 would have been $5,554,363, which we refer to as FFO as adjusted, and which is presented within “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds from Operations and Modified Funds from Operations” for the year ended December 31, 2018. Separately, FFO for the year ended December 31, 2016 includes $1,499,234 of below market intangible lease income for The Sports Authority, Inc. in relation to its lease termination.

The payment of distributions from sources other than cash flow from operations or FFO may be dilutive to our NAV per share because it may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, whereby stockholders are able to elect to have their cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. All such distributions are immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan is equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Stockholders do not pay selling commissions when purchasing shares pursuant to the distribution reinvestment plan. Because the dealer manager fee is calculated based on our NAV for our Class A shares and our Class I shares, it reduces the NAV with respect to these share classes of our common stock, including shares issued under the distribution reinvestment plan. A dealer manager fee is not payable on a trailing basis with respect to Class T shares, and no dealer manager fee is payable on our Class N shares. Similarly, the distribution fee reduces the Class A NAV and the Class T NAV because it is calculated separately for the Class A shares and Class T shares based on the NAV of each class. The distribution fee is not payable with respect to Class I and Class N shares. Shares acquired under the distribution reinvestment plan entitle the participant to the same rights and will be treated in the same manner as shares of that class purchased in our offerings.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten days’ prior written notice to us.

ITEM 6. SELECTED FINANCIAL DATA

The following table sets forth selected financial data relating to our historical financial condition and results of operations for each of the last five years ended December 31. The financial data in the table is qualified in its entirety by, and should be read in conjunction with, “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes beginning on page F - 1 of this Annual Report on Form 10-K.

	Year Ended December 31,
	2018	2017	2016	2015	2014
Balance Sheet Data:
Total investment in real estate assets, net	$202,256,644	$150,923,848	$158,837,707	$135,305,346	$91,429,128
Cash and cash equivalents	$2,001,529	$2,441,853	$1,493,256	$1,936,870	$2,119,387
Total assets	$226,199,151	$169,316,332	$174,187,447	$148,066,273	$100,670,240
Line of credit, net	$84,045,620	$63,022,061	$64,677,532	$71,784,456	$48,237,062
Mortgage loans payable, net	$34,055,279	$27,254,431	$27,219,106	$—	$—
Due to affiliates	$4,292,062	$4,375,191	$4,844,917	$12,041,732	$9,203,208
Note to affiliate, net	$7,585,382	$7,440,247	$7,297,892	$—	$—
Acquired below-market lease intangibles, net	$14,969,634	$5,667,516	$6,060,616	$7,858,949	$8,340,493
Total liabilities	$148,692,023	$109,976,816	$113,917,932	$95,989,558	$67,062,595
Total stockholders' equity	$77,507,128	$59,339,516	$60,269,515	$52,076,715	$33,607,645

Operating Data:
Total revenues	$19,417,913	$17,785,753	$17,102,148	$9,401,214	$5,318,764
Total operating expenses	$18,248,836	$16,936,261	$19,214,799	$10,310,944	$6,131,581
Operating income (loss)	$106,015	$779,505	$(1,919,366)	$(897,095)	$(720,980)
Net loss	$(3,729,330)	$(2,741,679)	$(4,346,476)	$(2,227,696)	$(1,799,104)

Cash Flow Data:
Net cash provided by operating activities	$5,199,028	$4,079,826	$4,935,400	$2,850,008	$2,917,313
Net cash used in investing activities	$(55,156,414)	$(1,501,082)	$(33,894,787)	$(51,062,345)	$(62,340,371)
Net cash provided by (used in) financing activities	$49,517,062	$(1,630,147)	$28,515,773	$48,029,820	$58,626,301

FFO Data:
NAREIT defined FFO (1)	$4,907,611	$5,318,202	$6,283,572	$2,741,109	$759,352
Net unrealized change in fair value of investments in marketable securities	$646,752	$—	$—	$—	$—
FFO as adjusted(2)	$5,554,363	$5,318,202	$6,283,572	$2,741,109	$759,352
IPA defined MFFO (3)	$5,133,551	$4,661,955	$4,045,865	$2,541,192	$630,357

Per Common Share Data:
Basic and diluted net loss per share of Class A common stock	$(0.40)	$(0.34)	$(0.63)	$(0.45)	$(0.63)
Basic and diluted net loss per share of Class I common stock	$(0.42)	$(0.36)	$(0.64)	$(0.45)	$(0.63)
Basic and diluted net loss per share of Class T common stock	$(0.39)	$(0.41)	$(0.69)	$—	$—
Distributions declared per common share	$0.70	$0.67	$0.66	$0.64	$0.62

(1) Funds from operations (“FFO”) does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to GAAP net income or loss and is not necessarily indicative of cash available to fund all cash requirements. Please see below for a reconciliation of net loss to FFO.

(2)
Effective January 1, 2018, we adopted Financial Accounting Standards Board Accounting Standard Update 2016-01, Financial Statements - Overall (Subtopic 825-10) - Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-01), which revised the accounting related to the classification and measurement of investments in equity securities. Since our inception and prior to adoption of ASU 2016-01, we accounted for our investments in equity securities as available for sale securities, with unrealized changes in fair value recognized in other comprehensive income or loss. Beginning January 1, 2018, under ASU 2016-01 the net unrealized change in the fair value of our investments in marketable securities for the period presented is recorded in earnings as part of operating income or loss. As a result, under the current NAREIT definition of FFO, the net unrealized change in the fair value of our investments in marketable securities is included in our FFO. Our investment objective with our investments in marketable securities is to generate consistent income while providing an opportunity for long term price appreciation. Additionally, we believe that investing a portion of our proceeds from our offerings into a diversified portfolio of common and preferred shares of REITs and other real estate operating companies will provide our overall investment portfolio some flexibility with near-term liquidity as well as potentially enhance our NAV over a longer period. The securities portfolio is regularly reviewed and evaluated to determine whether the marketable securities held at any time continue to serve their original intended purposes. In accordance with our objectives, it is our view that providing FFO as adjusted for the net unrealized change in the fair value of our securities portfolio will enhance an investor's understanding of the impact of our securities portfolio on our ongoing operations. The Institute of Portfolio Alternatives (IPA) definition of MFFO includes an adjustment for mark to market valuations on marketable securities, and as such the adoption of ASU 2016-01 had no impact on our MFFO. Please see below for a reconciliation of net loss to FFO as adjusted.
(3) Compared to FFO, modified funds from operations ("MFFO") additionally excludes items such as acquisition related costs, straight-line rent, amortization of above- and below-market lease intangibles and lease incentive amortization. Please see below for a reconciliation of net loss to MFFO.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited consolidated financial statements, the notes thereto and the other unaudited financial data included in this Annual Report on Form 10-K. We further invite you to visit our website, www.rreefpropertytrust.com, where we routinely post additional information about our company, such as, without limitation, our daily net asset value, or NAV, per share, press releases and information about upcoming investor conference calls. The public may find this information on our website. The contents of our website are not incorporated by reference. The terms “we,” “us,” “our” and the “Company” refer to RREEF Property Trust, Inc. and its subsidiaries.
The Company's NAV per share is published daily via NASDAQ’s Mutual Fund Quotation System under the symbols ZRPTAX, ZRPTIX and ZRPTTX for its Class A shares, Class I shares and Class T shares, respectively.
Overview
We are a Maryland corporation formed on February 7, 2012, to invest in a diversified portfolio of high quality, income-producing commercial real estate properties and other real estate-related assets. We are an externally advised, perpetual-life corporation that initially elected to be taxed as a REIT for the calendar year ended December 31, 2013 for federal income tax purposes. We hold our properties, real estate-related assets and other investments through RREEF Property Operating Partnership, LP, or our operating partnership, of which we are the sole general partner.
We invest primarily in the office, industrial, retail and apartment sectors of the commercial real estate industry in the United States. We may also invest in real estate-related assets, which include common and preferred stock of publicly traded REITs and other real estate companies, which we refer to as “real estate equity securities,” and debt investments backed by real estate, which we refer to as “real estate loans.”

Our board of directors will at all times have ultimate oversight and policy-making authority over us, including responsibility for governance, financial controls, compliance and disclosure. Pursuant to our advisory agreement, our board has delegated to our advisor authority to manage our day-to-day business in accordance with our investment objectives, strategy, guidelines, policies and limitations.

On May 30, 2013, upon receipt of a purchase order from our sponsor for $10,000,000 of Class I shares of our common stock and the release to us of funds in the escrow account, we commenced operations. Prior to May 30, 2013, we had neither engaged in any operations nor generated any revenues. Our entire activity from our inception date through May 30, 2013 was to prepare for and implement our public offering of our common stock.

Portfolio Information

Real Estate Portfolio
As of December 31, 2018, our real estate portfolio was comprised of twelve properties diversified across geography and sector. Details of the properties acquired in the past three years are shown below.
2016 Acquisition

On September 27, 2016, we acquired a fee simple interest in a medical office building located in Dedham, Massachusetts ("Allied Drive") for a purchase price of $34,000,000, exclusive of closing costs. We funded the acquisition with cash on hand and a $32,400,000 borrowing from our Wells Fargo line of credit. Allied Drive is a two-story, 64,127 rentable square foot Class A medical office building approximately 20 miles outside of Boston. The property is located at Allied Drive in Dedham, Massachusetts directly off of Route 128 / Interstate 95, providing easy vehicular access to a network of highways and other commuter thoroughfares that connect to the broader Boston metropolitan region. Allied Drive is also accessible via the commuter rail MBTA stop, which services Boston in less than 10 minutes. Legacy Place, University Station, Dedham Mall and Hilton Boston - Dedham are within short driving distances of Allied Drive, offering tenants a multitude of dining, entertainment and lodging options. Newly constructed in 2013, Allied Drive was built with a full spectrum of orthopedic-related services, featuring eight state-of-the-art operating rooms, a hospital-quality post-anesthesia care unit, diagnostic imaging and ancillary service space and Class A medical office suites.

2018 Acquisitions

On July 17, 2018, we acquired a fee simple interest in three warehouse distribution buildings across three separate sites located in Hialeah and Miami Lakes, Florida, which we refer to as Miami Industrial, for a purchase price of $20,700,000, exclusive of closing costs. We funded this acquisition with cash on hand and by borrowing $19,900,000 pursuant to an amended and restated secured revolving line of credit with Wells Fargo Bank, National Association, which we refer to as the Wells Fargo line of credit. Miami Industrial consists of three warehouse distribution buildings: one 182,919 square foot industrial property located in Miami Lakes, or Palmetto Lakes Distribution, and two industrial properties that are 57,000 square feet and 50,000 square feet located in Hialeah, referred to as Hialeah I and Hialeah II, respectively. Each property has an urban, in-fill location within established industrial submarkets in Miami. Palmetto Lakes Distribution is located just north of the Miami-Opa Locka Executive Airport and less than one mile from the Palmetto Expressway, allowing for connectivity to the rest of Miami-Dade County to the south and Broward County to the north. Hialeah I and Hialeah II are located approximately five miles from Miami International Airport and approximately eight miles from Port Miami, providing tenants with access to these major port and air cargo hubs. Each property is fully occupied by one tenant.

On December 31, 2018, we acquired a fee-simple interest in a grocery-anchored retail shopping center comprised of two retail buildings and one ground-leased building located in Chicago, Illinois, which we refer to as Elston Plaza, for a purchase price of approximately $28,350,000 in cash, exclusive of closing costs. We funded the acquisition of Elston Plaza with cash on hand and a $27,000,000 borrowing through our Wells Fargo line of credit. Elston Plaza’s two Class A retail buildings include a strip-style building containing 27,673 square feet currently leased to seven tenants, and a separate building containing 60,273 square feet leased to three tenants, one of which is Jewel-Osco, a major grocer in the area. In addition, Elston Plaza has a ground-leased interest in a freestanding bank branch containing 4,860 square feet leased to Chase Bank. Elston Plaza is located in the Avondale neighborhood of Chicago, Illinois, and is situated in an urban, in-fill location at the highly trafficked six-way intersection of West Addison, North Elston and North Kedzie Avenues .

For leases in effect as of December 31, 2018, our weighted average remaining lease term was 5.1 years based on rentable square footage. The following table presents certain additional information about the properties we owned as of December 31, 2018:

Property	Location	Rentable Square Feet	Number of Leases/Units	Leased(1)
Office Properties
Heritage Parkway	Woodridge, IL	94,233	1	100.0%
Anaheim Hills Office Plaza(2)	Anaheim, CA	73,892	3	83.5
Loudoun Gateway	Sterling, VA	102,015	1	100.0
Allied Drive	Dedham, MA	64,127	3	100.0
Office Total		334,267	8	96.2
Retail Properties
Wallingford Plaza(3)	Seattle, WA	30,761	5	100.0
Terra Nova Plaza	Chula Vista, CA	96,114	2	100.0
Elston Plaza(4)	Chicago, IL	92,806	11	95.5
Retail Total		219,681	18	98.2
Industrial Properties
Commerce Corner	Logan Township, NJ	259,910	2	100.0
Miami Industrial
Palmetto Lakes	Miami Lakes, FL	182,919	1	100.0
Hialeah I	Miami, FL	57,000	1	100.0
Hialeah II	Miami, FL	50,000	1	100.0
Industrial Total		549,829	5	100.0
Apartment Property
The Flats at Carrs Hill	Athens, GA	135,864	138	100.0
Apartment Total		135,864	138	100.0
Grand Total		1,239,641	31/138	98.0%

(1) Leased percentage is based on executed leases as of December 31, 2018, is calculated based on square footage for a single property, and is weighted by relative property value when calculated for more than one property together. Further, leased percentage does not include executed leases that take effect in the future and where such space is occupied by an exiting tenant as of the date indicated.
(2) At Anaheim Hills Office Plaza, in September 2018, we executed a lease for 12,812 square feet which commenced on February 1, 2019. This lease is included in the leased percentages shown. In October 2018, we executed a lease for 8,000 square feet which will commence upon completion of specified improvements, currently anticipated for second quarter 2019. This lease is not included in the leased percentages shown because, as of December 31, 2018, the space is occupied by Gateway One Lending and Finance which vacated the first floor effective January 31, 2019.
(3) Wallingford Plaza is ground floor retail plus two floors of office space. The retail portion comprises the majority of the rental revenue for the property.
(4) The total square footage for Elston Plaza includes a freestanding bank branch of 4,860 square feet which is subject to a ground lease to Chase Bank.

Real Estate Equity Securities Portfolio

As of December 31, 2018, our real estate equity securities portfolio consisted of publicly traded common stock of 38 REITs with a fair value of $14,735,034. We believe that investing a portion of our proceeds from our offering into a diversified portfolio of common and preferred shares of REITs and other real estate operating companies will provide our overall portfolio flexibility with near-term liquidity as well as potentially enhance our NAV over a longer period. The real estate equity securities portfolio is regularly reviewed and evaluated to determine whether the marketable securities held at any time continue to serve their original intended purposes.

The following chart summarizes our marketable securities by property type as of December 31, 2018:

As of December 31, 2018, our top ten holdings in our real estate equity securities portfolio were as follows:

Security	Percent of Securities Portfolio
Simon Property Group, Inc.	8.9%
Equity Residential	6.6
Prologis, Inc.	6.2
Welltower, Inc.	5.1
HCP, Inc.	4.6
Equity Lifestyle Properties	4.1
Alexandria Real Estate Equities, Inc.	4.0
Extra Space Storage, Inc.	4.0
Mid America Apartment Comm.	3.8
Essex Property Trust, Inc.	3.6
Total	50.9%

Market Outlook

2018 was a good year for U.S. real estate. By December 2018, vacancy rates were at their lowest level in nearly 18 years and net operating incomes (NOI) were up 3.9% year-over-year (four-quarter moving average) according to the National Council of Real Estate Investment Fiduciaries (“NCREIF”). Despite four Federal Reserve interest-rate hikes, capitalization rates declined slightly, according to NCREIF. Total returns for unlevered core real estate, as measured by the NCREIF Property Index (“NPI”), held at 6.7%, only slightly below the 7% recorded in 2017.

Still, we believe there were areas of weakness, including malls and New York office and apartment buildings. We believe that rising interest rates, together with slowing global growth and trade tensions, roiled financial markets, particularly in the fourth quarter. Investors were left wondering whether these developments were transitory distractions or more worrisome early warning signals of the end of the real-estate cycle.

In our view, the near-term outlook remains positive, but with certain caveats. The U.S. economy is strong, with unemployment near a 50-year low and more job openings than there are unemployed people to fill them, per the Bureau of Labor Statistics. We expect that positive momentum and fiscal stimulus will sustain a solid pace of growth—and real-estate absorption—through 2019 and likely 2020. Meanwhile, we believe supply should remain manageable, constrained by labor shortages and rising construction costs. With vacancy rates already low, in our view this environment should be conducive to healthy rent growth.

However, we believe that rising short-term interest rates will put a floor under capitalization rates and temper investment returns. Moreover, in our view cyclical risks appear to be increasing. The yield curve has flattened, raising the specter of an inversion (long-term interest rates falling below short-term rates), a historically reliable harbinger of recession. This does not mean that a downturn is imminent: according to the National Bureau of Economic Research in December 2018, recessions typically follow 18-24 months after a yield-curve inversion, and the curve presently remains positively sloped, albeit mildly, based on Federal Reserve data. However, it does imply that the cycle is in its later stages.

What are the implications for investment strategy? In our view it is too early to batten down the hatches, shunning growth-oriented sectors, markets, and assets that can thrive amid strong fundamentals. However, we believe it is not too soon to begin trimming risk in anticipation of future correction. Meanwhile, we believe powerful structural forces, from demographics to e-commerce, are impacting real estate in ways that transcend the cycle. Our sector and market allocations seek to account for both late-cycle and structural factors.

Results of Operations

On May 31, 2013, we acquired our first property and made our initial investments in real estate equity securities. Since then, we have acquired eleven additional properties and invested in real estate equity securities as described above in “Portfolio Information—Real Estate Portfolio.” We expect to continue to raise additional capital, increase our borrowings and make future investments in our targeted segments of real estate properties, real estate equity securities and real estate loans, which we believe will have a significant impact on our future results of operations.

We review our stabilized operating results, measured by contractual rental revenue, including tenant reimbursement income, less property operating expenses, which we refer to as net operating income, for properties that we owned for the entirety of both the current and prior year reporting periods, which we refer to as “same store” properties. We believe that net operating income, a non-GAAP financial measure, in combination with net loss and cash flows from operating activities, as defined by GAAP, is a useful supplemental performance measure that helps us evaluate our operating performance. We believe this metric is useful to our stockholders and other users of our reports because it provides additional information regarding our property acquisitions and their impact on our portfolio. Net operating income should not be considered as an alternative to net loss or to cash flows from operating activities as an indication of our performance and is not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. No single measure can provide users of financial information with sufficient information, and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations.

The following table illustrates the changes in property operating revenues, property operating expenses, and net operating income for same store properties for the year ended December 31, 2018 to the year ended December 31, 2017, and for the year ended December 31, 2017 to the year ended December 31, 2016. “Non-same store,” as reflected in the table below, for the year ended December 31, 2018 compared to the year ended December 31, 2017, includes properties acquired after January 1, 2017 and are Miami Industrial and Elston Plaza. “Non-same store,” as reflected in the table below, for the year ended December 31, 2017 compared to the year ended December 31, 2016, includes properties acquired after January 1, 2016, which is only Allied Drive. For purposes of comparative analysis, the table below reconciles the net operating income to net loss determined in accordance with GAAP for the years ended December 31, 2018, 2017 and 2016.

	Year Ended December 31,			Year Ended December 31,
Property operating revenue	2018	2017	Change	2017	2016	Change
Contractual rental revenue and other property income - same store portfolio	$15,151,087	$14,474,722	$676,365	$12,621,455	$11,993,878	$627,577
Tenant reimbursement income - same store portfolio	2,530,296	2,347,670	182,626	1,309,986	1,234,010	75,976
Property operating revenue - same store portfolio	17,681,383	16,822,392	858,991	13,931,441	13,227,888	703,553
Property operating revenue - non-same store portfolio	809,815	—	809,815	2,890,951	764,671	2,126,280
Total property operating revenue	18,491,198	16,822,392	1,668,806	16,822,392	13,992,559	2,829,833

Property operating expenses
Same-store portfolio	5,679,083	5,497,497	181,586	4,486,556	4,651,810	(165,254)
Non-same-store portfolio	196,533	—	196,533	1,010,941	278,924	732,017
Total property operating expenses	5,875,616	5,497,497	378,119	5,497,497	4,930,734	566,763

Net operating income
Same-store portfolio	12,002,300	11,324,895	677,405	9,444,885	8,576,078	868,807
Non-same-store portfolio	613,282	—	613,282	1,880,010	485,747	1,394,263
Total net operating income	12,615,582	11,324,895	1,290,687	11,324,895	9,061,825	2,263,070

Adjustments to property operating revenue
Straight line adjustment	188,339	502,066	(313,727)	502,066	836,108	(334,042)
Amortization of above- and below-market lease intangibles, net	336,111	257,819	78,292	257,819	1,816,111	(1,558,292)
Amortization of lease incentive	(103,638)	(103,638)	—	(103,638)	(27,542)	(76,096)
Adjustments to property operating expenses
Straight line rent bad debt reserves	—	—	—	—	(228,208)	228,208

Depreciation	(4,504,015)	(4,338,253)	(165,762)	(4,338,253)	(3,826,198)	(512,055)
Amortization	(4,132,926)	(3,721,628)	(411,298)	(3,721,628)	(6,803,850)	3,082,222
General and administrative expenses	(1,894,649)	(1,655,410)	(239,239)	(1,655,410)	(2,091,416)	436,006
Advisory fees	(1,841,630)	(1,723,473)	(118,157)	(1,723,473)	(1,175,631)	(547,842)
Acquisition related expenses	—	—	—	—	(158,762)	158,762
Interest expense	(3,835,345)	(3,521,184)	(314,161)	(3,521,184)	(2,427,110)	(1,094,074)

Marketable securities
Investment income on marketable securities	505,903	307,114	198,789	307,114	484,912	(177,798)
Net realized (loss) gain on marketable securities	(416,310)	(69,987)	(346,323)	(69,987)	193,285	(263,272)
Net unrealized change in fair value of marketable securities	(646,752)	—	(646,752)	—	—	—

Net loss	$(3,729,330)	$(2,741,679)	$(987,651)	$(2,741,679)	$(4,346,476)	$1,604,797

Comparison of Year Ended December 31, 2018 to Year Ended December 31, 2017

Property Operations

Our total property operating revenues and total property operating expenses for the year ended December 31, 2018 increased compared to those for the year ended December 31, 2017 primarily due to renewed leases in our same store portfolio and the July 17, 2018 acquisition of Miami Industrial. The acquisition of Elston Plaza did not have a material impact since such acquisition occurred on December 31, 2018.

Our total same store net operating income for the years ended December 31, 2018 and 2017 reflect eight of the twelve properties in the portfolio. For the year ended December 31, 2018, our property operating revenue - same store portfolio increased from the same period in 2017 primarily due to contractual rent bumps and renewed leases taking effect with materially higher rents. Further, higher income was realized from Gateway One Lending and Finance which paid a termination fee of $742,000 to exit one floor at Anaheim Hills Office Plaza, and such income was slightly higher than the rent that otherwise would have been paid. Tenant reimbursement income for the year ended December 31, 2018 was higher than the same period in 2017 due to higher operating expenses in 2018 being reimbursed by tenants at Terra Nova Plaza, Commerce Corner, and Allied Drive. Generally, certain of our leases will obligate the tenants to pay all operating costs (as in a triple net lease) or pay operating costs over a specified base year amount, and therefore increased operating costs will likely lead to increased tenant reimbursement income.

For the year ended December 31, 2018, our property operating expenses - same store portfolio increased from the same period in 2017 primarily due to increased real estate taxes and snow removal expenses at Commerce Corner, higher administrative costs at Allied Drive, and higher repairs and maintenance expenses at Flats at Carrs Hill.

Straight Line Adjustment

Under GAAP, we recognize base rental revenue on a straight line basis which results in the recognition of the same amount of base rental revenue during each period of a given lease regardless of the amount of contractual cash rent paid in each period. The base rental revenue is comprised of two components - the contractual cash rent, if any, plus the straight line adjustment, representing the difference between the actual contractual cash rent for the period in question and the average contractual cash rent over the lease term (the straight line rent). The straight line adjustment for the year ended December 31, 2018 decreased compared to the 2017 period. The decrease was due in part to increased contractual cash rents for various leases, as they progress toward their natural expiration, resulting in a decrease in the straight line adjustments. In addition, the straight line rent adjustment was further decreased due to the aforementioned $742,000 of lease modification income received from Gateway One Lending and Finance in the first quarter of 2018 which is being recognized on a straight line basis over the 13-month period from January 2018 through January 2019.

Lease Intangible Amortization

Lease intangible amortization consists of above- and below-market lease amortization from acquired leases and lease incentive amortization. For the year ended December 31, 2018, the net amount of above- and below-market lease amortization was higher than the 2017 period primarily due to the below-market leases at Miami Industrial, which was acquired in July 2018, and the rollover of an acquired above-market lease at Anaheim Hills Office Plaza into a renewal period. Lease incentive amortization represents amortization of the lease incentive paid to Dick's Sporting Goods, Inc. which is being amortized over the approximate 10-year term of that lease.

Depreciation and Amortization

The depreciation and amortization on properties increased in 2018 as a result of the acquisition of Miami Industrial in July 2018.

General and Administrative

Our general and administrative expenses include a variety of corporate expenses, the largest of which were directors and officers insurance, audit fees, professional fees and independent director compensation. This amount for the year ended December 31, 2018 increased from the same period in 2017 primarily due to the 2017 reimbursement to us by our sponsor, RREEF America, of approximately $149,000 for total operating expenses, as defined in our charter, that were in excess of the 2%/25% guidelines for the four fiscal quarters ended December 31, 2016. Excluding the reimbursement, general and administrate expenses increased due to higher audit and legal fees, partially offset by lower tax fees.

Advisory Fees

The fixed component of the advisory fee pursuant to the advisory agreement is equal to 1% per annum of the NAV for each share class and is calculated and accrued daily and reflected in our NAV per share. The fixed component of the advisory fee was higher in the 2018 period compared to the 2017 period which is commensurate with the overall increase in our NAV, as we continue to raise and invest capital.

In accordance with our advisory agreement, our advisor can earn the performance component of the advisory fee. The performance component is calculated for each class of common stock on the basis of the total return to stockholders of each class and is measured by the total distributions per share declared to such class plus the change in the NAV per share for such class. For any calendar year in which the total return per share allocable to a class exceeds 6% per annum, or the "hurdle amount", RREEF America will receive up to 10% of the aggregate total return allocable to such class with a catch-up (defined below) calculated as follows: first, if the total return for the applicable period exceeds the hurdle amount, 25% of such total return in excess of the hurdle amount, referred to as the excess profits, until the total return reaches 10% (commonly referred to as a catch-up); and second, to the extent there are remaining excess profits, 10% of such remaining excess profits. The performance component of the advisory fee is payable annually based on the results for the entire calendar year. The actual performance component that our advisor could earn in a given calendar year depends on several factors, including but not limited to the performance of our investments, our expenses and interest rates. For the years ended December 31, 2018 and 2017, the total return of each share class exceeded the required hurdle amount, applied on a pro rated basis as applicable, resulting in a performance component of the advisory fee of $573,875 and $672,900, respectively.

Interest Expense

The increase in interest expense for the year ended December 31, 2018 over the same period in 2017 was primarily due to a greater weighted average outstanding aggregate loan balance and higher interest rates in the 2018 period. The weighted average outstanding aggregate loan balances were $92,635,000 and $91,788,000 for the years ended December 31, 2018 and 2017, respectively. The increase in our weighted average outstanding aggregate loan balances was attributable to our ownership of a greater number of properties during the full 2018 period as compared to the full 2017 period as we acquired Miami Industrial in July 2018 and Elston Plaza in December 2018. The increase in interest rates in the 2018 period is primarily due the 1-month LIBOR rate which increased approximately 94 basis points in the past 12 months, thereby increasing the interest expense on the Wells Fargo line of credit. The all-in interest rates on the Wells Fargo line of credit averaged approximately 3.59% and 2.87% for the years ended December 31, 2018 and 2017, respectively. In addition, in December 2018, we originated a $6,950,000 loan for Wallingford Plaza which has a fixed rate of 4.56%. The property was released from the Wells Fargo line of credit and the proceeds of the new loan were applied to reduce the outstanding balance of the line of credit. Interest expense is greater from the property specific loan because (1) the interest rate is slightly higher than the interest rate on the Wells Fargo line of credit, and (2) there is additional amortization of financing costs associated with this fixed rate property specific loan. We expect our interest expense to increase in future periods because we anticipate acquiring additional properties with borrowings in the future, both by utilizing additional property-specific debt as a form of permanent financing along with continuing to use the Wells Fargo line of credit.

Marketable Securities

The increase in investment income for the year ended December 31, 2018 compared to the 2017 period is primarily due to the larger investment basis. During 2018, we invested an additional $5,300,000 into our real estate securities portfolio, which increased our cost basis by 57% when compared to 2017. Our portfolio of investments in publicly traded REIT securities is actively managed and thus is regularly adjusted by increasing and decreasing specific holdings primarily based upon changes in sector allocations and to a lesser degree based upon performance of specific securities. These continual portfolio refinements generate realized gains and losses by using the highest cost method whereby a sale of any particular security is first attributed to the shares of that security with the highest cost basis. During 2018, securities were sold leading to net realized losses for the year ended December 31, 2018 as the REIT securities market peaked mid-year and then suffered higher volatility and a precipitous decline in December on trade concerns and the government shutdown. During 2017, the REIT securities market traded within a narrow range most of the year, leading to net realized losses for the year ended December 31, 2017 driven by the timing of sales versus purchases of the same securities.

Pursuant to the adoption of Accounting Standards update 2016-01, the net unrealized change in fair value of our investments in marketable securities is now recognized in the consolidated statement of operations beginning January 1, 2018. Previously, such amounts were recognized as part of other comprehensive loss. The net unrealized change in fair value for the year ended December 31, 2018 was a net loss primarily driven by the December market sell off.

Comparison of Year Ended December 31, 2017 to Year Ended December 31, 2016

Property Operations

Our total property operating revenues and property operating expenses for the year ended December 31, 2017 increased in comparison to the 2016 period primarily due to the September 27, 2016 acquisition of Allied Drive.

Our total same store net operating income for the years ended December 31, 2017 and 2016 reflect seven of the eight properties in the portfolio. For the year ended December 31, 2017, our property operating revenue - same store portfolio increased from the same period in 2016 primarily due to contractual base rent increases, higher rents at The Flats at Carrs Hills for the current school year compared to the prior school year, higher rent for Dick's Sporting Goods, Inc. at Terra Nova Plaza compared to the previous tenant in the space, and renewals at higher rates at Anaheim Hills Office Plaza. Most of our leases contain periodic rental rate increases, which cause a consistent increase in contractual rental revenues on a cash basis. The tenant reimbursement income - same store portfolio for the year ended December 31, 2017 was higher than the same period in 2016 due to higher operating expenses in 2017 being reimbursed by tenants at Terra Nova Plaza and Commerce Corner. Additionally, tenant reimbursement income increased in 2017 due to Dick's Sporting Goods, Inc. at Terra Nova Plaza which began paying base rent and reimbursements in March 2017 after the completion of its rental abatement period. For the year ended December 31, 2017, our property operating expenses - same store portfolio decreased from the same period in 2016. This property operating expense decrease was primarily driven by lower bad debt expense in the 2017 period as the 2016 period experienced the bankruptcy filing of The Sports Authority, Inc. in March 2016 at Terra Nova Plaza. This decrease was partially offset by increases in engineering expenses at Anaheim Hills Office Plaza, and increased water consumption at Commerce Corner.

Straight Line Rents and Related Bad Debt Reserves

Under GAAP, we recognize base rental revenue on a straight line basis which results in the recognition of the same amount of base rental revenue during each period of a given lease regardless of the amount of contractual cash rent paid in each period. The base rental revenue is comprised of two components - the contractual cash rent, if any, plus the straight line adjustment, representing the difference between the actual contractual cash rent for the period in question and the average contractual cash rent over the lease term (the straight line rent). The straight line adjustment for the year ended December 31, 2017 decreased compared to the 2016 period. The decrease was due in part to increased contractual cash rents for various leases resulting in a decrease in the straight line adjustments. This decrease in the total straight line adjustment was additionally due to the free rent period for the lease with Dick's Sporting Goods, Inc., a result of the lease beginning in September 2016 but cash base rent not commencing until March 1, 2017, thereby resulting in three months of free rent during 2016 compared to two months of free rent for 2017. Further, the Raytheon lease renewal in mid 2016 contained three months of free rent, for December 2016 and January and February 2017. In addition, the 2016 period was negatively impacted by bad debt reserves recognized on the straight line rent receivable from The Sports Authority, Inc. as a result of its bankruptcy filing.

Lease Intangible Amortization

Lease intangible amortization consists of above- and below-market lease amortization from acquired leases and lease incentive amortization. For the year ended December 31, 2017, the net amount of above- and below-market lease amortization was lower than the 2016 period primarily due to the termination of The Sports Authority, Inc. lease in September 2016. In connection with the bankruptcy proceedings of The Sports Authority, Inc., on June 29, 2016, Dick's Sporting Goods, Inc. won the right at auction to assume and/or negotiate a new lease for the space occupied by The Sports Authority, Inc. In September 2016, we executed a 10-year lease with Dick's Sporting Goods, Inc., which was subsequently approved by the bankruptcy court on September 26, 2016, at which time Dick's Sporting Goods, Inc. became the tenant, effectively terminating the lease with The Sports Authority, Inc. At such time, all remaining unamortized lease intangibles related to The Sports Authority, Inc. were fully amortized through the lease termination date, resulting in accelerated amortization of approximately $1,499,000 of below-market lease intangibles. The 2017 period additionally includes amortization of the lease incentive which relates to the Dick's Sporting Goods, Inc. lease that replaced The Sports Authority, Inc. lease in September 2016.

Depreciation and Amortization

The depreciation on properties increased in 2017 as a result of the acquisition of Allied Drive in September 2016. The amortization on properties decreased in 2017 compared to the 2016 period due to termination or expiration of certain acquired leases, namely The Sports Authority, Inc. lease, the original acquired Raytheon lease and at The Flats at Carrs Hill where all the acquired leases expired at the end of the school year in July 2016. The termination of The Sports Authority, Inc. lease contributed $1,898,000 in amortization expense due to the full amortization of the acquired intangible lease assets.

General and Administrative

Our general and administrative expenses include a variety of corporate expenses, the largest of which were directors and officers insurance, audit fees, professional fees and independent director compensation. The amount for the year ended December 31, 2017 decreased from the same period in 2016 primarily due to lower tax, audit and legal costs due to less portfolio activity requiring assistance in 2017. In addition, professional fees in 2017 were lower primarily due to less consulting fees. These decreases were slightly offset by higher appraisal and taxes during 2017. In addition, the amount for the year ended December 31, 2017 is less than the amount for the year ended December 31, 2016 due to the reimbursement to us by our sponsor, RREEF America, of approximately $149,000 for total operating expenses, as defined in our charter, that were in excess of the 2%/25% guidelines for the four fiscal quarters ended December 31, 2016. See more detail below under “Liquidity and Capital Resources—Limits on Expense Reimbursement.”

Advisory Fees

The fixed component of the advisory fee pursuant to the advisory agreement is equal to 1% per annum of the NAV for each share class and is calculated and accrued daily and reflected in our NAV per share. The fixed component of the advisory fee was higher in the 2017 period compared to the 2016 period which is commensurate with the overall increase in our NAV, as we continue to raise and invest capital.

For the years ended December 31, 2017 and 2016, the total return of each share class exceeded the required hurdle amount, applied on a pro rated basis as applicable, resulting in a performance component of the advisory fee of $672,900 and $274,905, respectively.

Acquisition Related Expenses

The decrease in acquisition related expenses in the year ended December 31, 2017 compared to the same period in 2016 was due to the acquisition of Allied Drive in 2016.

Interest Expense

The increase in interest expense for the year ended December 31, 2017 over the same period in 2016 was primarily due to a greater weighted average outstanding aggregate loan balance and higher interest rates in the 2017 period. The weighted average outstanding aggregate loan balances were $91,788,000 and $73,274,000 for the years ended December 31, 2017 and 2016, respectively. The increase in our weighted average outstanding aggregate loan balances was attributable to our ownership of a greater number of properties during the full 2017 period as compared to the full 2016 period as we acquired Allied Drive in September 2016. The increase in interest rates in the 2017 period is primarily due to the two property specific loans we originated in 2016. On March 1, 2016, we originated a $14,500,000 loan for The Flats at Carrs Hill which has a fixed interest rate of 3.63%. In addition, on December 1, 2016, we originated a $13,000,000 loan for Commerce Corner which has a fixed interest rate of 3.41%. In both cases, the property was released from the Wells Fargo line of credit and the proceeds of the new loan were applied to reduce the outstanding balance of the line of credit. Interest expense is greater from the property specific loans because (1) the interest rates on the property-specific loans are slightly higher than the interest rate on the Wells Fargo line of credit, and (2) there is additional amortization of financing costs associated with these fixed rate property specific loans. Further contributing to the higher interest expense for the year ended December 31, 2017 was the 1-month LIBOR rate, which increased approximately 79 basis points during 2017, thereby increasing the interest expense on the Wells Fargo line of credit. The all-in interest rates on the Wells Fargo line of credit averaged approximately 2.87% and 2.18% for the years ended December 31, 2017 and 2016, respectively. We expect our interest expense to increase in future periods because we anticipate acquiring additional properties with borrowings in the future, both by utilizing additional property specific debt as a form of permanent financing along with continuing to use the line of credit.

Marketable Securities

The decrease in investment income for the year ended December 31, 2017 compared to the 2016 period is primarily due to certain securities providing greater distributions during 2016 as a result of special distributions principally from funds generated from asset sales. Our portfolio of investments in publicly traded REIT securities is actively managed and thus is regularly adjusted by increasing and decreasing specific holdings primarily based upon changes in sector allocations and to a lesser degree based upon performance of specific securities. These continual portfolio refinements generate realized gains and losses by using the highest cost method whereby a sale of any particular security is first attributed to the shares of that security with the highest cost basis. During 2017, the REIT securities market traded within a narrow range most of the year, leading to net realized losses for the year ended December 31, 2017 driven by the timing of sales versus purchases of the same securities. During 2016, the REIT securities market generally gained ground during the first half, followed by a somewhat negative second half of the year due to expectations of a rise in interest rates as well as the uncertainty of the presidential election.

Inflation

The real estate property sector has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. With the exception of leases with tenants in apartment properties, we will seek to include provisions in our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in apartment properties generally turn over on an annual basis and do not typically present the same concerns regarding inflation protection due to their short-term nature.

Net Asset Value (NAV) per Share

We commenced calculating our NAV per share for each class of shares on May 30, 2013, the day we commenced operations. We calculate NAV per share daily in accordance with the valuation guidelines approved by our board of directors for the purposes of establishing a price for shares sold in our public offering as well as establishing a redemption price.

The following table provides a breakdown of the major components of our NAV per share as of December 31, 2018:

Components of NAV	Total NAV	Per Class A Share	Per Class I Share	Per Class T Share
Investments in real estate (1)	$249,895,168	$24.08	$24.24	$24.12
Investments in real estate equity securities (2)	14,735,034	1.42	1.43	1.42
Other assets, net	5,393,635	0.53	0.52	0.51
Line of credit	(84,619,478)	(8.16)	(8.21)	(8.17)
Mortgage loans payable	(34,450,000)	(3.32)	(3.34)	(3.33)
Other liabilities, net	(4,928,787)	(0.48)	(0.48)	(0.45)
Net asset value	$146,025,572	$14.07	$14.16	$14.10

(1)    The value of our investments in real estate was approximately 12.4% more than their historical cost.
(2)    The value of our investments in real estate securities was approximately 0.6% more than their historical cost.

As of December 31, 2018, all properties were appraised by a third-party appraisal firm or our independent valuation advisor. Set forth below are the weighted averages of the key assumptions used in the appraisals of the office properties (Heritage Parkway, Anaheim Hills Office Plaza, Loudoun Gateway and Allied Drive), the retail properties (Wallingford Plaza and Terra Nova Plaza) and the industrial properties (Commerce Corner and Miami

Industrial) as of December 31, 2018. Once we own more than one property for the apartment property type, we will include the key assumptions for that property type.

	Discount Rate	Exit Capitalization Rate
Office properties	7.37%	6.60%
Retail properties	6.50%	6.16%
Industrial properties	6.91%	6.03%

These assumptions are determined by our independent valuation advisor or by separate third-party appraisers. A change in these assumptions would impact the calculation of the value of our office property investments. For example, assuming all other factors remain unchanged, an increase in the weighted-average discount rate used as of December 31, 2018 of 0.25% would yield a decrease in the total office property investment value of 1.8%, would yield a decrease in the total retail property investment value of 1.8%, and would yield a decrease in the total industrial property investment value of 2.1%. Similarly, an increase in the weighted-average exit capitalization rate used as of December 31, 2018 of 0.25% would yield a decrease in the total office property investment value of 2.2%, would yield a decrease in the total retail property investment value of 2.3%, and would yield a decrease in the total industrial property investment value of 2.8%.

The table below sets forth a reconciliation of our stockholders' equity to our NAV as of December 31, 2018.

	Total NAV	Per Class A Share	Per Class I Share	Per Class T Share
Total stockholders' equity	$77,507,128	$7.47	$7.51	$7.50
Plus:
Unrealized gain on real estate investment	27,480,003	2.65	2.67	2.65
Accumulated depreciation	16,191,783	1.56	1.57	1.56
Accumulated amortization	16,595,591	1.60	1.61	1.60
Deferred costs and expenses	10,387,463	1.00	1.01	1.00
Less:
Deferred rent receivable	(2,136,396)	(0.21)	(0.21)	(0.21)
Net asset value	$146,025,572	$14.07	$14.16	$14.10
The deferred costs and expenses of $10,387,463 are initially excluded from the NAV calculation. This represents amounts payable to our advisor and dealer manager, but is less than the total amount payable to our advisor and dealer manager, as reflected on our consolidated balance sheet, because (1) certain amounts payable to our advisor as of December 31, 2018 were recorded as assets and as such have no impact on our NAV as of December 31, 2018, and (2) the amount payable to our advisor and dealer manager as reflected on our consolidated balance sheet includes accrued operating expenses that are reimbursable to our advisor under the advisory agreement and accrued offering costs payable to our dealer manager, both of which have been deducted from our NAV as of December 31, 2018 and thus are not deferred. The deferred amounts will be included in the NAV calculation as such costs are reimbursed to our advisor or paid to our dealer manager in accordance with the relevant agreements. For the year ended December 31, 2018, we reimbursed our advisor for $928,216 of deferred offering costs and expenses, which have been included as a deduction to our NAV calculation in a pro rata amount on a daily basis since these reimbursements began in January 2014. The deferred costs and expenses above additionally includes $3,107,322 in estimated future trailing fees that will be deducted from the NAV on a daily basis as and when they become payable to the dealer manager. These amounts have not yet been included in the calculation of our NAV because the timing and ultimate amount of the trailing fees to be paid are unknown and dependent on factors including how long the applicable shares remain outstanding. However, under GAAP, we have incurred a liability and have estimated future trailing fees of $3,107,322 as of December 31, 2018 based on shares then outstanding, which is reflected on our most recent consolidated balance sheet.

Limitations and Risks
As with any valuation methodology, our methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different NAV per share. Accordingly, with respect to our NAV per share, we can provide no assurance that:

•	a stockholder would be able to realize this NAV per share upon attempting to resell his or her shares;

•
we would be able to achieve, for our stockholders, the NAV per share, upon a listing of our shares of common stock on a national securities exchange, selling our real estate portfolio, or merging with another company; or

•	the NAV per share, or the methodologies relied upon to estimate the NAV per share, will be found by any regulatory authority to comply with any regulatory requirements.
Furthermore, the NAV per share was calculated as of a particular point in time. The NAV per share will fluctuate over time in response to, among other things, changes in real estate market fundamentals, capital markets activities, and attributes specific to the properties and leases within our portfolio.
Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”)
We believe that FFO, FFO as adjusted and MFFO in combination with net loss and cash flows from operating activities, as defined by GAAP, are useful supplemental performance measures that we use to evaluate our operating performance. However, these supplemental, non-GAAP measures should not be considered as an alternative to net loss or to net cash flows from operating activities as an indication of our performance and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. No single measure can provide users of financial information with sufficient information, and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations. In addition, other REITs may define FFO and similar measures differently and thus choose to treat certain accounting line items in a manner different from us due to differences in investment and operating strategy or for other reasons.
FFO
As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is a non-GAAP supplemental financial performance measure that excludes certain items such as real estate-related depreciation and amortization and the impact of certain non-recurring items such as realized gains and losses on sales of real estate. We believe FFO is a meaningful supplemental financial performance measure of our operating performance that is useful to investors because depreciation and amortization in accordance with GAAP implicitly assume that the value of real estate assets diminishes predictably over time. Additionally, realized gains and losses on sales of real estate generally occur infrequently. As a result, excluding these items from FFO aids our analysis of our ongoing operations. We use FFO as an indication of our operating performance and as a guide to making decisions about future investments.
MFFO
As defined by the Institute for Portfolio Alternatives (“IPA”), MFFO is a non-GAAP supplemental financial performance measure used to assist us in evaluating our operating performance. We believe that MFFO is helpful as a measure of ongoing operating performance because it excludes costs that management considers more reflective of investing activities and other non-operating items included in FFO. Compared to FFO, MFFO additionally excludes items such as acquisition related costs (if expensed in accordance with GAAP), non-cash amounts related to straight-line rent, amortization of above- and below-market lease intangibles and lease incentives, and mark to market valuation adjustments on securities. In addition, there are certain other MFFO adjustments as defined by the IPA that are not applicable to us at this time and are not included in our presentation of MFFO. We believe that excluding acquisition costs from MFFO, if such costs were expensed in accordance with GAAP, provides investors with supplemental performance information that is consistent with our analysis of the operating performance of our portfolio over time, including periods after our acquisition stage.

Effective January 1, 2018, we adopted Financial Accounting Standards Board Accounting Standard Update 2016-01, Financial Statements - Overall (Subtopic 825-10) - Recognition and Measurement of Financial Assets and Financial Liabilities (ASU 2016-01), which revised the accounting related to the classification and measurement of investments in equity securities. Since our inception and prior to adoption of ASU 2016-01, we accounted for our investments in equity securities as available for sale securities, with unrealized changes in fair value recognized in other comprehensive income or loss. Beginning January 1, 2018, under ASU 2016-01 the net unrealized change in the fair value of our investments in marketable securities for the period presented is recorded in earnings as part of operating income or loss. As a result, under the current NAREIT definition of FFO, the net unrealized change in the fair value of our investments in marketable securities is included in our FFO. Our investment objective with our investments in marketable securities is to generate consistent income while providing an opportunity for long term price appreciation. Additionally, we believe that investing a portion of our proceeds from our offerings into a diversified portfolio of common and preferred shares of REITs and other real estate operating companies will provide our overall investment portfolio some flexibility with near-term liquidity as well as potentially enhance our NAV over a longer period. The securities portfolio is regularly reviewed and evaluated to determine whether the marketable securities held at any time continue to serve their original intended purposes. In accordance with our objectives, it is our view that providing FFO as adjusted for the net unrealized change in the fair value of our securities portfolio will enhance an investor's understanding of the impact of our securities portfolio on our ongoing operations. The IPA definition of MFFO includes an adjustment for mark to market valuations on marketable securities, and as such the adoption of ASU 2016-01 had no impact on our MFFO.
We use FFO, FFO as adjusted and MFFO, among other things: (i) to evaluate and compare the potential performance of the portfolio after the acquisition phase is complete, and (ii) as metrics in evaluating our ongoing distribution policy. We believe investors are best served if the information that is made available to them allows them to align their analyses and evaluation with these same performance metrics used by us in planning and executing our business strategy. We believe that these performance metrics will assist investors in evaluating the potential performance of the portfolio after the completion of the acquisition phase. However, these supplemental, non-GAAP measures are not necessarily indicative of future performance and should not be considered as an alternative to net loss or to net cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. Neither the SEC, NAREIT, nor any regulatory body has passed judgment on the acceptability of the adjustments used to calculate FFO as adjusted or MFFO. In the future, the SEC, NAREIT, or a regulatory body may decide to standardize the allowable adjustments across the non-traded REIT industry at which point we may adjust our calculation and characterization of FFO as adjusted or MFFO.

The following unaudited table presents a reconciliation of net loss to FFO, FFO as adjusted and MFFO. For comparative purposes, the prior period information is presented both as originally reported, and on a pro forma basis as if ASU 2016-01 was effective in those prior periods.

	Year Ended December 31,
	2018	2017 As reported	2017, Proforma for ASU2016-01	2016 As Reported	2016, Proforma for ASU2016-01
Net loss	$(3,729,330)	$(2,741,679)	$(2,511,491)	$(4,346,476)	$(4,536,465)

Real estate related depreciation	4,504,015	4,338,253	4,338,253	3,826,198	3,826,198
Real estate related amortization	4,132,926	3,721,628	3,721,628	6,803,850	6,803,850
NAREIT defined FFO	$4,907,611	$5,318,202	$5,548,390	$6,283,572	$6,093,583

Net unrealized change in fair value of investments in marketable securities	646,752	—	(230,188)	—	189,989
FFO as adjusted	5,554,363	5,318,202	5,318,202	6,283,572	6,283,572
Acquisition expenses	—	—		158,762	158,762
Straight line rents, net	(188,339)	(502,066)	(502,066)	(607,900)	(607,900)
Amortization of above- and below-market lease intangibles	(336,111)	(257,819)	(257,819)	(1,816,111)	(1,816,111)
Lease incentive amortization	103,638	103,638	103,638	27,542	27,542
IPA defined MFFO	$5,133,551	$4,661,955	$4,661,955	$4,045,865	$4,045,865
We believe that our FFO for the years ended December 31, 2018, 2017 and 2016, as compared to our distributions declared for the same period, is not indicative of future performance as we are in the development and acquisition phase of our life cycle. In addition, FFO for the year ended December 31, 2016 includes $1,499,234 of below market intangible lease income for The Sports Authority, Inc. in relation to its lease termination.

Liquidity and Capital Resources

Our primary needs for liquidity and capital resources are to fund our investments in accordance with our investment strategy and policies, make distributions to our stockholders, redeem shares of our common stock pursuant to our redemption plan, pay our offering and operating fees and expenses and pay interest on any outstanding indebtedness.

Over time, we generally intend to fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions will be funded primarily from the sale of shares of our common stock in our offerings, and the amount we may raise in such offerings is uncertain. We commenced our follow-on offering on July 12, 2016. We intend to contribute any additional net proceeds from our offerings that are not used or retained to pay the fees and expenses attributable to our operations to our operating partnership. Since our inception through December 31, 2018, we raised $170,936,313 from the sales of shares of our common stock, of which $10,200,000 of our Class I shares were purchased by RREEF America.

We may also satisfy our cash needs for acquisitions through the assumption or incurrence of debt. On February 27, 2018, we entered into an amended and restated secured revolving line of credit agreement with Wells Fargo Bank, which we refer to as the revised Wells Fargo line of credit. The revised Wells Fargo line of credit replaced the original Wells Fargo line of credit which had similar terms and was originally entered into on March 6, 2015. The revised Wells Fargo line of credit has a three-year term with two one-year extension options exercisable by us upon satisfaction of certain conditions and payment of applicable extension fees. The interest rate under the revised Wells Fargo line of credit is based on the 1-month LIBOR with a spread of 160 to 180 basis points depending on the debt yield as defined in the agreement. The revised Wells Fargo line of credit has an initial maximum capacity of $100 million, but could be expanded up to a maximum capacity of $200 million upon satisfaction of specified conditions.

Each requested expansion must be for at least $25 million and may result in the revised Wells Fargo line of credit being syndicated. As of December 31, 2018, the outstanding balance and weighted average interest rate under the revised Wells Fargo line of credit were $84,619,478 and 4.07%, respectively.

The revised Wells Fargo line of credit has as co-borrowers certain wholly owned subsidiaries of our operating partnership, with our Company serving as the guarantor. The borrowing capacity under the revised Wells Fargo line of credit is based on the lesser of (1) an amount equal to 65% of the aggregate value of the properties in the collateral pool as determined by lender appraisals, (2) an amount that results in a minimum debt yield of 10% based on the in-place net operating income of the collateral pool, or (3) the maximum capacity of the revised Wells Fargo line of credit. Proceeds from the revised Wells Fargo line of credit can be used to fund acquisitions, redeem shares pursuant to our redemption plan and for any other corporate purpose. The revised Wells Fargo line of credit agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including that there must be at least five properties in the collateral pool at all times, and the collateral pool must also meet specified concentration provisions, unless waived by the lender. In addition, the guarantor must meet tangible net worth hurdles. As of December 31, 2018, we were in compliance with all covenants.

On March 1, 2016, we, through an an indirect wholly owned subsidiary as borrower, entered into a credit agreement providing for a $14,500,000 secured, fully non-recourse loan with Nationwide Life Insurance Company, or Nationwide. The Nationwide loan is secured by The Flats at Carrs Hill, our 138 unit student housing apartment property in Athens, Georgia. The interest rate for the Nationwide loan is fixed at 3.63% with interest-only payments for the full term of the loan. The maturity date of the Nationwide loan is March 1, 2026 with no extension options. The Nationwide loan permits voluntary prepayment of the full amount of the loan at any time subject to payment of the applicable prepayment premium, which is (a) the greater of a yield maintenance calculation or 1.0% of the principal amount outstanding for prepayments occurring up to and including the 96th month of the term, (b) 2.0% of the principal amount outstanding for prepayments occurring during months 97 through 102 of the term, or (c) 1.0% of the principal amount outstanding for prepayments occurring during months 103 through 114 of the term. The Nationwide loan is prepayable at par during the last six months of the term. Additionally, the Nationwide loan contains a one-time option to be assumed by a new borrower subject to satisfaction, in Nationwide’s sole discretion, of specified conditions and payment of a fee equal to 1.0% of the outstanding balance of the loan. Proceeds of $14,500,000 were applied to our Wells Fargo line of credit. Prior to closing of the Nationwide loan, The Flats at Carrs Hill served as additional collateral under the Wells Fargo line of credit.

On December 1, 2016, we, through an an indirect wholly owned subsidiary as borrower, entered into a credit agreement with Hartford Life Insurance Company, or Hartford. Proceeds of $13,000,000 obtained from Hartford were used to repay outstanding balances under the Wells Fargo line of credit, thereby releasing Commerce Corner from the Wells Fargo line of credit. The Hartford loan is a secured, fully non-recourse loan with a term of seven years. The Hartford loan carries a fixed interest rate of 3.41% with interest-only payments for the first 24 months of the term, followed by principal and interest payments for the remainder of the term, based upon a 30-year amortization schedule. The Hartford Loan permits voluntary prepayment of the full amount of the Hartford Loan at any time after 18th month of the term the subject to payment of the applicable prepayment premium, which is (a) equal to a yield maintenance calculation for prepayments occurring from the beginning of the 19th month of the term up to and including the 60th month of the term, or (b) 1.0% of the principal amount outstanding for prepayments occurring during months 61 through 72 of the term. The Hartford Loan is prepayable at par during the last twelve months of the term. Additionally, the Hartford Loan contains a one-time option to be assumed by a new borrower subject to satisfaction, in Hartford's sole discretion, of specified conditions and payment of a fee equal to 1.0% of the outstanding balance of the Hartford Loan.

On December 6, 2018, we, through an an indirect wholly owned subsidiary as borrower, entered into a credit agreement with Transamerica Premier Life Insurance Company, or Transamerica. Proceeds of $6,950,000 net of transaction costs, obtained from the Transamerica loan were used to repay outstanding balances under the revised Wells Fargo line of credit, thereby releasing Wallingford Plaza from the revised Wells Fargo line of credit. The Transamerica loan is a secured, fully non-recourse loan with a term of ten years with no extension options. The Transamerica loan carries a fixed interest rate of 4.56% with interest-only payments for the first 24 months of the term, then principal and interest payments for the remainder of the term, based upon a 30-year amortization schedule. The Transamerica loan permits voluntary prepayment of the full amount of the Transamerica loan at any time subject to payment of the applicable prepayment premium, which is equal to a yield maintenance calculation for prepayments occurring from the beginning the term up to 90 days before the maturity date. The Transamerica loan is prepayable at par during the last ninety days of the term. Additionally, the Transamerica loan contains a one-time option to be assumed by a new borrower subject to satisfaction, in Transamerica’s sole discretion, of specified conditions and payment of a fee equal to 1.0% of the outstanding balance of the Transamerica loan.

In the future, as our assets increase, it may not be commercially feasible, or we may not be able to secure, an adequate line of credit to fund acquisitions, redemptions or other needs. Moreover, actual availability may be reduced at any given time if the values of our real estate or our marketable securities portfolio decline.

Expense Payments by Our Advisor

In connection with our advisory agreement, our advisor agreed to pay all of our organization and offering costs through January 3, 2013, and certain of our organization and offering costs through January 3, 2014, all of which were incurred on our behalf (collectively, the “Deferred O&O”). These costs amounted to $4,618,318, and were reimbursed to our advisor on a pro rata basis over a 60-month period that started January 3, 2014. Through December 31, 2018, we have reimbursed RREEF America for all of the Deferred O&O.

Also pursuant to the advisory agreement, our advisor is entitled to reimbursement of certain costs incurred by our advisor or its affiliates that are not incurred under the expense support agreement, as discussed below. Costs eligible for reimbursement, if they were not incurred under the expense support agreement, include most third-party operating expenses, salaries and related costs of its employees who perform services for us (but not those employees for which our advisor earns a separate fee or those employees who are our executive officers) and travel related costs for its employees who incur such costs on our behalf. We will reimburse our advisor for all expenses paid or incurred by our advisor in connection with the services provided to us, subject to the limitations described below regarding the 2%/25% guidelines as defined in our advisory agreement. For the year ended December 31, 2018, our advisor incurred $306,498 of these expenses, of which $73,100 was payable to our advisor as of December 31, 2018.

On May 29, 2013, we entered into an expense support agreement with our advisor, which was amended and restated most recently on January 20, 2016, which we refer to as the expense support agreement. Pursuant to the terms of the expense support agreement, our advisor has incurred expenses related to our operations in addition to the Deferred O&O, which we refer to as expense payments. These expense payments included, without limitation, expenses that are organization and offering costs and operating expenses under the advisory agreement. As of December 31, 2015, our advisor has incurred $9,200,000 in expense payments, the maximum expense payments allowed under the expense support agreement. While receiving expense support, we continued to incur and pay certain fees and property level expenses, including acquisition related expenses and interest expense on borrowed funds secured by properties. In addition, commencing with the fourth calendar quarter of 2014, we, as opposed to our advisor, began to incur and pay certain operating expenses, subject to certain limits, which were not treated as expense payments and for which we were not entitled to reimbursement from our advisor. We have not received any expense support from our advisor under the expense support agreement since January 1, 2016.

As the expense payment limit had been reached, pursuant to the expense support agreement, in January 2016 the reimbursement provisions were triggered. As such, we commenced making reimbursement payments to our advisor at the rate $250,000 per quarter, subject to adjustment as described in the expense support agreement. During the first quarter of 2016, we reimbursed $250,000 to our advisor under the expense support agreement. On April 25, 2016, we and our advisor entered into a letter agreement that amended certain provisions of the advisory agreement and the expense support agreement, which we refer to as the ESA letter agreement. The ESA letter agreement provides, in part, that our obligations to reimburse our advisor for expense payments under the expense support agreement are suspended until the first calendar month following the month in which we have reached $500 million in offering proceeds from our offerings, which we refer to as the ESA commencement date. We currently owe $8,950,000 to our advisor under the expense support agreement. Beginning the month following the ESA commencement date, we will make monthly reimbursement payments to our advisor in the amount of $416,667 for the first 12 months and $329,166 for the second 12 months, subject to monthly reimbursement payment limitations described in the ESA letter agreement. In addition, pursuant to the ESA letter agreement, if RREEF America is serving as our advisor at the time that we or our Operating Partnership undertakes a liquidation, our remaining obligations to reimburse our advisor for the unpaid monthly reimbursements under the expense support agreement shall be waived.

Limits on Expense Reimbursement

In all cases, reimbursement payments to our advisor will be subject to reduction as necessary in order to ensure that such reimbursement payment will not cause the aggregate organization and offering costs paid by us for a given offering to exceed 15% of the gross proceeds from the sale of shares in such offering as of the date of the reimbursement payment, and such reimbursement payment will not adversely affect our ability to maintain our status as a REIT for federal tax purposes.

In addition to the reimbursement limitations for organization and offering costs, we are also limited in the amount of operating expenses that we may reimburse our advisor. Pursuant to the our charter, we may reimburse our advisor, at the end of each fiscal quarter, for total operating expenses incurred by our advisor; provided, however, we may not reimburse our advisor at the end of any fiscal quarter for total operating expenses (as defined in our charter) that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of our average invested assets or 25% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period (which we refer to as the 2%/25% guidelines) for such four-quarter period. Notwithstanding the foregoing, we may reimburse our advisor for expenses in excess of the 2%/25% guidelines if a majority of our independent directors determine that such excess expenses (which we refer to as an “excess amount”) are justified based on unusual and non-recurring factors. For the four fiscal quarters ended December 31, 2016, total operating expenses of the Company were $3,260,955, which exceeded the 2%/25% Guidelines by $149,133, and RREEF America reimbursed the Company for such excess amount in the first quarter of 2017. For each four fiscal quarter period ending after December 31, 2016, our total operating expenses did not exceed the 2%/25% guidelines.

Pursuant to the expense support agreement, the amount of the reimbursement payment paid in any calendar quarter will not be aggregated with our cumulative operating expenses for any four consecutive calendar quarters that includes the calendar quarter in which such reimbursement payment is paid, and instead the amount of the unreimbursed expense payments comprising such reimbursement payment will have previously been aggregated with our total operating expenses for the four calendar quarters ending with the calendar quarter in which such expense payment was originally incurred, which we refer to as “prior 2%/25% periods.” If an unreimbursed expense payment incurred during a prior 2%/25% period exceeded the 2%/25% guidelines for such prior 2%/25% period, the amount of such excess will only be reimbursed pursuant to the expense support agreement to the extent that our independent directors previously approved such excess with respect to the applicable prior 2%/25% period. Our independent directors have approved the excess amount for every prior 2%/25% period from June 30, 2014 through September 30, 2016.

We anticipate our offering and operating fees and expenses will include, among other things, the advisory fee that we pay to our advisor, the selling commissions, dealer manager and distribution fees we pay to the dealer manager, legal and audit expenses, federal and state filing fees, printing expenses, transfer agent fees, marketing and distribution expenses and fees related to appraising and managing our properties. We will not have any office or personnel expenses as we do not have any employees. Our advisor will incur certain of these expenses and fees, for which we may reimburse our advisor, subject to certain limitations. Additionally, our advisor may allocate to us out-of-pocket expenses in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for personnel who are directly involved in the performance of services to us and are not our executive officers. Furthermore, our former dealer manager incurred certain bona fide offering expenses in connection with the distribution of our shares for which our former dealer manager was fully repaid in July 2016. Ultimately, total organization and offering costs incurred in a given offering will not exceed 15% of the gross proceeds from such offering. Through December 31, 2018, our advisor has paid on our behalf or reimbursed us for $8,589,137 in organization and offering costs and $5,229,181 in operating expenses. Through December 31, 2018, our dealer manager has incurred on our behalf $795,136 of offering costs. Also, through June 30, 2016, our former dealer manager had paid on our behalf $1,618,114 in offering costs. The total organization and offering costs paid by our advisor, the dealer manager and the former dealer manager did not cause us to exceed the 15% limitation as of December 31, 2018 with respect to the initial public offering. If, in future periods, the total organization and offering costs paid by our advisor and the dealer manager cause us to exceed the 15% limitation with respect to the initial public offering, the excess would not be reflected on our consolidated balance sheet as of the end of such period. A similar limitation will apply to the total organization and offering costs incurred with respect to the follow-on public offering. In such event, we may become obligated to reimburse all or a portion of this excess as we raise additional proceeds from our follow-on public offering. The total organization and offering costs paid by our advisor and the dealer manager did not cause us to exceed the 15% limitation as of December 31, 2018 with respect to the follow-on public offering.

Other potential future sources of capital include secured or unsecured financings from banks or other lenders and proceeds from the sale of assets. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures.

Cash Flow Analysis

Comparison of Year Ended December 31, 2018 to Year Ended December 31, 2017

Cash flows provided by operating activities during the years ended December 31, 2018 and 2017 were $5,199,028 and $4,079,826, respectively. This increase is primarily due to lower deferred leasing cost payments in the 2018 period versus the 2017 period. In the 2017 period, we paid $1,600,000 in tenant improvement costs to Dick's Sporting Goods, Inc. that were treated under GAAP as a tenant inducement requiring such payment to be classified as an operating cash flow instead of an investing cash flow. Decreasing cash flows provided by operating activities for the year ended December 31, 2018 were deferred leasing costs of $463,807, which relates to an early renewal of the Allstate lease at our Heritage Parkway property and a new lease at our Anaheim Hills Office Plaza property. Additionally increasing the cash flows from operating activities for the year ended December 31, 2018 compared to 2017 were additional operating cash flows from the July 17, 2018 acquisition of the Miami Industrial properties. The operating cash flow increases were further offset by decreases due to higher debt service costs as a result of higher interest rates on our line of credit and higher debt balances generally. Cash interest expense was approximately $513,000 greater for the year ended December 31, 2018 compared to 2017.

Cash flows used in investing activities during the years ended December 31, 2018 and 2017 were $55,156,414 and $1,501,082, respectively. During the 2018 period, we acquired Miami Industrial and Elston Plaza for $49,014,932, net of prorations. In addition, during 2018 we invested an additional $5,300,000 into our real estate securities portfolio. During the 2017 period, we invested an additional $1,000,000 into our real estate securities portfolio.

Cash flows used in financing activities was $49,517,062 for the year ended December 31, 2018. We received proceeds of $39,896,952 in our offerings and paid $3,902,888 in offering costs. Cash distributions to stockholders paid during the year ended December 31, 2018 were $3,444,434. We processed redemptions that resulted in payments by us of $10,570,480, after deductions for any applicable 2% short-term trading discounts. We also borrowed $47,900,000 from our revised Wells Fargo line of credit to acquire Miami Industrial and Elston Plaza. We originated a $6,950,000 property specific loan from Transamerica on Wallingford Plaza and used the proceeds, along with proceeds of our offerings, to repay $26,380,522 against our outstanding balance on the revised Wells Fargo line of credit. Lastly, in connection with the origination of the Transamerica property-specific loan and the revised Wells Fargo line of credit, we paid $931,566 in financing costs.

Cash flows used in financing activities was $1,630,147 for the year ended December 31, 2017. We received proceeds of $15,780,040 in our offerings and paid $3,125,710 in offering costs. Cash distributions to stockholders paid during the year ended December 31, 2017 were $5,226,996. Of the total distributions declared for the year ended December 31, 2017, $2,242,229 was reinvested via our distribution reinvestment plan. Additionally, we processed redemptions that resulted in payments by us of $9,199,710, after deductions for any applicable 2% short-term trading discounts. Lastly, we made net repayments of $2,100,000 against our outstanding balance on the revised Wells Fargo line of credit.

Comparison of Year Ended December 31, 2017 to Year Ended December 31, 2016

Cash flow provided by operating activities during the years ended December 31, 2017 and 2016 was $4,079,826 and $4,935,400, respectively. This decrease is due to deferred leasing cost payments of $1,600,000 to Dick's Sporting Goods, Inc. in connection with its lease at Terra Nova Plaza. The payments represent reimbursements for improvements that Dick's Sporting Goods, Inc. made to the space. These improvements were classified as a lease incentive in accordance with GAAP and therefore the related cash outflows are classified as operating cash outflows rather than investing cash outflows. Increasing the cash flow from operating activities for the year ended December 31, 2017 compared to 2016 were additional operating cash flows from Allied Drive acquired in September 2016 as well as higher cash rents resulting from new or renewed leases at higher rental rates and contractual rental rate increases. The operating cash flow increases were partially offset by decreases due to higher debt service costs as a result of higher debt balances and higher interest rates on the property specific loans. Cash interest expense was approximately $1,113,000 greater for the year ended December 31, 2017 compared to 2016.
Cash flow used in investing activities during the years ended December 31, 2017 and 2016 was $1,501,082 and $33,894,787, respectively. During 2016 we acquired Allied Drive. During the 2017 period we invested an additional $1,000,000 into our real estate securities portfolio.
Cash flow used in financing activities was $1,630,147 for the year ended December 31, 2017. We received proceeds of $15,780,040 in our offerings and paid $3,125,710 in offering costs. Cash distributions to stockholders paid during the year ended December 31, 2017 were $2,984,767. We processed redemptions that resulted in payments by us of $9,199,710, after deductions for any applicable 2% short-term trading discounts. Lastly, we made net repayments of $2,100,000 against our outstanding balance on the Wells Fargo line of credit.
Cash flow provided by financing activities was $28,515,773 for the year ended December 31, 2016. We received proceeds of $27,604,469 in our offering. We paid $5,705,461 in offering costs inclusive of reimbursements to our advisor and our former dealer manager. We borrowed $36,600,000 from our Wells Fargo line of credit to finance the acquisition of Allied Drive and to fund redemptions. We originated two property specific loans totaling $27,500,000 ($14,500,000 from Nationwide on The Flats at Carrs Hill and for $13,000,000 from Hartford on Commerce Center) and used the proceeds along with proceeds of our offerings to repay $43,900,000 outstanding under the Wells Fargo line of credit. In connection with the origination of the two property specific loans and the expansion of our Wells Fargo line of credit to a maximum capacity of $100,000,000, we paid $462,883 in financing costs. Cash distributions to stockholders paid during the year ended December 31, 2016 were $2,587,901. We processed redemptions that resulted in payments by us of $10,282,451, after deductions for any applicable 2% short-term trading discounts.

Distributions

Our board of directors authorized and declared daily cash distributions for each quarter which were payable monthly for the period commencing on January 1, 2018 and ending on December 31, 2018 for each share of Class A, Class I and Class T common stock outstanding. The table below shows the details of the distributions for 2018:

	Three Months Ended				Year Ended December 31, 2018
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Distributions:
Declared daily distribution rate, before adjustment for class-specific expenses	$0.00189004	$0.00190140	$0.00192261	$0.00192836
Distributions paid or payable in cash	$780,511	$831,391	$928,395	$980,091	$3,520,388
Distributions reinvested	619,468	661,799	733,528	802,226	2,817,021
Distributions declared	$1,399,979	$1,493,190	$1,661,923	$1,782,317	$6,337,409

Source of Distributions:
Cash flow from operations	$780,511	$831,391	$928,395	$980,091	$3,520,388
Reinvested via the distribution reinvestment plan	619,468	661,799	733,528	802,226	2,817,021
Total Sources of Distributions	$1,399,979	$1,493,190	$1,661,923	$1,782,317	$6,337,409

Net Cash Provided by Operating Activities:	$1,319,630	$1,029,724	$1,961,448	$888,226	$5,199,028

Funds From Operations:	$731,871	$2,221,991	$1,540,468	$413,281	$4,907,611

For the year ended December 31, 2018, we paid $463,807 in lease commissions for new and renewal leases, which will benefit operating cash flows in future periods but negatively impacted cash flow from operations for the year ended December 31, 2018. As a result, for the year ended December 31, 2018, our distributions were covered 82.0% by cash flow from operations and 18.0% by offering proceeds.

We expect that we will continue to pay distributions monthly in arrears. Any distributions not reinvested will be payable in cash, and there can be no assurances regarding the portion of the distributions that will be reinvested. We intend to fund distributions from cash generated by operations. However, we may fund distributions from borrowings under our line of credit or from the proceeds of our offering. The payment of distributions from sources other than cash flow from operations or FFO may be dilutive to our NAV because it may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Redemptions

For details on our redemptions for the years ended December 31, 2018, 2017 and 2016, please see Note 9 to our consolidated financial statements contained within this Annual Report on Form 10-K. As of December 31, 2018, we had no unfulfilled redemption requests.

Critical Accounting Policies

Our accounting policies have been established to conform with U.S. generally accepted accounting principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. If management’s judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. We consider our critical accounting policies to be the policies that relate to the following concepts.
Real Estate Investments and Lease Intangibles
Real estate investments are stated at cost less accumulated depreciation and amortization. Buildings and improvements are depreciated utilizing the straight-line method over an estimated useful life of 20 to 40 years for industrial, retail and office properties, and 27.5 years for residential. Tenant improvements, lease commissions and certain lease intangibles are amortized over the terms of the respective tenant leases. Furniture and equipment is depreciated over an estimated useful life ranging from 5 to 7 years.

Effective January 1, 2018, we have adopted Financial Accounting Standards Board ("FASB") Accounting Standards Update ("ASU") 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, the intent of which is to assist entities with evaluating whether transactions should be accounted for as acquisitions (and dispositions) of assets or businesses. Under the previous implementation guidance, real estate was broadly interpreted to be a business, which required, among other things, that acquisition related costs be expensed at the time of acquisition. The amendments in ASU 2017-01 provide a screen to determine when a set of identifiable assets is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. Generally, a real estate asset and its related leases will be considered a single identifiable asset and therefore will not meet the definition of a business. If the real estate and related leases in an acquisition are determined to be an asset and not a business, then the acquisition related costs would be capitalized onto the consolidated balance sheet. During 2018, we completed two acquisitions which were determined to be assets under ASU 2017-01, for which we capitalized transaction costs totaling $449,817. We expect that most of our real estate acquisitions will qualify as assets and not businesses, resulting in transaction costs being capitalized to the balance sheet instead of being expensed.
In accordance with FASB Accounting Standards Codification ("ASC") 805, Business Combinations, and FASB ASC 350, Intangibles—Goodwill and Other, acquisitions of properties are accounted for utilizing the acquisition method and, accordingly, the results of operations of acquired properties will be included in our results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques believed to be similar to those used by independent appraisers are used to allocate the purchase price of identifiable assets acquired and liabilities assumed such as land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, asset retirement obligations and mortgage notes payable. Values of buildings and improvements are determined on an as-if-vacant basis. Initial allocations are subject to change until such information is finalized, which may be no later than 12 months from the acquisition date.
The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we evaluate the time period over which such occupancy levels would be achieved. Such evaluation will include an estimate of the net market-based rental revenues and net operating costs (primarily consisting of forgone rents, real estate taxes, recoverable charges and insurance) that would be incurred during the lease-up period, which generally ranges up to one year. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms into amortization expense.

Acquired above- and below-market lease values are estimated based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and our estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized to rental revenue over the remaining terms of the respective leases, which include, for below-market leases, periods covered by bargain fixed-rate renewal options. If a lease is terminated prior to its scheduled expiration, the unamortized portion of the in-place lease is charged to amortization expense and the unamortized portion of the above- or below-market lease is charged to rental revenue.
The carrying value of the real estate investments are reviewed to ascertain if there are any indicators of impairment. Factors considered include the type of asset, the economic situation in the area in which the asset is located, the economic situation in the industry in which a tenant is involved and the timeliness of the payments made by a tenant under its lease, as well as any current correspondence that may have been had with a tenant, including property inspection reports. A real estate investment is impaired if the undiscounted cash flows over the expected hold period are less than the real estate investment’s carrying amount. In this case, an impairment loss will be recorded to the extent that the estimated fair value of the real estate investment is lower than its carrying amount. The estimated fair value is determined primarily using information contained within independent appraisals obtained quarterly by us from our independent valuation agent. Real estate investments that are expected to be disposed of are valued at the lower of carrying amount or estimated fair value less costs to sell.
Revenue Recognition
Rental revenue from real estate investments is recognized on a straight-line basis over the terms of the related leases. The differences between rental revenue earned from real estate investments and amounts due under the respective lease agreements are amortized or accreted, as applicable, to deferred rent receivable. Rental revenue will also include amortization of above- and below-market leases, as well as amortization of lease incentives. Revenues relating to lease termination fees will be recognized at the time that a tenant’s right to occupy the leased space is terminated and collectability is reasonably assured. Also included in rental revenue are tenant reimbursements of certain operating expenses and percentage rents determined in accordance with the terms of the lease agreements.
Effective January 1, 2018, we have adopted FASB ASU 2014-09. ASU 2014-09 requires entities to recognize revenue in their financial statements in a manner that depicts the transfer of the promised goods or services to its customers in an amount that reflects the consideration to which the entity is entitled at the time of transfer of those goods or services. As a result, the amount and timing of revenue recognition may be affected. However, certain types of contracts are excluded from the provisions of ASU 2014-09, including leases. Other types of real estate related contracts, such as for dispositions or development of real estate, will be impacted by ASU 2014-09. The adoption of ASU 2014-09 did not have a material impact on our consolidated financial statements.
Organization and Offering Expenses

Organizational expenses and other expenses which do not qualify as offering costs are expensed as incurred from and after the commencement of operations. Offering costs are those costs incurred by us, RREEF America and its affiliates on our behalf which relate directly to our activities of raising capital in the offering, preparing for the offering, the qualification and registration of the Offering, and the marketing and distribution of our shares. This includes, but is not limited to, accounting and legal fees, including the legal fees of the dealer manager, costs for registration statement amendments and prospectus supplements, printing, mailing and distribution costs, filing fees, amounts to reimburse RREEF America as our advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, amounts to reimburse the dealer manager for amounts that it may pay to reimburse the bona fide due diligence expenses of any participating broker-dealers supported by detailed and itemized invoices, telecommunication costs, fees of the transfer agent, registrars, trustees, depositories and experts, the cost of educational conferences held by us (including the travel, meal and lodging costs of registered representatives of any participating broker-dealers), and attendance fees and cost reimbursement for employees of affiliates to attend retail seminars conducted by broker-dealers. Offering costs will be deferred and will be paid from the proceeds of the offerings. These costs will be treated as a reduction of the total proceeds. Total organization and offering costs incurred by us with respect to a particular offering will not exceed 15% of the gross proceeds from such offering. In addition, we will not reimburse RREEF America or the dealer manager for any underwriting compensation (a subset of organization and offering costs) which would cause our total underwriting compensation to exceed 10% of the gross proceeds from the primary portion of an offering.

Included in offering costs are certain distribution fees and dealer manager fees paid on a trailing basis, computed daily as a percentage of the NAV of specified classes of our common stock, which we refer to as trailing fees. At each reporting date, we accrue an estimate for the amount of trailing fees that ultimately may be paid on the outstanding shares. Such estimate reflects our assumptions for certain variables, including future redemptions with respect to each offering, share price appreciation and the total gross proceeds to be raised during the currently effective offering. In addition, the estimated accrual for future trailing fees as of a given reporting date may be reduced by the aforementioned limits on total organization and offering costs and total underwriting compensation. Changes in this estimate will be recorded prospectively as an adjustment to additional paid in capital.
Certain Accounting Pronouncements Effective in the Future
We refer you to Note 2 - Summary of Significant Accounting Policies in our consolidated financial statements for a discussion of the potential impact on us from certain accounting pronouncements that become effective in the future.
REIT Compliance and Income Taxes
We elected to be taxed as a REIT under Sections 856 through 860 of the Code beginning with the year ended December 31, 2013. In order to maintain our qualification as a REIT, we are required to, among other things, distribute as dividends at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders and meet certain tests regarding the nature of our income and assets. As a REIT, we generally will not be subject to federal income tax to the extent we distribute our REIT taxable income to our stockholders. Even as a REIT, we may be subject to (1) certain state and local taxes on our income, property or net worth, and (2) federal income and excise taxes on undistributed income, if any income remains undistributed. Many of these requirements are highly technical and complex. We will monitor the business and transactions that may potentially impact our REIT status. If we were to fail to maintain our qualification as a REIT, we would be subject to federal income tax on our taxable income at regular corporate rates. We would not be able to deduct dividends paid to stockholders in any year in which we fail to qualify as a REIT. We would also be disqualified for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Contractual Obligations

The following table presents our contractual obligations and commitments as of December 31, 2018. Also see Notes 7 and 8 to our consolidated financial statements.

Contractual Obligation	Payment due by period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Credit Facility with Wells Fargo Bank	$84,619,478	$—	$84,619,478	$—	$—
Mortgage Loan Payable with Nationwide Life Insurance	14,500,000	—	—	—	14,500,000
Mortgage Loan Payable with Hartford Life Insurance Company	13,000,000	253,331	533,291	12,213,378	—
Mortgage Loan Payable with Transamerica Life Insurance Company	6,950,000	—	101,495	236,705	6,611,800
Note to Affiliate, net of unamortized discount	7,585,382	—	—	—	7,585,382
Total	$126,654,860	$253,331	$85,254,264	$12,450,083	$28,697,182
Off Balance Sheet Arrangements
As of December 31, 2018, we had no material off-balance sheet arrangements that had or are reasonably likely to have a current or future effect on our financial condition, results of operations, liquidity or capital resources.
ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
In connection with our Wells Fargo line of credit, which has a variable interest rate, we are subject to market risk associated with changes in LIBOR. As of December 31, 2018, we had $84,619,478 outstanding under our Wells Fargo line of credit bearing interest at approximately 4.07%, representing approximately 52.1% a loan-to-cost ratio with respect to the nine real estate investments encumbered by this line of credit. At this balance, a change in the interest rate of 0.50% would result in a change in our interest expense of $423,097 per annum. In the future, we may be exposed to additional market risk associated with interest rate changes as a result of additional short-term debt, such as additional borrowings under our line of credit, and long-term debt, which, in either case, may be used to maintain liquidity, fund capital expenditures and expand our investment portfolio. Market fluctuations in real estate financing may affect the availability and cost of funds needed to expand our investment portfolio. In addition, restrictions upon the availability of real estate financing or high interest rates for real estate loans could adversely affect our ability to dispose of real estate in the future. We will seek to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. We intend to manage market risk associated with our variable-rate financing by assessing our interest rate cash flow risk, through continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows, and by evaluating hedging opportunities. We may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets.
We will be exposed to credit risk, which is the risk that the counterparty will fail to perform under the terms of a derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. We are not currently a party to any such derivative contracts.
We will be exposed to financial market risk with respect to our marketable securities portfolio. Financial market risk is the risk that we will incur economic losses due to adverse changes in equity security prices. Our exposure to changes in equity security prices is a result of our investment in these types of securities. Market prices are subject to fluctuation and, therefore, the amount realized in the subsequent sale of an investment may significantly differ from the reported market value. Fluctuation in the market prices of a security may result from any number of factors, including perceived changes in the underlying fundamental characteristics of the issuer, the relative price of alternative investments, interest rates, default rates and general market conditions. In addition, amounts realized in the sale of a particular security may be affected by the relative quantity of the security being sold. We do not currently engage in derivative or other hedging transactions to manage our security price risk. As of December 31, 2018, we owned $14,735,034 of marketable securities. While it is difficult to project what factors may affect the prices of equity securities and how much the effect might be, a 10% change in the value of the marketable securities we owned as of December 31, 2018 would result in a change of $1,473,503 to the unrealized gain on marketable securities.
ITEM 8. FINANCIAL STATEMENTS
The financial statements and supplementary data filed as part of this report are set forth beginning on page F - 1 of this Annual Report on Form 10-K.
ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
None.
ITEM 9A. CONTROLS AND PROCEDURES
Evaluation of Disclosure Controls and Procedures
As required by Rules 13a-15(b) and 15d-15(b) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we, under the supervision and with the participation of our chief executive officer and chief financial officer, carried out an evaluation of the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) as of the end of the period covered by this Annual Report on Form 10-K. Based on that evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures, as of December 31, 2018, were effective to ensure that information required to be disclosed by us in this Annual Report on Form 10-K is recorded, processed, summarized and reported within the time periods specified by the rules and forms promulgated under the Exchange Act, and is accumulated and communicated to management, including our chief executive officer and chief financial officer, as appropriate to allow timely decisions regarding required disclosures.

Internal Control over Financial Reporting

Management’s Annual Reporting on Internal Controls over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Exchange Act.

In connection with the preparation of this Annual Report on Form 10-K, our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2018. In making that assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework (2013).

Based on its assessment, our management concluded that, as of December 31, 2018, our internal control over financial reporting was effective.

The rules of the SEC do not require, and this Annual Report on Form 10-K does not include, an attestation report of our independent registered public accounting firm regarding internal control over financial reporting.

Changes in Internal Control Over Financial Reporting

No change occurred in our internal control over financial reporting during the three months ended December 31, 2018 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.
ITEM 9B. OTHER INFORMATION
None.

PART III

In accordance with the rules of the SEC, certain information required by Part III is omitted and incorporated by reference into this Form 10-K from our definitive proxy statement (our "2019 Proxy Statement") relating to our 2019 annual meeting of stockholders (our “2019 Annual Meeting”) that we intend to file with the SEC no later than April 1, 2019.
On February 12, 2019, our board of directors determined to hold the 2019 Annual Meeting on May 10, 2019.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

The information required by this Item is incorporated by reference to our 2019 Proxy Statement.

ITEM 11. EXECUTIVE COMPENSATION

The information required by this Item is incorporated by reference to our 2019 Proxy Statement.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by this Item is incorporated by reference to our 2019 Proxy Statement.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTORS INDEPENDENCE

The information required by this Item is incorporated by reference to our 2019 Proxy Statement.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

The information required by this Item is incorporated by reference to our 2019 Proxy Statement.

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) List of Documents Filed.

1. The financial statements contained herein begin on page F - 1 hereof.

2. Financial Statement Schedules –
Schedule III – Real Estate Assets and Accumulated Depreciation is set forth on page F - 39 hereof.

All other schedules for which provision is made in the applicable accounting regulations of the SEC are not required under the related instructions or are not applicable and therefore have been omitted.

3. The Exhibits filed in response to Item 601 of Regulation S-K are listed on the Exhibit Index below.

(b) See (a) 3 above.

(c) See (a) 2 above.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Articles of Restatement of RREEF Property Trust, Inc., incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on February 17, 2017.
3.2
Bylaws of RREEF Property Trust, Inc., incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3 to the Company's initial Registration Statement on Form S-11, Commission File No. 333-180356 (the "Initial Registration Statement"), filed on November 29, 2012.

10.1
Amended and Restated Advisory Agreement, dated as of January 20, 2016, by and among the Company, RREEF Property Operating Partnership, LP and RREEF America L.L.C. incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 21, 2016.

10.2
Valuation Services Agreement, dated as of December 21, 2012, by and between the Company and Altus Group U.S. Inc., incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 4 to the Initial Registration Statement filed on December 21, 2012.

10.3
Amendment to Extend Altus Valuation Advisory Services Agreement, dated June 1, 2016, by and between the Company and Altus Group U.S. Inc., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on June 2, 2016.

10.4	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 2 to the Initial Registration Statement filed on September 21, 2012.
10.5	RREEF Property Trust, Inc. Second Amended and Restated Incentive Plan, incorporated by reference to Exhibit 10.5 to the Annual Report on Form 10-K filed on March 7, 2018.
10.6	RREEF Property Trust, Inc. Amended and Restated Independent Directors Compensation Plan, incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K filed on March 7, 2018.
10.7	Form of Independent Director Restricted Stock Award Certificate, incorporated by reference to Exhibit 10.7 to the Annual Report on Form 10-K filed on March 7, 2018.
10.8
Third Amended and Restated Expense Support Agreement, dated December 16, 2014, by and between RREEF Property Trust, Inc. and RREEF America L.L.C., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 22, 2014.

10.9
First Amendment to the Third Amended and Restated Expense Support Agreement, dated January 20, 2016, by and between RREEF Property Trust, Inc. and RREEF America L.L.C., incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on January 21, 2016.

10.10
Letter Agreement regarding Reimbursement of Expenses Pursuant to the Advisory Agreement and Expense Support Agreement by and among RREEF Property Trust, Inc., RREEF Property Operating Partnership, LP and RREEF America L.L.C., dated as of April 20, 2016, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on April 25, 2016.

10.11
Amended and Restated Revolving Loan Agreement and Omnibus Amendment to Loan Documents, dated as of February 27, 2018, by and among RPT Anaheim Hills Office Plaza, LLC, RPT Heritage Parkway, LLC, RPT Terra Nova Plaza, LLC, RPT Wallingford Plaza, LLC, RPT Loudoun Gateway I, LLC, RPT Allied Drive, LLC, and Wells Fargo Bank, National Association, as Lender and administrative agent, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 2, 2018.

10.12
Guaranty Agreement, dated as of March 6, 2015, by RREEF Property Trust, Inc. in favor of Wells Fargo Bank, National Association, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 11, 2015.

10.13
Hazardous Materials Indemnity Agreement, dated March 6, 2015, by RREEF Property Trust, Inc., RPT 1109 Commerce Boulevard, LLC, RPT Anaheim Hills Office Plaza, LLC, RPT Heritage Parkway, LLC, RPT Terra Nova Plaza, LLC and RPT Wallingford Plaza, LLC, and in favor of Wells Fargo Bank, National Association, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on March 11, 2015.

10.14
Loan Agreement, dated as of March 1, 2016, between RPT Flats at Carrs Hill, LLC, as borrower, and Nationwide Life Insurance Company, as lender, incorporated by reference to Exhibit 10.33 to Post-Effective Amendment No. 22 to the Initial Registration Statement filed on April 14, 2016 (“Post-Effective Amendment No. 22”).

10.15
Indemnity Agreement, as of March 1, 2016, by RPT Flats at Carrs Hill, LLC for the benefit of Nationwide Life Insurance Company, incorporated by reference to Exhibit 10.34 to Post-Effective Amendment No. 22.

10.16
Purchase and Sale Agreement by and between Greater Boston Musculoskeletal Center Real Estate Company, LLC and RREEF America L.L.C., effective as of August 31, 2016, incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q filed on November 14, 2016.

10.17
Assignment of Purchase and Sale Agreement by and between RREEF America L.L.C. and RPT Allied Drive, LLC, made as of September 19, 2016, incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q filed on November 14, 2016.

10.18
Fixed Rate Term Loan Agreement, entered into as of December 1, 2016, by and between RPT 1109 Commerce Boulevard, LLC, as borrower, and Hartford Life Insurance Company, as lender, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 6, 2016.

10.19
Environmental Indemnity Agreement, executed as of December 1, 2016, by RPT 1109 Commerce Boulevard, LLC to and for the benefit of Hartford Life Insurance Company, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on December 6, 2016.

10.20
Agreement of Purchase and Sale, dated June 1, 2018, by and between The Realty Associates Fund  VIII, L.P. and RREEF America L.L.C., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on July 18, 2018.

10.21
First Amendment to Agreement of Purchase and Sale, dated June 11, 2018, by and between The Realty Associates Fund VIII, L.P. and RREEF America L.L.C., incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on July 18, 2018.

10.22
Second Amendment to Agreement of Purchase and Sale, dated June 18, 2018, by and between The Realty Associates Fund VIII, L.P. and RREEF America L.L.C., incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on July 18, 2018.

10.23
Third Amendment to Agreement of Purchase and Sale, dated June 25, 2018, by and between The Realty Associates Fund VIII, L.P. and RREEF America L.L.C., incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on July 18, 2018.

10.24
Assignment and Assumption of Agreement of Sale and Purchase, dated June 27, 2018, by and between RREEF America L.L.C. and RPT Palmetto Lakes, LLC, RPT Hialeah I LLOC and RPT Hialeah II, LLC, incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on July 18, 2018.

10.25
Deed of Trust, Security Agreement and Fixture Filing, entered into as of December 6, 2018, by and between RPT Wallingford Plaza, LLC, as borrower, and Transamerica Premier Life Insurance Company, as lender, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 12, 2018.

10.26
Environmental Indemnity Agreement, executed as of December 6, 2018, by RPT Wallingford Plaza, LLC to and for the benefit of Transamerica Premier Life Insurance Company, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on December 12, 2018.

10.27
Secured Promissory Note, executed as of December 6, 2018, by RPT Wallingford Plaza, LLC to and for the benefit of Transamerica Premier Life Insurance Company, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 12, 2018.

10.28
Purchase and Sale Agreement, dated December 5, 2018, by and between IRC Elston Plaza, L.L.C. and RREEF America L.L.C., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on January 2, 2019.

10.29
Assignment and Assumption of Purchase and Sale Agreement, dated December 13, 2018, by and between RREEF America L.L.C. and RPT Elston Plaza, LLC, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on January 2, 2019.

10.30
First Amendment to Purchase and Sale Agreement, dated December 28, 2018, by and between IRC Elston Plaza, L.L.C. and RPT Elston Plaza, LLC, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on January 2, 2019.

21.1
Subsidiaries of the Registrant, incorporated by reference to Exhibit 21.1 to Post-Effective Amendment No. 17 to the Company's follow-on Registration Statement on Form S-11 Commission File No. 333-208751, filed on January 16, 2019.

24.1*	Power of Attorney, included in signature page.
31.1*	Certification of the Principal Executive Officer of the Company pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of the Principal Financial Officer of the Company pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*
Certification of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith
ITEM 16. FORM 10-K SUMMARY

The Company has elected not to provide summary information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RREEF Property Trust, Inc.
By:	/s/ W. Todd Henderson
Name:	W. Todd Henderson
Title:	Chairman, Chief Executive Officer (Principal Executive Officer)

Date: March 8, 2019

POWER OF ATTORNEY

Each individual whose signature appears below constitutes and appoints Anne-Marie Vandenberg and Eric Russell his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this report on Form 10-K, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute, may lawfully do or cause to be done or by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ W. TODD HENDERSON	Chairman, Chief Executive Officer (Principal Executive Officer)	March 8, 2019
W. Todd Henderson

/s/ ERIC M. RUSSELL	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 8, 2019
Eric M. Russell

/s/ ANNE-MARIE VANDENBERG	President, Chief Operating Officer and Director	March 8, 2019
Anne-Marie Vandenberg

/s/ MARC L. FELICIANO	Director	March 8, 2019
Marc L. Feliciano

/s/ DEBORAH H. McANENY	Independent Director	March 8, 2019
Deborah H. McAneny

/s/ MURRAY J. McCABE	Independent Director	March 8, 2019
Murray J. McCabe

/s/ M. PETER STEIL, JR.	Independent Director	March 8, 2019
M. Peter Steil, Jr.

/s/ CHARLES H. WURTZEBACH	Independent Director	March 8, 2019
Charles H. Wurtzebach

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
RREEF Property Trust, Inc.:

Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated balance sheets of RREEF Property Trust, Inc. and subsidiaries (the Company) as of December 31, 2018 and 2017, the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three‑year period ended December 31, 2018, and the related notes and financial statement schedule III, real estate and accumulated depreciation (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the three‑year period ended December 31, 2018, in conformity with U.S. generally accepted accounting principles.
Change in Accounting Principle
As discussed in Note 2 to the consolidated financial statements, the Company has changed its method of accounting for the measurement of their investments in marketable securities required by U.S. generally accepted accounting principles beginning on January 1, 2018 due to the adoption of ASU 2016-01, Financial Statements Overall (Subtopic 825-10) - Recognition and Measurement of Financial Assets and Financial Liabilities.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
(signed) KPMG LLP

We have served as the Company’s auditor since 2012.
San Francisco, California
March 8, 2019

RREEF PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2018	2017
ASSETS
Investment in real estate assets:
Land	$64,425,503	$37,238,612
Buildings and improvements, less accumulated depreciation of $15,900,108 and $11,476,041, respectively	108,584,830	92,160,948
Furniture, fixtures and equipment, less accumulated depreciation of $291,675 and $211,727, respectively	228,776	239,225
Acquired intangible lease assets, less accumulated amortization of $19,682,188 and $15,510,271, respectively	29,017,535	21,285,063
Total investment in real estate assets, net	202,256,644	150,923,848
Investment in marketable securities	14,735,034	10,046,177
Total investment in real estate assets and marketable securities, net	216,991,678	160,970,025
Cash and cash equivalents	2,001,529	2,441,853
Receivables, net of allowance for doubtful accounts of $6,278 and $9,586, respectively	3,324,457	2,615,939
Deferred leasing costs, net of amortization of $374,694 and $201,108, respectively	2,340,781	1,833,527
Prepaid and other assets	1,540,706	1,454,988
Total assets	$226,199,151	$169,316,332
LIABILITIES AND STOCKHOLDERS' EQUITY
Line of credit, net	$84,045,620	$63,022,061
Mortgage loans payable, net	34,055,279	27,254,431
Accounts payable and accrued expenses	2,040,828	768,049
Due to affiliates	4,292,062	4,375,191
Note to affiliate, net of unamortized discount of $1,364,618 and $1,509,753, respectively	7,585,382	7,440,247
Acquired below-market lease intangibles, less accumulated amortization of $3,461,291 and $3,016,239, respectively	14,969,634	5,667,516
Distributions payable	334,497	258,542
Other liabilities	1,368,721	1,190,779
Total liabilities	148,692,023	109,976,816
Stockholders' Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Class A common stock, $0.01 par value; 200,000,000 shares authorized; 3,574,584 and 3,666,927 issued and outstanding, respectively	35,746	36,670
Class I common stock, $0.01 par value; 200,000,000 shares authorized; 6,132,292 and 4,352,050 issued and outstanding, respectively	61,323	43,521
Class T common stock, $0.01 par value; 250,000,000 shares authorized; 628,863 and 71,316 issued and outstanding, respectively	6,289	713
Class D common stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Class N common stock, $0.01 par value; 300,000,000 shares authorized; none issued	—	—
Additional paid-in capital	115,025,173	86,813,276
Deficit	(37,621,403)	(28,290,303)
Accumulated other comprehensive income	—	735,639
Total stockholders' equity	77,507,128	59,339,516
Total liabilities and stockholders' equity	$226,199,151	$169,316,332
The accompanying notes are an integral part of these consolidated financial statements.

RREEF PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2018	2017	2016
Revenues
Rental and other property income	$16,371,676	$15,130,969	$15,102,464
Tenant reimbursement income	2,540,334	2,347,670	1,514,772
Investment income on marketable securities	505,903	307,114	484,912
Total revenues	19,417,913	17,785,753	17,102,148
Expenses
General and administrative expenses	1,894,649	1,655,410	2,091,416
Property operating expenses	5,875,616	5,497,497	5,158,942
Advisory expenses	1,841,630	1,723,473	1,175,631
Acquisition related expenses	—	—	158,762
Depreciation	4,504,015	4,338,253	3,826,198
Amortization	4,132,926	3,721,628	6,803,850
Total operating expenses	18,248,836	16,936,261	19,214,799
Net realized (loss) gain upon sale of marketable securities	(416,310)	(69,987)	193,285
Net unrealized change in fair value of investment in marketable securities	(646,752)	—	—
Operating income (loss)	106,015	779,505	(1,919,366)
Interest expense	(3,835,345)	(3,521,184)	(2,427,110)
Net loss	$(3,729,330)	$(2,741,679)	$(4,346,476)

Basic and diluted net loss per share of Class A common stock	$(0.40)	$(0.34)	$(0.63)
Basic and diluted net loss per share of Class I common stock	$(0.42)	$(0.36)	$(0.64)
Basic and diluted net loss per share of Class T common stock	$(0.39)	$(0.41)	$(0.69)

The accompanying notes are an integral part of these consolidated financial statements.

RREEF PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	Year Ended December 31,
	2018	2017	2016
Net loss	$(3,729,330)	$(2,741,679)	$(4,346,476)
Other comprehensive income (loss) for the years ended December 31, 2017 and 2016:
Reclassification of previous unrealized change in fair value of marketable securities into net realized loss	—	69,987	(193,285)
Unrealized change in fair value of marketable securities for the years ended December 31, 2017 and 2016	—	160,201	3,296
Total other comprehensive gain (loss) for the years ended December 31, 2017 and 2016	—	230,188	(189,989)
Comprehensive loss	$(3,729,330)	$(2,511,491)	$(4,536,465)

The accompanying notes are an integral part of these consolidated financial statements.

RREEF PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Preferred Stock		Class A Common Stock		Class I Common Stock		Class T Common Stock		Class D Common Stock		Class N Common Stock		Additional Paid-in Capital	Deficit	Accumulated Other Comprehensive Income	Total Stockholders' Equity
	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value	Number of Shares	Par Value
Balance, December 31, 2015	—	$—	3,077,546	$30,776	2,914,314	$29,143	—	$—	—	$—	—	$—	$62,760,361	$(11,439,005)	$695,440	$52,076,715
Issuance of common stock	—	—	1,190,235	11,902	896,677	8,967	4,043	40	—	—	—	—	27,602,560	—	—	27,623,469
Issuance of common stock through the distribution reinvestment plan	—	—	88,710	887	54,459	545	—	—	—	—	—	—	1,880,707	—	—	1,882,139
Redemption of common stock	—	—	(709,572)	(7,096)	(84,614)	(846)	—	—	—	—	—	—	(10,274,509)	—	—	(10,282,451)
Distributions to investors	—	—	—	—	—	—	—	—	—	—	—	—	—	(4,517,502)	—	(4,517,502)
Other offering costs	—	—	—	—	—	—	—	—	—	—	—	—	(3,836,270)	—	—	(3,836,270)
Discount on note to affiliate	—	—	—	—	—	—	—	—	—	—	—	—	1,861,880	—	—	1,861,880
Comprehensive income (loss)	—	—	—	—	—	—	—	—	—	—	—	—	—	(4,346,476)	(189,989)	(4,536,465)
Balance, December 31, 2016	—	$—	3,646,919	$36,469	3,780,836	$37,809	4,043	$40	—	$—	—	$—	$79,994,729	$(20,302,983)	$505,451	$60,271,515
Issuance of common stock	—	—	205,285	2,053	894,612	8,946	70,900	709	—	—	—	—	15,971,332	—	—	15,983,040
Issuance of common stock through the distribution reinvestment plan	—	—	94,370	944	71,018	710	416	4	—	—	—	—	2,240,571	—	—	2,242,229
Redemption of common stock	—	—	(279,647)	(2,796)	(394,416)	(3,944)	(4,043)	(40)	—	—	—	—	(9,192,930)	—	—	(9,199,710)
Distributions to investors	—	—	—	—	—	—	—	—	—	—	—	—	—	(5,245,641)	—	(5,245,641)
Other offering costs	—	—	—	—	—	—	—	—	—	—	—	—	(2,200,426)	—	—	(2,200,426)
Comprehensive income (loss)	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,741,679)	230,188	(2,511,491)
Balance, December 31, 2017	—	$—	3,666,927	$36,670	4,352,050	$43,521	71,316	$713	—	$—	—	$—	$86,813,276	$(28,290,303)	$735,639	$59,339,516
Cumulative effect adjustment for change in accounting principle (see Note 2)	—	—	—	$—	—	$—	—	$—	—	—	—	—	$—	735,639	(735,639)	—
Balance January 1, 2018, as adjusted	—	—	3,666,927	36,670	4,352,050	43,521	71,316	713	—	—	—	—	86,813,276	(27,554,664)	—	59,339,516
Issuance of common stock	—	—	391,867	3,918	1,857,612	18,576	552,490	5,525	—	—	—	—	39,746,965	—	—	39,774,984
Issuance of common stock through the distribution reinvestment plan	—	—	91,920	919	104,470	1,044	5,057	51	—	—	—	—	2,815,007	—	—	2,817,021
Redemption of common stock	—	—	(576,130)	(5,761)	(181,840)	(1,818)	—		—	—	—	—	(10,562,901)	—	—	(10,570,480)
Distributions to investors	—	—	—	—	—	—	—	—	—	—	—	—	—	(6,337,409)	—	(6,337,409)
Other offering costs	—	—	—	—	—	—	—	—	—	—	—	—	(3,787,174)	—	—	(3,787,174)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	(3,729,330)		(3,729,330)
Balance, December 31, 2018	—	$—	3,574,584	$35,746	6,132,292	$61,323	628,863	$6,289	—	$—	—	$—	$115,025,173	$(37,621,403)	$—	$77,507,128

The accompanying notes are an integral part of these consolidated financial statements.

RREEF PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net loss	$(3,729,330)	$(2,741,679)	$(4,346,476)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	4,504,015	4,338,253	3,826,198
Net realized loss (gain) upon sale of marketable securities	416,310	69,987	(193,285)
Net unrealized change in fair value of marketable securities	646,752	—	—
Amortization of intangible lease assets and liabilities	3,900,451	3,567,448	5,015,281
Amortization of deferred financing costs	286,495	479,854	375,065
Allowance for doubtful accounts	(3,308)	8,453	1,133
Straight line rent	(188,339)	(502,066)	(607,900)
Imputed interest portion of repayment of note to affiliate	—	—	(91,726)
Amortization of discount on note to affiliate	145,135	142,355	209,772
Changes in assets and liabilities:
Receivables	(620,964)	(72,801)	(59,727)
Deferred leasing costs	(463,807)	(112,260)	(242,141)
Prepaid and other assets	(4,296)	54,633	150,297
Accounts payable and accrued expenses	180,808	(1,639,268)	327,044
Other liabilities	180,970	95,604	(96,022)
Due to affiliate	(51,864)	391,313	576,161
Net cash provided by operating activities	5,199,028	4,079,826	4,843,674
Cash flows from investing activities:
Investment in real estate and related assets	(49,014,932)	—	(33,761,415)
Improvements to real estate assets	(377,171)	(230,992)	(125,014)
Investment in marketable securities	(27,295,703)	(15,898,115)	(13,653,232)
Proceeds from sale of marketable securities	21,531,392	14,628,025	13,644,874
Net cash used in investing activities	(55,156,414)	(1,501,082)	(33,894,787)
Cash flows from financing activities:
Proceeds from line of credit	47,900,000	3,250,000	36,600,000
Repayment of line of credit	(26,380,522)	(5,350,000)	(43,900,000)
Proceeds from mortgage loans payable	6,950,000	—	27,500,000
Proceeds from issuance of common stock	39,896,952	15,780,040	27,604,469
Payment of financing costs	(931,566)	—	(462,883)
Payment of offering costs	(3,902,888)	(3,125,710)	(5,705,461)
Repayment of note to affiliate	—	—	(158,274)
Distributions to investors	(3,444,434)	(2,984,767)	(2,587,901)
Redemption of common stock	(10,570,480)	(9,199,710)	(10,282,451)
Net cash provided by (used in) financing activities	49,517,062	(1,630,147)	28,607,499
Net (decrease) increase in cash and cash equivalents	(440,324)	948,597	(443,614)
Cash and cash equivalents, beginning of year	2,441,853	1,493,256	1,936,870
Cash and cash equivalents, end of year	$2,001,529	$2,441,853	$1,493,256

The accompanying notes are an integral part of these consolidated financial statements.

	Year Ended December 31,
Supplemental Disclosures of Non-Cash Investing and Financing Activities:	2018	2017	2016
Distributions declared and unpaid	$334,497	$258,542	$239,897
Common stock issued through the distribution reinvestment plan	2,817,021	2,242,229	1,882,139
Unrealized gain (loss) on marketable securities	—	230,188	(189,989)
Purchases of marketable securities not yet paid	108,012	102,526	106,915
Proceeds from sale of marketable securities not yet received	91,145	73,269	84,333
Proceeds from issuance of common stock not yet received	100,032	222,000	19,000
Discount on note to affiliate	—	—	1,861,880
Accrued offering costs not yet paid	1,861,435	986,212	1,066,334
Capital expenditures not yet paid	246,794	—	—
Deferred leasing costs not yet paid	217,849	—	—

Supplemental Cash Flow Disclosures:
Interest paid	$3,325,128	$2,811,794	$1,698,712
In connection with the purchase of investments in real estate and related assets, the Company also assumed certain non-real estate assets and liabilities:
Purchase price	$49,636,778	$—	$34,000,000
Prepaid and other assets assumed	2,065	—	(7,055)
Other liabilities assumed	(623,911)	—	(231,530)
Investment in real estate and related assets	$49,014,932	$—	$33,761,415

The accompanying notes are an integral part of these consolidated financial statements.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2018

NOTE 1 — ORGANIZATION
RREEF Property Trust, Inc. (the “Company”) was formed on February 7, 2012 as a Maryland corporation and has elected to qualify as a real estate investment trust (“REIT”) for federal income tax purposes commencing with its taxable year ended December 31, 2013. Substantially all of the Company's business is conducted through RREEF Property Operating Partnership, LP, the Company's operating partnership (the “Operating Partnership”). The Company is the sole general partner of the Operating Partnership and RREEF Property OP Holder, LLC (the “OP Holder”), a wholly owned subsidiary of the Company, is the limited partner of the Operating Partnership. As the Company completes the settlement for purchase orders for shares of its common stock in its continuous public offering, it will continue to transfer substantially all of the proceeds to the Operating Partnership.
The Company was organized to invest primarily in a diversified portfolio consisting primarily of high quality, income-producing commercial real estate located in the United States, including, without limitation, office, industrial, retail and apartment properties (“Real Estate Properties”). Although the Company intends to invest primarily in Real Estate Properties, it also intends to acquire common and preferred stock of REITs and other real estate companies (“Real Estate Equity Securities”) and debt investments backed principally by real estate (“Real Estate Loans” and, together with Real Estate Equity Securities, “Real Estate-Related Assets”).
On January 3, 2013, the Securities and Exchange Commission ("SEC") declared effective the Company's registration statement on form S-11 (File No. 333-180356), filed under the Securities Act of 1933, as amended (the "Initial Registration Statement"). Pursuant to the Initial Registration Statement, the Company offered for sale up to $2,250,000,000 of shares of its common stock in its primary offering and up to $250,000,000 of shares of its common stock pursuant to its distribution reinvestment plan (the “Initial Public Offering”). On May 30, 2013, RREEF America, L.L.C., a Delaware limited liability company ("RREEF America"), the Company's sponsor and advisor, purchased $10,000,000 of the Company's Class I common stock, $0.01 par value per share ("Class I Shares"), in the Initial Public Offering, and the Company’s board of directors authorized the release of the escrowed funds to the Company, thereby allowing the Company to commence operations. Initially, the Company offered to the public two classes of shares of its common stock, Class A common stock, $0.01 par value per share ("Class A Shares") and Class I Shares, in any combination of Class A Shares and Class I Shares with a dollar value up to the maximum offering amount.

On January 15, 2016, the Company filed articles supplementary to its articles of incorporation to add a newly-designated Class D common stock, $0.01 par value per share ("Class D shares"). On January 20, 2016, the Company commenced a private offering of up to a maximum of $350,000,000 in Class D shares (the "Private Offering" and together with the Initial Public Offering and the Follow-On Public Offering (defined below), the "Offerings").

On January 27, 2016, the Company filed articles supplementary and articles of amendment to its articles of incorporation to (a) add a newly-designated Class T common stock, $0.01 par value per share ("Class T shares") and (b) add a newly-designated Class N common stock, $0.01 par value per share ("Class N shares"). On February 1, 2016, the Company filed an amendment to the Initial Registration Statement to add the Class T shares to the Initial Public Offering, and that amendment to the Initial Registration Statement was declared effective by the SEC on February 9, 2016. Class T shares contain a conversion feature whereby upon the occurrence of a specified event (generally related to a Class T stockholder's account, as amended (see Note 8), having incurred a maximum of 8.5% of underwriting compensation), Class T shares owned in a stockholder's Class T account for a given offering will automatically convert to Class N shares.
On July 1, 2016, the Company and its Operating Partnership entered into a new dealer manager agreement (the “Dealer Manager Agreement”) with DWS Distributors, Inc. (formerly known as Deutsche AM Distributors, Inc.) (the “Dealer Manager”), a registered broker-dealer and an affiliate of RREEF America. The Company had engaged

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

SC Distributors, Inc., an entity unaffiliated with the Company or its advisor, as its dealer manager for the Initial Public Offering. Also see Note 8.
On July 12, 2016, the SEC declared effective the Company's registration statement on form S-11 (File No. 333-208751), filed under the Securities Act of 1933, as amended (the "Registration Statement"). Pursuant to the Registration Statement, the Company offered for sale up to $2,100,000,000 of shares of its Class A shares, Class I shares or Class T shares in its primary offering and up to $200,000,000 of shares of its Class A shares, Class I shares, Class N shares or Class T shares pursuant to its distribution reinvestment plan, to be sold on a "best efforts" basis for the Company's follow-on offering (the "Follow-On Public Offering"). The Company's Initial Public Offering terminated upon the commencement of the Follow-On Public Offering.
Shares of the Company’s common stock are sold at the Company’s net asset value (“NAV”) per share, plus, for Class A, T and D shares only, applicable selling commissions. Each class of shares may have a different NAV per share because of certain class-specific fees and expenses, such as a performance fee. NAV per share is calculated by dividing the NAV at the end of each business day for each class by the number of shares outstanding for that class on such day.
The Company's NAV per share for its Class A, Class I and Class T shares is posted to the Company's website at www.rreefpropertytrust.com after the stock market close each business day. Additionally, the Company's NAV per share for its Class A, Class I and Class T shares is published daily via NASDAQ's Mutual Fund Quotation System under the symbols ZRPTAX, ZRPTIX and ZRPTTX for its Class A shares, Class I shares and Class T shares, respectively.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), the authoritative reference for U.S. generally accepted accounting principles (“GAAP”). There have been no significant changes to the Company's significant accounting policies during the year ended December 31, 2018 except for the adoption of certain Accounting Standards Updates ("ASU") noted below in Note 2.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents may include cash and short-term investments. Short-term investments are stated at cost, which approximates fair value and may consist of investments in money market accounts.
Real Estate Investments and Lease Intangibles
Real estate investments are stated at cost less accumulated depreciation and amortization. Buildings and improvements are depreciated utilizing the straight-line method over an estimated useful life of 20 to 40 years for industrial, retail and office properties, and 27.5 years for residential. Tenant improvements and lease commissions are amortized to expense over the terms of the respective tenant leases. Lease incentives are amortized as an offset to revenue over the terms of the respective tenant leases. Furniture and equipment is depreciated over an estimated useful life ranging from 5 to 7 years. Ordinary repair and maintenance costs that do not materially improve the condition or useful life of the property are expensed as incurred.
In January 2017, FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, the intent of which is to assist entities with evaluating whether transactions should be accounted for as acquisitions (and dispositions) of assets or businesses. Under the previous implementation guidance, real estate was

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

broadly interpreted to be a business, which required, among other things, that acquisition related costs be expensed at the time of acquisition. The amendments in ASU 2017-01 provide a screen to determine when a set of identifiable assets is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. Generally, a real estate asset and its related leases will be considered a single identifiable asset and therefore will not meet the definition of a business. If the real estate and related leases in an acquisition are determined to be an asset and not a business, then the acquisition related costs would be capitalized onto the consolidated balance sheet. The Company adopted ASU 2017-01 on its effective date of January 1, 2018, which did not have an impact on the Company's consolidated financial statements. See Note 4 for details of the impact of ASU 2017-01 on the property acquisitions completed by the Company during the year ended December 31, 2018.

In accordance with FASB ASC 805, Business Combinations, and FASB ASC 350, Intangibles—Goodwill and Other, acquisitions of properties are accounted for utilizing the acquisition method and, accordingly, the results of operations of acquired properties will be included in the Company’s results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques believed to be similar to those used by independent appraisers are used to allocate the purchase price of identifiable assets acquired and liabilities assumed such as land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, asset retirement obligations and mortgage loans payable. Values of buildings and improvements are determined on an as-if-vacant basis. Initial allocations are subject to change until such information is finalized, which may be no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs the Company would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, the Company evaluates the time period over which such occupancy levels would be achieved. Such evaluation will include an estimate of the net market-based rental revenues and net operating costs (primarily consisting of forgone rents, real estate taxes, recoverable charges and insurance) that would be incurred during the lease-up period, which generally ranges up to one year. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms into amortization expense.

Acquired above- and below-market lease values are estimated based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and the Company’s estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized to rental revenue over the remaining terms of the respective leases, which include, for below-market leases, periods covered by bargain fixed-rate renewal options if, at the time of acquisition, the exercise of such renewal options are determined to be reasonably assured. If a lease is terminated prior to its scheduled expiration, the unamortized portion of the in-place lease is charged to amortization expense and the unamortized portion of the above- or below-market lease is charged to rental revenue.

The carrying value of the real estate investments are reviewed to ascertain if there are any indicators of impairment. Factors considered include the type of asset, the economic situation in the area in which the asset is located, the economic situation in the industry in which a tenant is involved and the timeliness of the payments made by a tenant under its lease, as well as any current correspondence that may have been had with a tenant, including property inspection reports. A real estate investment is impaired if the undiscounted cash flows over the expected hold period are less than the real estate investment’s carrying amount. In this case, an impairment loss will be recorded to the extent that the estimated fair value is lower than the real estate investment’s carrying amount. The estimated fair value is determined primarily using information contained within independent appraisals obtained quarterly by the Company from its independent valuation agent. Real estate investments that are expected to be disposed of are valued at the lower of carrying amount or estimated fair value less costs to sell. As of December 31, 2018 and 2017, none of the Company's real estate investments were impaired.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

Investments in Marketable Securities
In accordance with the Company’s investment guidelines as approved by the Company’s board of directors, investments in marketable securities may consist of common and preferred stock of publicly traded REITs and other real estate operating companies. Through December 31, 2017, the Company determined the appropriate classification for these securities at the time of purchase and reevaluated such designation as of each balance sheet date, resulting in the Company classifying its investments in marketable securities as available-for-sale as the Company intended to hold the securities for the purpose of collecting dividend income and for longer term price appreciation. These investments are carried at their estimated fair value based on published prices for each security. Through December 31, 2017, unrealized gains and losses have been reported in accumulated other comprehensive loss.
Effective January 1, 2018, the Company adopted ASU 2016-01, Financial Statements - Overall (Subtopic 825-10) - Recognition and Measurement of Financial Assets and Financial Liabilities, which improves certain aspects of the recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 revised the accounting related to the classification and measurement of investments in equity securities and the presentation of certain fair value changes for financial liabilities measured at fair value. Beginning January 1, 2018, the net unrealized change in the fair value of the Company's investments in marketable securities is recorded in earnings as part of operating income or loss.
The Company adopted ASU 2016-01 using a modified retrospective approach that resulted in recording, on January 1, 2018, a cumulative effect adjustment of $735,639 of net unrealized gain on its investments in marketable securities as of December 31, 2017 into deficit in the accompanying consolidated financial statements.
The Company has reclassified the $69,987 of net realized loss and $193,285 of net realized gain upon sale of marketable securities on the accompanying consolidated statements of operations for the years ended December 31, 2017 and 2016, respectively, to include it in operating income or loss for comparative purposes. This reclassification has not changed the Company's net loss for the years ended December 31, 2017 and 2016.
Upon the sale of a particular security, the realized net gain or loss is computed assuming the shares with the highest cost are sold first.
Borrowings
The Company may obtain various forms of borrowings from market participants. Direct financing costs associated with obtaining borrowings, such as commitment fees, legal fees and other third-party costs, are capitalized and amortized over the terms of the borrowings using a method which approximates the effective interest method. Amortization of financing costs is included in interest expense in the consolidated statements of operations. The unamortized portion of financing costs is reflected as a reduction of the outstanding debt balance on the consolidated balance sheets.
The Company may also assume borrowings in connection with acquisitions. The Company will estimate the fair value of assumed borrowings based upon indications of then-current market pricing for similar types of debt with similar maturities. The assumed borrowings will initially be recorded at their estimated fair value as of the assumption date, with the difference between such estimated fair value and the borrowings’ outstanding principal balance being amortized over the remaining life of the borrowing.
Revenue Recognition
Rental revenue from real estate investments is recognized on a straight-line basis over the terms of the related leases. The differences between rental revenue earned from real estate investments and amounts due under the respective lease agreements are amortized or accreted, as applicable, to deferred rent receivable. Rental revenue will also include amortization of above- and below-market leases, as well as amortization of lease incentives. Revenues relating to lease termination fees for the termination of an entire lease will be recognized at the time that a tenant’s right to occupy the leased space is terminated and collectability is reasonably assured. Also included in rental revenue are tenant reimbursements of certain operating expenses determined in accordance with the terms of the lease agreements.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

In May 2014, FASB issued ASU 2014-09, Revenue From Contracts With Customers. ASU 2014-09 requires entities to recognize revenue in their financial statements in a manner that depicts the transfer of the promised goods or services to its customers in an amount that reflects the consideration to which the entity is entitled at the time of transfer of those goods or services. As a result, the amount and timing of revenue recognition may be affected. However, certain types of contracts are excluded from the provisions of ASU 2014-09, including leases. Other types of real estate related contracts, such as for dispositions or development of real estate, will be impacted by ASU 2014-09. In addition, ASU 2014-09 requires additional disclosures regarding revenue recognition. The Company adopted ASU 2014-09, as amended, on its effective of January 1, 2018, using the cumulative effect adjustment method in the period of adoption. The adoption of ASU 2014-09 did not have an impact on the Company's consolidated financial statements.
Investment income from marketable securities is accrued at each distribution record date.
Organization and Offering Expenses
Organizational expenses and other expenses which do not qualify as offering costs are expensed as incurred from and after the commencement of operations. Offering costs are those costs incurred by the Company, RREEF America and its affiliates on behalf of the Company which relate directly to the Company’s activities of raising capital in the Offerings, preparing for the Offerings, the qualification and registration of the Offerings and the marketing and distribution of the Company’s shares. This includes, but is not limited to, accounting and legal fees, including the legal fees of the dealer managers for the public offerings, costs for registration statement amendments and prospectus supplements, printing, mailing and distribution costs, filing fees, amounts to reimburse RREEF America as the Company’s advisor or its affiliates for the salaries of employees and other costs in connection with preparing supplemental sales literature, amounts to reimburse the dealer managers for amounts that they may pay to reimburse the bona fide due diligence expenses of any participating broker-dealers supported by detailed and itemized invoices, telecommunication costs, fees of the transfer agent, registrars, trustees, depositories and experts, the cost of educational conferences held by the Company (including the travel, meal and lodging costs of registered representatives of any participating broker-dealers) and attendance fees and cost reimbursement for employees of affiliates to attend retail seminars conducted by broker-dealers. Offering costs will be paid from the proceeds of the Offerings. These costs will be treated as a reduction of the total proceeds. Total organization and offering costs incurred by the Company in relation to each of the Initial Public Offering and the Follow-On Public Offering will not exceed 15% of the gross proceeds from the Initial Public Offering or the Follow-On Public Offering, respectively. In addition, the Company will not reimburse RREEF America or the Dealer Manager for any underwriting compensation (a subset of organization and offering costs) which would cause the Company’s total underwriting compensation to exceed 10% of the gross proceeds from the primary portion of the Initial Public Offering or the Follow-On Public Offering, as applicable.

Included in offering costs are (1) distribution fees paid on a trailing basis at the rate of (a) 0.50% per annum on the NAV of the Company's outstanding Class A shares, and (b) 1.00% per annum on the NAV of the Company's outstanding Class T shares, and (2) dealer manager fees paid on a trailing basis at the rate of 0.55% per annum on the NAV of the Company's outstanding Class A and Class I shares (collectively, the "Trailing Fees"); provided, however, that the Class I shares owned by RREEF America do not incur a dealer manager fee on a trailing basis (which inures to the benefit all Class A and Class I stockholders). The Trailing Fees are computed daily based on the respective NAV of each share class as of the beginning of each day and paid monthly. However, at each reporting date, the Company accrues an estimate for the amount of Trailing Fees that ultimately may be paid in the future on the outstanding shares. Such estimate reflects the Company's assumptions for certain variables, including future redemptions, share price appreciation and the total gross proceeds to be raised during each Offering. In addition, the estimated accrual for future Trailing Fees as of a given reporting date may be reduced by the aforementioned limits on total organization and offering costs and total underwriting compensation. Changes in this estimate will be recorded prospectively as an adjustment to additional paid-in capital. As of December 31, 2018, the Company has accrued $3,107,322 in Trailing Fees estimated to be payable in the future with respect to the Initial Public Offering and the Follow-On Public Offering.
Income Taxes

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

The Company has elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), beginning with the year ended December 31, 2013. In order to maintain the Company’s qualification as a REIT, the Company is required to, among other things, distribute as dividends at least 90% of the Company’s REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to the Company’s stockholders, and meet certain tests regarding the nature of the Company’s income and assets. If the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it meets certain criteria and distributes its REIT taxable income to its stockholders. Even if the Company qualifies for taxation as a REIT, the Company may be subject to (1) certain state and local taxes on its income, property or net worth, and (2) federal income and excise taxes on its undistributed income, if any income remains undistributed. The Company intends to operate in a manner that allows the Company to meet the requirements for taxation as a REIT, possibly including creating taxable REIT subsidiaries to hold assets that generate income that would not be consistent with the rules applicable to qualification as a REIT if held directly by the REIT. If the Company were to fail to meet these requirements, it could be subject to federal income tax on the Company’s taxable income at regular corporate rates. The Company would not be able to deduct dividends paid to stockholders in any year in which it fails to qualify as a REIT. The Company will also be disqualified for the four taxable years following the year during which qualification was lost unless the Company is entitled to relief under specific statutory provisions. The Tax Cuts and Jobs Act signed into law in December 2017 did not change the above provisions related to qualification as a REIT.
Reportable Segments
The Company intends to operate in three primary segments: (1) Real Estate Properties, (2) Real Estate Equity Securities, and (3) Real Estate Loans. Through December 31, 2018, the Company has not had any Real Estate Loan investments.

Net Earnings or Loss Per Share

Net earnings or loss per share is calculated using the two-class method. The two-class method is utilized when an entity (1) has different classes of common stock that participate differently in net earnings or loss, or (2) has issued participating securities, which are securities that participate in distributions separately from the entity’s common stock. Pursuant to the advisory agreement between the Company and its advisor (see Note 8), the advisor may earn a performance component of the advisory fee which is calculated separately for each class of common stock which therefore may result in a different allocation of net earnings or loss to each class of common stock. In periods where no performance component of the advisory fee is recognized in the Company’s consolidated statement of operations, the net earnings or loss per share will be the same for each class of common stock. From the Company’s inception through December 31, 2018, the Company has not issued any participating securities.
Concentration of Credit Risk
As of December 31, 2018 and 2017, the Company had cash on deposit at multiple financial institutions which were in excess of federally insured levels. The Company limits significant cash holdings to accounts held by financial institutions with a high credit standing. Therefore, the Company believes it is not exposed to any significant credit risk on its cash deposits.

Recent Accounting Pronouncements

In August 2016, FASB issued ASU 2016-15, Statement of Cash Flows, (Topic 230): Classification of Cash Receipts and Cash Payments, which identifies the principles for the classification of eight specific types of cash flow with the objective of providing specific guidance on these specified cash flows. The cash flows that may be pertinent to the Company in the future include debt prepayment or debt extinguishment costs, contingent consideration of payments made after a business combination, proceeds from the settlement of insurance claims and distributions received. In addition, ASU 2016-15 also specifies the classification of cash flows for payments made under zero-coupon debt instruments, such as the Company's note to affiliate on its consolidated balance sheet as of

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

December 31, 2018. During the year ended December 31, 2016, the Company made one payment of $250,000 to its advisor under the note to affiliate. Under ASU 2016-15, the portion of such payment representing the imputed interest expense, which was $91,726, is included in cash flows from operating activities. Under previous GAAP, the entire payment of $250,000 was reported as a financing activity. The Company adopted ASU 2016-15 on its effective date of January 1, 2018. ASU 2016-15 must be applied retrospectively, implying that prior periods presented should be adjusted to conform to ASU 2016-15, unless to do so would be impracticable. Accordingly, the adoption of ASU 2016-15 impacted the Company's consolidated cash flow statement for the 2016 period in its Annual Report on Form 10-K for the year ending December 31, 2018. Aside from the reclassification related to the aforementioned payment to RREEF America under the note to affiliate, the Company's adoption of ASU 2016-15 did not have a material impact on its consolidated financial statements.

In February 2016, FASB issued ASU 2016-02, Leases (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both lessees and lessors. This new guidance is effective for the Company on January 1, 2019. ASU 2016–02 requires lessees to recognize leases on their balance sheet, and leaves lessor accounting largely unchanged. ASU 2016–02 requires lessors to account for leases using an approach that is substantially equivalent to existing guidance for sales–type leases, direct financing leases and operating leases and requires lessors to capitalize and amortize only incremental direct leasing costs. The guidance provides an optional transition method which would allow entities to initially apply the new guidance in the period of adoption, recognizing a cumulative-effect adjustment to the opening balance of retained earnings, if necessary, and provides a package of practical expedients whereby companies will not be required to reassess (i) whether any expired or existing contracts are or contain leases, (ii) the lease classification (operating versus capital/financing leases) for any expired or existing leases and (iii) initial direct costs for any existing leases ("Package of Practical Expedients").

The Company has adopted ASU 2016-02 beginning on January 1, 2019 and has elected the Package of Practical Expedients, which permits us to (a) continue ASC 840 accounting for leases that commenced prior to January 1, 2019 for the remainder of those lease terms, and (b) apply ASU 2016–02 to leases that commence or are modified after January 1, 2019. The Company does not have any arrangements in which it is the lessee and will therefore not be required to recognize a lease liability or right of use asset within its consolidated balance sheet upon adoption of ASU 2016-02. ASU 2016–02 requires lessors to expense costs incurred to negotiate or arrange a lease regardless of outcome, such as tax or legal advice to negotiate lease terms and costs to advertise or solicit potential tenants, while capitalizing initial direct costs. By electing the Package of Practical Expedients, initial direct costs that were capitalized prior to adoption of ASU 2016–02 are not reassessed. Therefore, such costs shall continue to be amortized over corresponding lease terms.

In July 2018, FASB issued ASU 2018-11, Leases (Topic 842) - Targeted Improvements. Under ASU 2018-11, a lessor may elect a practical expedient to not separate lease and non-lease components of a lease and instead account for them as a single component if two criteria are met: (1) the timing and pattern of transfer of the non-lease component(s) and associated lease component are the same, and (2) the lease component, if accounted for separately, would be classified as an operating lease.

Regarding leases for which the Company is the lessor, the accounting for lease components will be largely unchanged from existing policy as the Company has elected to apply the practical expedient within ASU 2018-11 available to lessors which allows lessors the option to forgo separating non-lease components from lease components when the two aforementioned criteria are met. With respect to the the Company's leases to which this practical expedient could apply, the Company believes the lease component is the predominant component and the leases satisfy the two aforementioned criteria. The Company believes adoption of ASU 2018-11 will not significantly change the accounting for rental and other revenues from operating leases where the Company is the lessor, and that such leases will be accounted for in a manner similar to existing standards with the underlying leased asset being reported and recognized as a real estate asset. As a result of adopting this practical expedient, all leases for which the Company is the lessor, including both lease and non-lease components, will be accounted for together under ASC 842, and the accounting treatment will remain consistent with the Company’s existing policies.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

However, the Company does expect to report rental and other property income and tenant reimbursement income, which has historically been disclosed as two separate line items on the Company's consolidated statements of operations, as a single line item within the consolidated statements of operations beginning January 1, 2019.

In December 2018, FASB issued ASU 2018-20, Leases (Topic 842) - Narrow Scope Improvements for Lessors. Under ASU 2018-20, lessor costs that are paid by a lessee directly to a third party (as opposed to reimbursing the lessor) are required to be shown net within the Company’s consolidated financial statements. The Company's existing policies comply with ASU 2018-20 and as such the adoption of ASU 2018-20 will not have an impact on the Company's consolidated financial statements.

In August 2018, FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) - Disclosure Framework - Changes to Disclosure Requirements for Fair Value Measurement. ASU 2018-13 changes the fair value measurement disclosure requirements of ASC 820 by eliminating, modifying or adding certain disclosure requirements for fair value measurements. ASU 2018-13 is effective for fiscal years beginning after December 15, 2019, including interim periods therein. However, ASU 2018-13 allows an entity to early adopt the provisions regarding eliminating or modifying certain disclosures while not adopting the provisions regarding additional disclosures until the effective date of the ASU. The Company is evaluating the impact of ASU 2018-13 but does not expect a material change to its fair value disclosures.

NOTE 3 — FAIR VALUE MEASUREMENTS
Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. As a basis for considering market participant assumptions in fair value measurements, FASB ASC 820, Fair Value Measurement and Disclosures, establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity's own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).
Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are the unobservable inputs for the asset or liability, which are typically based on an entity's own assumption, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on input from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.
The Company's investments in marketable securities are valued using Level 1 inputs as the securities are publicly traded on major stock exchanges.
FASB ASC 825-10-65-1 requires the Company to disclose fair value information for all financial instruments for which it is practicable to estimate fair value, whether or not recognized in the consolidated balance sheets. Fair value of lines of credit and mortgage loans payable is determined using Level 2 inputs and a discounted cash flow approach with an interest rate and other assumptions that approximate current market conditions. The carrying amount of the Company's line of credit at December 31, 2018 and 2017 approximated its fair value of $84,619,478 and $63,100,000 respectively. See Note 7 - Line of Credit. The Company estimated the fair value of its mortgage loans payable at $33,560,287 and $26,610,378 as of December 31, 2018 and 2017, respectively.
The fair value of the Company's note to affiliate is determined using Level 2 and Level 3 inputs and a discounted cash flow approach with an interest rate and other assumptions that estimate current market conditions.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

The Company has estimated the fair value of its note to affiliate at approximately $2,900,000 and $2,400,000 as of December 31, 2018 and 2017, respectively.
The Company's financial instruments, other than the line of credit, mortgage loans payable and note to affiliate, are generally short-term in nature and contain minimal credit risk. These instruments consist of cash and cash equivalents, accounts and other receivables and accounts payable. The carrying amounts of these assets and liabilities in the consolidated balance sheets approximate their fair value.

NOTE 4 — REAL ESTATE INVESTMENTS AND LEASE INTANGIBLES

The Company acquired four real estate properties during the year ended December 31, 2018 (the "2018 acquisitions"), no real estate property during the year ended December 31, 2017, and one real estate property during the year ended December 31, 2016.

On December 31, 2018, the Company acquired Elston Plaza for the a purchase price of $28,350,000 excluding closing costs. The acquisition was funded with proceeds from the Offerings and by borrowing $27,000,000 under the Company's line of credit. Elston Plaza consists of a 92,806 square-foot retail property leased to 11 tenants, inclusive of a freestanding 4,860 square-foot building which is subject to a ground lease with Chase Bank.

On July 17, 2018, the Company acquired three industrial properties located in Miami, Florida ("Miami Industrial") for a purchase price of $20,700,000 excluding closing costs. The acquisition was funded with proceeds from the Offerings and by borrowing $19,900,000 under the Company's line of credit. Miami Industrial consists of three warehouse distribution buildings totaling 289,919 square feet fully leased to three tenants, with one tenant per building.

On September 27, 2016, the Company acquired 40 Allied Drive ("Allied Drive") for a purchase price of $34,000,000 excluding closing costs. The acquisition was funded with proceeds from the Offerings and by borrowing $32,400,000 from the Company's line of credit. Allied Drive is a two-story, 64,127 square foot medical office building fully leased to three tenants.

All leases at Elston Plaza and Miami Industrial have been classified as operating leases. Under ASU 2017-01, the 2018 acquisitions were determined to be asset acquisitions, resulting in the Company's capitalization of $308,207 and $141,610 of acquisition related costs for Elston Plaza and Miami Industrial, respectively. The Company's allocation of the purchase price (including acquisition related costs) of the 2018 acquisitions to the fair value of the major components of the assets acquired and liabilities assumed, using Level 3 inputs and assumptions, is as follows:

	Elston Plaza	Miami Industrial	2018 Total
Land	$17,766,548	$9,420,343	$27,186,891
Building and improvements	12,167,891	8,124,776	20,292,667
Acquired in-place leases	8,083,407	3,751,504	11,834,911
Acquired above-market leases	69,479	—	69,479
Acquired below-market leases	(9,292,157)	(455,013)	(9,747,170)
Total purchase price	$28,795,168	$20,841,610	$49,636,778
The Company allocated the purchase price of Allied Drive to the fair value of the major components of the assets acquired and liabilities assumed, using Level 3 inputs and assumptions, as follows:

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

2016 Allied Drive
Land	$5,483,925
Building and improvements	19,807,646
Acquired in-place leases	8,861,624
Acquired above-market leases	2,022
Acquired below-market leases	(155,217)
Total purchase price	$34,000,000

The Company recorded revenues and net loss related to the 2018 acquisitions during the year ended December 31, 2018, and Allied Drive acquired during the year ended December 31, 2016, as follows:

	Year Ended December 31, 2018	Year Ended December 31, 2016
Revenues	$809,740	$768,546
Net loss	(39,245)	(153,687)

The Company’s estimated revenues and net loss, on a pro forma basis, as if the 2018 acquisitions were completed on January 1, 2017, are as follows (unaudited):

Year Ended December 31, 2018
Revenues	$23,679,891
Net loss	(4,332,903)
Basic and diluted net loss per share of Class A common stock	$(0.47)
Basic and diluted net loss per share of Class I common stock	$(0.48)
Basic and diluted net loss per share of Class T common stock	$(0.46)

The pro forma information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transactions occurred at the beginning of period presented, nor does it purport to represent the results of future operations.

Future amortization related to acquired intangible assets and liabilities for all of the Company's properties as of December 31, 2018 is as follows:

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

	Acquired in-place leases	Acquired above-market leases	Acquired below-market leases
2019	$4,119,674	$107,827	$(880,408)
2020	3,765,715	105,053	(862,603)
2021	3,558,289	100,559	(850,702)
2022	3,132,067	29,607	(842,446)
2023	1,984,701	19,558	(749,599)
Thereafter	12,094,485	—	(10,783,876)
Total	$28,654,931	$362,604	$(14,969,634)

Weighted average remaining amortization period (in years)	12.4	3.6	19.3
NOTE 5 — RENTALS UNDER OPERATING LEASES

All leases at the Company's properties have been classified as operating leases. The Company's rental and other property income from its real estate investments for the years ended December 31, 2018, 2017 and 2016 is comprised of the following:

	2018	2017	2016
Rental revenue	$15,950,864	$14,474,722	$12,477,787
Straight line revenue	188,339	502,066	836,108
Above- and below-market lease amortization, net	336,111	257,819	1,816,111
Lease incentive amortization	(103,638)	(103,638)	(27,542)
Rental and other property income	$16,371,676	$15,130,969	$15,102,464
The future minimum rentals to be received, excluding tenant reimbursements, under the non-cancelable portions of all of the in-place leases in effect as of December 31, 2018 are as follows:

Year ended December 31,	Future Minimum Rent
2019	$16,617,062
2020	15,300,960
2021	13,198,611
2022	11,666,782
2023	8,645,074
Thereafter	36,330,936
$101,759,425
As of December 31, 2018, the Company owned four office properties (including one medical office property), three retail properties and four industrial properties with a total of thirty-one tenants and one student housing property with 316 beds. As of December 31, 2017 and 2016, the Company owned four office properties (including one medical office property), two retail properties and one industrial property with a total of nineteen tenants and one student housing property with 316 beds. Percentages of gross rental revenues by property and tenants representing more than 10% of the Company's total gross rental revenues (rental and other property income and tenant reimbursement income) for the years ended December 31, 2018, 2017 and 2016 are shown below.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

	Percent of actual gross rental revenues
Property	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
The Flats at Carrs Hill, Athens, GA	16.5%	17.3%	17.3%
Loudoun Gateway, Sterling, VA	15.9	17.1	18.1
Allied Drive, Dedham, MA	15.5	16.6	4.6
Anaheim Hills Office Plaza, Anaheim, CA	12.2	12.6	12.9
Terra Nova Plaza, Chula Vista, CA	11.7	12.4	22.3
Commerce Corner, Logan Township, NJ	10.3	10.4	10.6
Total	82.1%	86.4%	85.8%

	Percent of actual gross rental revenues
Tenant	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Orbital ATK Inc. - Loudoun Gateway	15.9%	17.1%	18.1%
New England Baptist Hospital - Allied Drive	13.3	14.0	3.9
The Sports Authority, Inc. - Terra Nova Plaza (1)	—	—	14.1
Total	29.2%	31.1%	36.1%

(1) On March 2, 2016, The Sports Authority, Inc., a tenant at Terra Nova Plaza, declared bankruptcy and on June 29, 2016, Dick's Sporting Goods, Inc. won the right at auction to assume and/or negotiate a new lease for the space occupied by The Sports Authority, Inc. On September 2, 2016, the Company entered into a 10-year lease with Dick's Sporting Goods, Inc. for the space previously occupied by The Sports Authority, Inc. On September 26, 2016, the lease with Dick's Sporting Goods, Inc. was formally approved by the court administering the bankruptcy proceedings of The Sports Authority, Inc., at which time Dick's Sporting Goods, Inc. became the tenant, effectively terminating the lease with The Sports Authority, Inc. In connection therewith, all outstanding receivables related to The Sports Authority, Inc., including $315,548 of accounts receivable and $228,208 of deferred rent receivable which were previously reserved, were fully written off. In addition, the Company also fully amortized the remaining acquired intangible lease assets and acquired below-market lease intangible related to The Sports Authority, Inc. lease, the effect of which added approximately $1,897,869 to amortization expense and approximately $1,499,234 to rental and other property income on the Company's consolidated statement of operations for the year ended December 31, 2016. The additional acquired below-market lease revenue of $1,499,234 is included in the concentration tables above.
The Company's tenants representing more than 10% of in-place annualized base rental revenues as of December 31, 2018, 2017 and 2016 were as follows:

	Percent of in-place annualized base rental revenues as of
Tenant	December 31, 2018	December 31, 2017	December 31, 2016
Orbital ATK Inc. - Loudoun Gateway	15.9%	18.6%	20.3%
New England Baptist Hospital - Allied Drive	9.3	10.6	12.0
Gateway One Lending and Finance, L.L.C. - Anaheim Hills Office Plaza	4.0	9.4	10.3
Total	29.2%	38.6%	42.6%

NOTE 6 — MARKETABLE SECURITIES

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

The following is a summary of the Company's marketable securities held as of December 31, 2018 and 2017, which consisted entirely of publicly traded shares of common stock in REITs as of each date. All marketable securities held as of December 31, 2017 were available-for-sale securities and none were considered impaired on an other-than-temporary basis. Pursuant to ASU 2016-01 adopted by the Company (see Note 2), beginning on January 1, 2018, unrealized changes in fair value of the Company's investments in marketable securities are recorded in earnings.

	December 31, 2018	December 31, 2017
Marketable securities—cost	$14,646,147	$9,310,538
Unrealized gains	676,315	832,651
Unrealized losses	(587,428)	(97,012)
Net unrealized gain	88,887	735,639
Marketable securities—fair value	$14,735,034	$10,046,177

Upon the sale of a particular security, the realized net gain or loss is computed assuming the shares with the highest cost are sold first. During the year ended December 31, 2018, marketable securities sold generated proceeds of $21,549,268 resulting in gross realized gains of $560,037 and gross realized losses of $976,347. During the year ended December 31, 2017, marketable securities sold generated proceeds of $14,616,961 resulting in gross realized gains of $533,478 and gross realized losses of $603,465. During the year ended December 31, 2016, marketable securities sold generated proceeds of $13,711,596 resulting in gross realized gains of $894,812 and gross realized losses of $701,527.

NOTE 7 — NOTES PAYABLE

Wells Fargo Line of Credit

On March 6, 2015, the Company, as guarantor, and the wholly-owned subsidiaries of the Operating Partnership, as co-borrowers, entered into a secured revolving line of credit arrangement (the “Wells Fargo Line of Credit”) pursuant to a credit agreement with Wells Fargo Bank, National Association, as administrative agent, and other lending institutions that may become parties to the credit agreement. The Wells Fargo Line of Credit had a three-year term set to mature on March 6, 2018 with two one-year extension options exercisable by the Company upon satisfaction of certain conditions and payment of applicable extension fees. As of December 31, 2017, the outstanding balance was $63,100,000 and the weighted average interest rate was 3.16%. As of December 31, 2017, the maximum borrowing capacity was $69,900,795, and the Company was in compliance with all covenants.

On February 27, 2018, the Company, as guarantor, and certain of the wholly owned subsidiaries of the Operating Partnership, as co-borrowers, entered into an amended and restated secured revolving credit facility (the “Revised Wells Fargo Line of Credit”) with Wells Fargo Bank, National Association, as administrative agent, and other lending institutions that may become parties to the credit agreement. The Revised Wells Fargo Line of Credit has a three-year term maturing February 27, 2021. The Company has two one-year extension options following the initial term subject to satisfaction of certain conditions and payment of applicable extension fees.

The interest rate under the Revised Wells Fargo Line of Credit is based on the 1-month London Inter-bank Offered Rate ("LIBOR") with a spread of 160 to 180 basis points depending on the debt yield as defined in the agreement. In addition, the Revised Wells Fargo Line of Credit has a maximum capacity of $100,000,000 and is expandable by the Company up to a maximum capacity of $200,000,000 upon satisfaction of specified conditions. Each requested expansion must be for at least $25,000,000 and may result in the Revised Wells Fargo Line of Credit being syndicated. As of December 31, 2018, the outstanding balance was $84,619,478 and the weighted average interest rate was 4.07%.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

At any time, the borrowing capacity under the Revised Wells Fargo Line of Credit is based on the lesser of (1) an amount equal to 65% of the aggregate value of the properties in the collateral pool as determined by lender appraisals, (2) an amount that results in a minimum debt yield of 10% based on the in-place net operating income of the collateral pool as defined, or (3) the maximum capacity of the Revised Wells Fargo Line of Credit. Proceeds from the Revised Wells Fargo Line of Credit can be used to fund acquisitions, redeem shares pursuant to the Company's redemption plan and for any other corporate purpose. As of December 31, 2018, the Company's maximum borrowing capacity was the maximum capacity of $100,000,000.

The Revised Wells Line of Credit agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including that there must be five properties in the collateral pool at all times, and that collateral pool also meet specified concentration provisions, unless waived by the lender. In addition, the Company, as guarantor, must meet tangible net worth hurdles. The Company was in compliance with all financial covenants as of December 31, 2018.

Nationwide Life Insurance Loan

On March 1, 2016, RPT Flats at Carrs Hill, LLC, a wholly owned subsidiary of the Operating Partnership, entered into a credit agreement with Nationwide Life Insurance Company (the "Nationwide Loan"). Proceeds of $14,500,000 obtained from the Nationwide Loan were used to repay outstanding balances under the Wells Fargo Line of Credit, thereby releasing Flats at Carrs Hill from the Wells Fargo Line of Credit. The Nationwide Loan is a secured, fully non-recourse loan with a term of ten years with no extension options. The Nationwide Loan carries a fixed interest rate of 3.63% and requires monthly interest-only payments of $43,862 during the entire term.

The Nationwide Loan permits voluntary prepayment of the full amount of the Nationwide Loan at any time subject to payment of the applicable prepayment premium, which is (a) the greater of a yield maintenance calculation or 1.0% of the principal amount outstanding for prepayments occurring up to and including the 96th month of the term, (b) 2.0% of the principal amount outstanding for prepayments occurring during months 97 through 102 of the term, or (c) 1% of the principal amount outstanding for prepayments occurring during months 103 through 114 of the term. The Nationwide Loan is prepayable at par during the last six months of the term. Additionally, the Nationwide Loan contains a one-time option to be assumed by a new borrower subject to satisfaction, in Nationwide’s sole discretion, of specified conditions and payment of a fee equal to 1.0% of the outstanding balance of the Nationwide Loan.

Hartford Life Insurance Company

On December 1, 2016 , RPT 1109 Commerce Boulevard, LLC, a wholly owned subsidiary of the Operating Partnership, entered into a credit agreement with Hartford Life Insurance Company (the "Hartford Loan"). Proceeds of $13,000,000 obtained from the Hartford Loan were used to repay outstanding balances under the Wells Fargo Line of Credit, thereby releasing Commerce Corner from the Wells Fargo Line of Credit. The Hartford Loan is a secured, fully non-recourse loan with a term of seven years with no extension options. The Hartford loan carries a fixed interest rate of 3.41% with interest-only payments for the first 24 months of the term, then principal and interest payments for the remainder of the term, based upon a 30-year amortization schedule.

The Hartford Loan permits voluntary prepayment of the full amount of the Hartford Loan at any time after 18th month of the term the subject to payment of the applicable prepayment premium, which is (a) equal to a yield maintenance calculation for prepayments occurring from the beginning of the 19th month of the term up to and including the 60th month of the term, or (b) 1.0% of the principal amount outstanding for prepayments occurring during months 61 through 72 of the term. The Hartford Loan is prepayable at par during the last twelve months of the term. Additionally, the Hartford Loan contains a one-time option to be assumed by a new borrower subject to satisfaction, in Hartford's sole discretion, of specified conditions and payment of a fee equal to 1.0% of the outstanding balance of the Hartford Loan.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

Transamerica Life Insurance Company

On December 6, 2018, RPT Wallingford Plaza, LLC, a wholly owned subsidiary of the Operating Partnership, entered into a credit agreement with Transamerica Premier Life Insurance Company (the"Transamerica Loan"). Proceeds of $6,950,000, net of transaction costs, obtained from the Transamerica Loan were used to repay outstanding balances under the Revised Wells Fargo Line of Credit, thereby releasing Wallingford Plaza from the Revised Wells Fargo Line of Credit. The Transamerica Loan is a secured, fully non-recourse loan with a term of ten years with no extension options. The Transamerica Loan carries a fixed interest rate of 4.56% with interest-only payments for the first 24 months of the term, then principal and interest payments for the remainder of the term, based upon a 30-year amortization schedule.

The Transamerica Loan permits voluntary prepayment of the full amount of the Transamerica Loan at any time subject to payment of the applicable prepayment premium, which is equal to a yield maintenance calculation for prepayments occurring from the beginning the term up to 90 days before the maturity date. The Transamerica Loan is prepayable at par during the last ninety days of the term. Additionally, the Transamerica Loan contains a one-time option to be assumed by a new borrower subject to satisfaction, in Transamerica’s sole discretion, of specified conditions and payment of a fee equal to 1.0% of the outstanding balance of the Transamerica Loan.

The following is a reconciliation of the carrying amounts of the line of credit and mortgage loans payable as of December 31, 2018 and 2017:

	December 31, 2018	December 31, 2017
Line of credit	$84,619,478	$63,100,000
Deduct: Deferred financing costs, less accumulated amortization	(573,858)	(77,939)
Line of credit, net	$84,045,620	$63,022,061

Mortgage loans payable	$34,450,000	$27,500,000
Deduct: Deferred financing costs, less accumulated amortization	(394,721)	(245,569)
Mortgage loans payable, net	$34,055,279	$27,254,431

Aggregate future principal payments due on the line of credit and mortgage loans payable as of December 31, 2018 are as follows:

Year	Amount
2019	$253,331
2020	262,106
2021	84,992,158
2022	396,238
2023	12,053,845
Thereafter	21,111,800
Total	$119,069,478

NOTE 8 — RELATED PARTY ARRANGEMENTS

Advisory Agreement

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

RREEF America is entitled to compensation and reimbursements in connection with the management of the Company's investments in accordance with an advisory agreement between RREEF America and the Company (the "Advisory Agreement"). The Advisory Agreement is for a one-year term and is renewable annually upon the review and approval of the Company's board of directors, including the approval of a majority of the Company's independent directors. The Advisory Agreement has a current expiration date of January 20, 2020. There is no limit to the number of terms for which the Advisory Agreement can be renewed.
Fees

Under the Advisory Agreement, RREEF America can earn an advisory fee split between two components as described below.

1.
The fixed component accrues daily in an amount equal to 1/365th of 1.0% of the NAV of the outstanding shares of each class of common stock for such day. The fixed component of the advisory fee is payable monthly in arrears.

2.
The performance component is calculated for each class of common stock on the basis of the total return to stockholders of each class and is measured by the total distributions per share declared to such class plus the change in the NAV per share for such class. For any calendar year in which the total return per share allocable to a class exceeds 6% per annum (the “Hurdle Amount”), RREEF America will receive up to 10% of the aggregate total return allocable to such class with a Catch-Up (defined below) calculated as follows: first, if the total return for the applicable period exceeds the Hurdle Amount, 25% of such total return in excess of the Hurdle Amount (the “Excess Profits”) until the total return reaches 10% (commonly referred to as a “Catch-Up”); and second, to the extent there are remaining Excess Profits, 10% of such remaining Excess Profits. The performance component earned by RREEF America for each class is subject to certain other adjustments which do not apply unless the NAV per share is below $12.00 per share. The performance component is payable annually in arrears.

The fees earned by RREEF America for the years ended December 31, 2018, 2017 and 2016 are shown below.

	Year Ended December 31,
	2018	2017	2016
Fixed component	$1,267,755	$1,050,573	900,726
Performance component	573,875	672,900	274,905
	$1,841,630	$1,723,473	$1,175,631

Expense Reimbursements

Under the Advisory Agreement, RREEF America is entitled to reimbursement of certain costs incurred by RREEF America or its affiliates that are not incurred under the Expense Support Agreement, as discussed below. Costs eligible for reimbursement, if they were not incurred under the Expense Support Agreement, include most third-party operating expenses, salaries and related costs of RREEF America's employees who perform services for the Company (but not those employees for which RREEF America earns a separate fee or those employees who are executive officers of the Company) and travel related costs for RREEF America's employees who incur such costs on behalf of the Company. Reimbursement payments to RREEF America are subject to the limitations described below under "Reimbursement Limitations."
For the years ended December 31, 2018 and 2017, RREEF America incurred $306,498 and $267,942 in reimbursable operating expenses, respectively, that were subject to reimbursement under the terms and conditions of the Advisory Agreement. As of December 31, 2018 and 2017, the Company had a payable to RREEF America of $73,100 and $58,874, respectively, for operating expenses reimbursable under the terms and conditions of the

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

Advisory Agreement.

Organization and Offering costs

Under the Advisory Agreement, RREEF America agreed to pay all of the Company’s organization and offering costs incurred through January 3, 2013. In addition, RREEF America agreed to pay certain of the Company’s organization and offering costs from January 3, 2013 through January 3, 2014 that were incurred in connection with certain offering related activities. In total, RREEF America incurred $4,618,318 of these costs (the “Deferred O&O”) on behalf of the Company from the Company’s inception through January 3, 2014. Pursuant to the Advisory Agreement, the Company began reimbursing RREEF America monthly for the Deferred O&O on a pro rata basis over 60 months beginning in January 2014. The Deferred O&O balance was fully reimbursed as of December 31, 2018. For the years ended December 31, 2018 and 2017, the Company reimbursed RREEF America $928,216 and $923,159, respectively, for Deferred O&O.
The amount of Deferred O&O payable to RREEF America is as follows:

	December 31, 2018	December 31, 2017
Total Deferred O&O	$4,618,318	$4,618,318
Cumulative reimbursements made to RREEF America	(4,618,318)	(3,690,102)
Remaining Deferred O&O reimbursable to RREEF America	$—	$928,216

Expense Support Agreement
Pursuant to the terms of the expense support agreement, as most recently amended on January 20, 2016 (the "Expense Support Agreement"), RREEF America agreed to defer reimbursement of certain expenses related to the Company's operations that RREEF America has incurred that are not part of the Deferred O&O described above and, therefore, are in addition to the Deferred O&O amount (the “Expense Payments”). The Expense Payments include organization and offering costs and operating expenses as described above under the Advisory Agreement. RREEF America incurred these expenses until the date upon which the aggregate Expense Payments by RREEF America reached $9,200,000. As of December 31, 2015, the Company had incurred a total of $9,200,000 in Expense Payments in addition to the $4,618,318 of Deferred O&O noted above. The balance of $9,200,000 in Expense Payments consisted of $3,775,369 in organization and offering costs for the Initial Public Offering, $195,450 of offering costs for the Private Offering and $5,229,181 in operating expenses. The Company has not received any Expense Payments since December 31, 2015.
Pursuant to the Expense Support Agreement, reimbursement of the Expense Payments was triggered in January 2016, for which the Company would reimburse RREEF America $250,000 per quarter. In accordance with the quarterly reimbursement schedule, the Company's obligation to reimburse RREEF America represented a non-interest bearing note due to RREEF America ("Note to Affiliate") which is subject to the imputation of interest. In accordance therewith, as of January 1, 2016, the Company recorded a discount on the Note to Affiliate equal to the difference between the $9,200,000 face amount and the present value of the contractual reimbursements using an estimated market interest rate of 5.0%. As of January 1, 2016, the Company recorded a discount on the Note to Affiliate in the amount of $1,861,880 which was to be amortized to interest expense over the contractual reimbursement period using the effective interest method. For the three months ended March 31, 2016, the Company made one payment of $250,000 to RREEF America and amortized $91,726 of the discount into interest expense.
On April 25, 2016, the Company and RREEF America entered into a letter agreement that amended certain provisions of the Advisory Agreement and the Expense Support Agreement (the "Letter Agreement"). The Letter Agreement provides, in part, that the Company's obligations to reimburse RREEF America for Expense Payments under the Expense Support Agreement are suspended until the first calendar month following the month in which the Company has reached $500,000,000 in offering proceeds from the Offerings (the "ESA Commencement Date"). The

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

Company currently owes $8,950,000 to RREEF America under the Expense Support Agreement. Beginning the month following the ESA Commencement Date, the Company will make monthly reimbursement payments to RREEF America in the amount of $416,667 for the first 12 months and $329,166 for the second 12 months, subject to monthly reimbursement payment limitations described in the Letter Agreement. The execution of the Letter Agreement represents a modification of the Note to Affiliate, and as such, the unamortized discount on the Note to Affiliate as of April 25, 2016 is instead being amortized over the estimated repayment period pursuant to the Letter Agreement. In accordance therewith, the Company is amortizing the remaining discount using an interest rate of 1.93%. For the years ended December 31, 2018 and 2017, the Company amortized $145,135 and $142,355, respectively, of the discount on the Note to Affiliate into interest expense.
In addition, pursuant to the Letter Agreement, if RREEF America is serving as the Company's advisor at the time that the Company or the Operating Partnership undertakes a liquidation, the Company's remaining obligations to reimburse RREEF America for the unpaid monthly reimbursements under the Expense Support Agreement shall be waived.

Dealer Manager Agreement

Effective July 1, 2016, the Company and the Operating Partnership terminated the amended and restated dealer manager agreement, dated as of January 26, 2016, with SC Distributors, Inc. On July 1, 2016, the Company and its Operating Partnership entered into the new dealer manager Agreement (the "Dealer Manager Agreement") with DWS Distributors, Inc. (formerly known as Deutsche AM Distributors, Inc.), an affiliate of the Company's sponsor and advisor (the "Dealer Manager"). The Dealer Manager Agreement governs the distribution by the Dealer Manager of the Company’s Class A shares, Class I shares, Class N shares and Class T shares of common stock in the Follow-On Public Offering and any subsequent registered public offering. In connection with the ongoing Trailing Fees to be paid in the future, the Company and the Dealer Manager entered into an agreement whereby the Company will pay to the Dealer Manager the Trailing Fees that are attributable to the Company's shares issued in the Company's Initial Public Offering that remain outstanding. In addition, the Company is obligated to pay to the Dealer Manager Trailing Fees that are attributable to the Company's shares issued in the Follow-On Public Offering. As of December 31, 2018 and 2017, the Company has accrued $85,874 and $67,279, respectively, in Trailing Fees currently payable to the Dealer Manager, and $3,107,322 and $2,238,576, respectively, in Trailing Fees estimated to become payable in the future to the Dealer Manager, both of which are included in due to affiliates on the consolidated balance sheets. The Company also pays the Dealer Manager upfront selling commissions and upfront dealer manager fees in connection with its Offerings, as applicable. For the years ended December 31, 2018 and 2017, the Dealer Manager has earned upfront selling commissions and upfront dealer manager fees totaling $542,383 and $122,801, respectively. For the six months ended December 31, 2016, which were the first six months of the engagement of the Dealer Manager, the Dealer Manager earned upfront selling commissions and upfront dealer manager fees totaling $6,145.

Under the Dealer Manager Agreement, the Company is obligated to reimburse the Dealer Manager for certain offering costs incurred by the Dealer Manager on the Company's behalf, including but not limited to broker-dealer sponsorships, attendance fees for retail seminars conducted by broker-dealers, and travel costs for certain personnel of the Dealer Manager who are dedicated to the distribution of the Company's shares of common stock. For the years ended December 31, 2018 and 2017, the Dealer Manager incurred $321,862 and $315,622, respectively. As of December 31, 2018 and 2017, the Company had payable to the Dealer Manager $329,382 and $315,622, respectively, of such cost which were included in due to affiliates on the consolidated balance sheets.
Reimbursement Limitations

Organization and Offering costs
The Company will not reimburse RREEF America for any organization and offering costs which would cause the Company's total organization and offering costs with respect to a public Offering to exceed 15% of the gross proceeds from such public Offering. Further, the Company will not reimburse RREEF America or the Dealer

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

Manager for any underwriting compensation (a subset of organization and offering costs) which would cause the total underwriting compensation with respect to a public Offering to exceed 10% of the gross proceeds from the primary portion of such public Offering. Through June 30, 2016, which was the end of the Initial Public Offering, the Company had raised $102,831,442 in gross proceeds from the Initial Public Offering. A summary of the Company's total organization and offering costs for the Initial Public Offering is shown below.

	Deferred O&O - RREEF America	Expense Payments - O&O Portion	Other organization and offering costs (1)	Total organization and offering costs
Balance, December 31, 2018 and 2017	$4,618,318	$3,775,369	$7,031,029	$15,424,716
(1) Includes $770,887 and $1,355,890 of accrued trailing fees for the Initial Public Offering as of December 31, 2018 and 2017, respectively.
As of December 31, 2018, in the Follow-On Public Offering, the Company had raised $68,104,871 in gross proceeds and incurred total organization and offering costs of $6,953,825, including estimated accrued Trailing Fees payable in the future of $2,336,435.
Operating Expenses
Pursuant to the Company’s charter, the Company may reimburse RREEF America, at the end of each fiscal quarter, for total operating expenses incurred by RREEF America, whether under the Expense Support Agreement or otherwise. However, the Company may not reimburse RREEF America at the end of any fiscal quarter for total operating expenses (as defined in the Company’s charter) that, in the four consecutive fiscal quarters then ended, exceed the greater of 2% of average invested assets or 25% of net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Company's assets for that period (the “2%/25% Guidelines”). Notwithstanding the foregoing, the Company may reimburse RREEF America for expenses in excess of the 2%/25% Guidelines if a majority of the Company’s independent directors determines that such excess expenses are justified based on unusual and non-recurring factors. For the four fiscal quarters ended December 31, 2018, total operating expenses of the Company were $3,712,160, which did not exceed the 2%/25% Guidelines. For the four fiscal quarters ended December 31, 2017, total operating expenses of the Company were $3,339,537, which did not exceed the 2%/25% Guidelines.
Due to Affiliates and Note to Affiliate
In accordance with all the above, as of December 31, 2018 and 2017, the Company owed RREEF America and the Dealer Manager the following amounts:

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

	December 31, 2018	December 31, 2017
Deferred O&O	$—	$928,216
Reimbursable under the advisory agreement	73,100	58,874
Reimbursable under Dealer Manager Agreement	329,382	315,622
Advisory fees	696,384	766,624
Accrued Trailing Fees, including currently payable portion	3,193,196	2,305,855
Due to affiliates	$4,292,062	$4,375,191

Note to Affiliate	$8,950,000	$8,950,000
Unamortized discount	(1,364,618)	(1,509,753)
Note to Affiliate, net of unamortized discount	$7,585,382	$7,440,247

NOTE 9 — CAPITALIZATION

Under the Company's charter, as most recently amended on February 16, 2017, the Company has the authority to issue 1,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. All shares of such stock have a par value of $0.01 per share. The Company's authorized shares of common stock are allocated between classes as follows:

Common Stock	No. of Authorized Shares
Class A shares	200,000,000
Class I shares	200,000,000
Class T shares	250,000,000
Class D shares	50,000,000
Class N shares	300,000,000
1,000,000,000

Class A shares are subject to selling commissions of up to 3% of the purchase price, and annual dealer manager fees of 0.55% and annual distribution fees of 0.50% of NAV, both paid on a trailing basis. Class I shares are subject to annual dealer manager fees of 0.55% of NAV paid in a trailing basis, but are not subject to any selling commissions or distribution fees. Class T shares are subject to selling commissions of up to 3% of the purchase price, an upfront dealer manager fee of 2.50% of the purchase price, and annual distribution fees of 1.0% of NAV paid on a trailing basis for approximately three years (assuming the maximum selling commission was charged at purchase). Class D shares sold in the Private Offering are subject to selling commissions of up to 1.0% of the purchase price, but do not incur any dealer manager or distribution fees.

Class N shares are not sold in the primary portion of a public Offering, but will be issued upon conversion of an investor's Class T shares once (i) the investor's Class T share account for a given public Offering has incurred a specified amount of commissions, dealer manager fees and distribution fees, not to exceed 8.5% of the investor's purchase price of the Class T shares purchased in the primary portion of such public Offering; (ii) the total underwriting compensation from whatever source with respect to a public Offering exceeds 10% of the gross proceeds from the primary portion of such public Offering; (iii) a listing of the Class N shares; or (iv) the Company's merger or consolidation with or into another entity or the sale or after disposition of all or substantially all of the Company's assets.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

Prior to February 16, 2017, Class T shares were subject to selling commissions of up to 3% of the purchase price, an upfront dealer manager fee of 2.75% of the purchase price, and annual distribution fees of 1.0% of NAV paid on a trailing basis for approximately four years (assuming the maximum selling commission was charged at purchase).

The Company's board of directors is authorized to amend its charter from time to time, without the approval of the stockholders, to increase or decrease the aggregate number of authorized shares of common stock or the number of shares of any class or series that the Company has authority to issue.

Distribution Reinvestment Plan

The Company has adopted a distribution reinvestment plan that will allow stockholders to have the cash distributions attributable to the class of shares that the stockholder owns automatically invested in additional shares of the same class. Shares are offered pursuant to the Company's distribution reinvestment plan at the NAV per share applicable to that class, calculated as of the distribution date and after giving effect to all distributions. Stockholders who elect to participate in the distribution reinvestment plan, and who are subject to U.S. federal income taxation laws, may incur a tax liability on an amount equal to the fair value on the relevant distribution date of the shares of the Company's common stock purchased with reinvested distributions, even though such stockholders have elected not to receive the distributions used to purchase those shares of the Company's common stock in cash.

Redemption Plan

In an effort to provide the Company's stockholders with liquidity in respect of their investment in shares of the Company's common stock, the Company has adopted a redemption plan whereby on a daily basis stockholders may request the redemption of all or any portion of their shares. The redemption price per share is equal to the Company's NAV per share of the class of shares being redeemed on the date of redemption. The total amount of redemptions in any calendar quarter will be limited to shares whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of the Company's combined NAV for all classes of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion generally will be carried over to the next quarter and not any subsequent quarter, except that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for all classes of shares as of the last day of the previous calendar quarter. If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, redemption requests during the next quarter will be satisfied on a stockholder by stockholder basis, which the Company refers to as a per stockholder allocation, instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each stockholder would be allowed to request redemption at any time during such quarter of a total number of shares not to exceed 5% of the shares of common stock the stockholder held as of the end of the prior quarter. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total redemptions for the immediately preceding quarter exceeded 4% of the Company's NAV on the last business day of such preceding quarter. If total redemptions during a quarter for which the per stockholder allocation applies are equal to or less than 4% of the Company's NAV on the last business day of such preceding quarter, then redemptions will again be satisfied on a first-come, first-served basis for the next succeeding quarter and each quarter thereafter.
Each redemption request will be evaluated by the Company in consideration of rules and regulations promulgated by the Internal Revenue Service with respect to dividend equivalent redemptions. Redemptions that may be considered dividend equivalent redemptions may adversely affect the Company or its stockholders. Accordingly, the Company may reject any redemption request that it reasonably believes may be treated as a dividend equivalent redemption.
While there is no minimum holding period, shares redeemed within 365 days of the date of the initial purchase will be redeemed at the Company's NAV per share of the class of shares being redeemed on the date of redemption less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

In the event that any stockholder fails to maintain a minimum balance of $500 worth of shares of common stock, the Company may redeem all of the shares held by that stockholder at the redemption price per share in effect on the date it is determined that the stockholder has failed to meet the minimum balance, less the short-term trading discount of 2%, if applicable. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in the Company's NAV.

During the years ended December 31, 2018, 2017 and 2016, redemption requests were received as shown below. The Company funded these redemptions with cash flow from operations, borrowings on the Wells Fargo Line of Credit or offering proceeds. The weighted average redemption prices are shown before allowing for any applicable 2% short-term trading discounts.

Year ended December 31, 2018	Shares	Weighted Average Share Price	Amount
Class A	576,130	$13.95	$8,036,195
Class I	181,840	13.98	2,534,285

Year ended December 31, 2017	Shares		Weighted Average Share Price	Amount
Class A	279,647		$13.48	$3,769,850
Class I	394,416		13.61	5,368,042
Class T	4,043	*	15.29	61,818
* Repurchased in private transactions.

Year ended December 31, 2016	Shares	Weighted Average Share Price	Amount
Class A	709,572	$12.93	$9,170,461
Class I	84,614	13.15	1,111,990

The Company's board of directors has the discretion to suspend or modify the redemption plan at any time, including in circumstances where it (1) determines that such action is in the best interest of the Company's stockholders, (2) determines that it is necessary due to regulatory changes or changes in law or (3) becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed. In addition, the Company's board of directors may suspend the Follow-On Public Offering, including the redemption plan, if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of the Company's assets. If the board of directors materially amends (including any reduction of the quarterly limit) or suspends the redemption plan during any quarter, other than any temporary suspension to address certain external events unrelated to the Company's business, any unused portion of that quarter’s 5% limit will not be carried forward to the next quarter or any subsequent quarter.

NOTE 10 - NET LOSS PER SHARE

The Company computes net earnings or loss per share of Class A, Class I and Class T common stock using the two-class method. RREEF America may earn a performance component of the advisory fee (see Note 8) which may impact the net earnings or loss of each class of common stock differently. The calculated performance component for the years ended December 31, 2018, 2017 and 2016, and the impact on each class of common stock, are shown below.

Basic and diluted net loss per share for each class of common stock is computed using the weighted-average number of common shares outstanding during the period for each class of common stock. The Company has not

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

issued any dilutive or potentially dilutive securities, and thus the basic and diluted net loss per share for a given class of common stock is the same for each period presented.
The following table sets forth the computation of basic and diluted net loss per share for each of the Company’s Class A, Class I and Class T common stock.

	Year Ended December 31, 2018
	Class A	Class I	Class T
Basic and diluted net loss per share:
Allocation of net loss before performance fee	$(1,281,920)	$(1,765,786)	$(107,749)
Allocation of performance fees	(207,021)	(352,805)	(14,049)
Total Numerator	$(1,488,941)	$(2,118,591)	$(121,798)
Denominator - weighted average number of common shares outstanding	3,691,760	5,085,231	310,304
Basic and diluted net loss per share:	$(0.40)	$(0.42)	$(0.39)
	—
	Year Ended December 31, 2017
	Class A	Class I	Class T
Basic and diluted net loss per share:
Allocation of net loss before performance fee	$(978,373)	$(1,086,451)	$(3,955)
Allocation of performance fees	(283,358)	(387,354)	(2,188)
Total Numerator	$(1,261,731)	$(1,473,805)	$(6,143)
Denominator - weighted average number of common shares outstanding	3,678,616	4,084,980	14,871
Basic and diluted net loss per share:	$(0.34)	$(0.36)	$(0.41)

	Year Ended December 31, 2016
	Class A	Class I	Class T
Basic and diluted net loss per share:
Allocation of net loss before performance fee	$(2,084,671)	$(1,984,511)	$(2,389)
Allocation of performance fees	(115,515)	(158,985)	(405)
Total Numerator	$(2,200,186)	$(2,143,496)	$(2,794)
Denominator - weighted average number of common shares outstanding	3,511,189	3,342,490	4,024
Basic and diluted net loss per share:	$(0.63)	$(0.64)	$(0.69)

NOTE 11 — DISTRIBUTIONS

In order to qualify as a REIT, the Company is required, among other things, to distribute dividends each taxable year of at least 90% of its taxable income determined without regard to the dividends-paid deduction and excluding net capital gains, and to meet certain tests regarding the nature of the Company's income and assets. The Company expects that its board of directors will continue to declare distributions with a daily record date, payable monthly in arrears. Any distributions the Company makes will be at the discretion of its board of directors, considering factors such as its earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. The Company commenced operations on May 30, 2013 and elected taxation as a REIT beginning the year ended December 31, 2013. Distributions for each month are payable on or before the first day of the following month. However, any distributions reinvested by the stockholders in accordance with the Company's dividend reinvestment

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

plan are reinvested at the per share NAV of the same class determined at the close of business on the last business day of the month in which the distributions were accrued.

Shown below are details of the Company's distributions for 2018, 2017 and 2016.

	Three Months Ended				Total
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Declared daily distribution rate, before adjustment for class-specific fees	$0.00189004	$0.00190140	$0.00192261	$0.00192836
Distributions paid or payable in cash	$780,511	$831,391	$928,395	$980,091	$3,520,388
Distributions reinvested	619,468	661,799	733,528	802,226	2,817,021
Distributions declared	$1,399,979	$1,493,190	$1,661,923	$1,782,317	$6,337,409
Class A shares issued upon reinvestment	22,714	22,901	23,500	22,805	91,920
Class I shares issued upon reinvestment	21,479	23,520	27,180	32,291	104,470
Class T shares issued upon reinvestment	678	976	1,548	1,855	5,057

	Three Months Ended				Total
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Declared daily distribution rate, before adjustment for class-specific fees	$0.00183555	$0.00183207	$0.00185445	$0.00186845
Distributions paid or payable in cash	$716,755	$742,522	$772,986	$771,149	$3,003,412
Distributions reinvested	518,614	541,538	578,604	603,473	2,242,229
Distributions declared	$1,235,369	$1,284,060	$1,351,590	$1,374,622	$5,245,641
Class A shares issued upon reinvestment	23,567	23,806	23,649	23,348	94,370
Class I shares issued upon reinvestment	15,152	16,611	18,986	20,269	71,018
Class T shares issued upon reinvestment	—	—	17	399	416

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

	Three Months Ended				Total
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Declared daily distribution rate, before adjustment for class-specific fees	$0.00179534	$0.00177203	$0.00181182	$0.00182234
Distributions paid or payable in cash	$633,913	$631,394	$670,484	$699,572	$2,635,363
Distributions reinvested	407,009	457,276	504,020	513,834	1,882,139
Distributions declared	$1,040,922	$1,088,670	$1,174,504	$1,213,406	$4,517,502
Class A shares issued upon reinvestment	18,860	21,726	24,151	23,973	88,710
Class I shares issued upon reinvestment	12,476	13,284	14,159	14,540	54,459
NOTE 12 — INCOME TAXES

The Company elected taxation as a REIT for federal income tax purposes for the year ended December 31, 2013. In each calendar year that the Company qualifies for taxation as a REIT, the Company generally will not be subject to federal income tax to the extent it meets certain criteria and distributes its REIT taxable income to its stockholders. Distributions declared and paid by the Company may consist of ordinary income, qualified dividends, return of capital, capital gains or a combination thereof. The characterization of the distributions into these various components will impact how the distributions are taxable to the stockholder who received them. Distributions to the extent of our current and accumulated earnings and profits for federal income tax purposes are taxable to the recipient as either ordinary dividend income, qualified dividend income or capital gain dividends. Distributions in excess of these earnings and profits (calculated for income tax purposes) constitute a non-taxable return of capital rather than ordinary dividend income or a capital gain distribution and reduce the recipient’s basis in the shares to the extent thereof. Distributions in excess of earnings and profits that reduce a recipient’s basis in the shares have the effect of deferring taxation of the amount of the distribution until the sale of the stockholder’s shares. If the recipient's basis is reduced to zero, distributions in excess of the aforementioned earnings and profits (calculated for income tax purposes) constitute taxable gain. The characterization of the distributions is generally determined during the month of January following the close of the tax year, and is as follows for the years ended December 31, 2018, 2017 and 2016:

Characterization	Year Ended December 31, 2018	Year Ended December 31, 2017	Year Ended December 31, 2016
Ordinary income	24.4049%	19.2608%	22.9152%
Capital gain distribution	—	—	1.5666
Nondividend distributions (return of capital)	75.5951	80.7392	75.5182
Total	100.0000%	100.0000%	100.0000%

Net worth and similar taxes paid to certain states where the Company owns real estate properties were $24,167, $42,198 and $6,221 for the years ended December 31, 2018, 2017 and 2016, respectively.

The Company assesses its significant tax positions in accordance with U.S. GAAP for all open tax years and determine whether it has any material unrecognized liabilities from uncertain tax benefits. If a tax position is not considered “more-likely-than-not” to be sustained solely on its technical merits, no benefits of the tax position are to be recognized (for financial statement purposes). As of December 31, 2018 and 2017, the Company has no assets or liabilities for uncertain tax positions. With few exceptions, the Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for years before 2015.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

NOTE 13 — SEGMENT INFORMATION

For the years ended December 31, 2018, 2017 and 2016, the Company had two segments with reportable information: Real Estate Properties and Real Estate Equity Securities. The Company organizes and analyzes the operations and results of each of these segments independently, due to inherently different considerations for each segment. Such considerations include, but are not limited to, the nature and characteristics of the investment, and investment strategies and objectives. The following tables set forth the carrying value, revenue and the components of operating income of the Company's segments reconciled to total assets as of December 31, 2018, and 2017 and net loss for the years ended December 31, 2018, 2017 and 2016.

	Real Estate Properties	Real Estate Equity Securities	Total
Carrying value as of December 31, 2018	$202,256,644	$14,735,034	$216,991,678

Reconciliation to total assets of December 31, 2018
Carrying value per reportable segments			$216,991,678
Corporate level assets			9,207,473
Total assets			$226,199,151

Carrying value as of December 31, 2017	$150,923,848	$10,046,177	$160,970,025

Reconciliation to total assets of December 31, 2017
Carrying value per reportable segments			$160,970,025
Corporate level assets			8,346,307
Total assets			$169,316,332

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

	Real Estate Properties	Real Estate Equity Securities	Total
Year Ended December 31, 2018
Revenues
Rental and other property income	$16,371,676	$—	$16,371,676
Tenant reimbursement income	2,540,334	—	2,540,334
Investment income on marketable securities	—	505,903	505,903
Total revenues	18,912,010	505,903	19,417,913
Segment operating expenses	5,875,616	48,952	5,924,568
Net realized gain (loss) upon sale of marketable securities	—	(416,310)	(416,310)
Net unrealized change in fair value of investment in marketable securities	—	(646,752)	(646,752)
Operating income (loss) - Segments	$13,036,394	$(606,111)	$12,430,283

Year Ended December 31, 2017
Revenues
Rental and other property income	$15,130,969	$—	$15,130,969
Tenant reimbursement income	2,347,670	—	2,347,670
Investment income on marketable securities	—	307,114	307,114
Total revenues	17,478,639	307,114	17,785,753
Segment operating expenses	5,497,497	37,887	5,535,384
Net realized gain (loss) upon sale of marketable securities	—	(69,987)	(69,987)
Net unrealized change in fair value of investment in marketable securities	—	—	—
Operating income (loss) - Segments	$11,981,142	$199,240	$12,180,382

Year Ended December 31, 2016
Revenues
Rental and other property income	$15,102,464	$—	$15,102,464
Tenant reimbursement income	1,514,772	—	1,514,772
Investment income on marketable securities	—	484,912	484,912
Total revenues	16,617,236	484,912	17,102,148
Segment operating expenses	5,158,942	31,818	5,190,760
Net realized gain (loss) upon sale of marketable securities	—	193,285	193,285
Net unrealized change in fair value of investment in marketable securities	—	—	—
Operating income (loss) - Segments	$11,458,294	$646,379	$12,104,673

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

	Year Ended December 31,
Reconciliation to net loss	2018	2017	2016
Operating income - Segments	$12,430,283	$12,180,382	$12,104,673
General and administrative expenses	(1,845,697)	(1,617,523)	(2,059,598)
Advisory expenses	(1,841,630)	(1,723,473)	(1,175,631)
Acquisition related expenses	—	—	(158,762)
Depreciation	(4,504,015)	(4,338,253)	(3,826,198)
Amortization	(4,132,926)	(3,721,628)	(6,803,850)
Operating income (loss)	106,015	779,505	(1,919,366)
Interest expense	(3,835,345)	(3,521,184)	(2,427,110)
Net loss	$(3,729,330)	$(2,741,679)	$(4,346,476)

NOTE 14 — ECONOMIC DEPENDENCY
The Company depends on RREEF America and the Dealer Manager for certain services that are essential to the Company, including the sale of the Company's shares of common stock, asset acquisition and disposition decisions and other general and administrative responsibilities. In the event that RREEF America or the Dealer Manager is unable to provide such services, the Company would be required to find alternative service providers.
NOTE 15 — COMMITMENTS AND CONTINGENCIES
In the normal course of business, from time to time, the Company may be involved in legal actions relating to the ownership and operations of real estate investments. In the Company's opinion, the liabilities, if any, that may ultimately result from such legal actions are not expected to have a material adverse effect on the Company's consolidated financial position, results of operations or liquidity.
The Company, as an owner of real estate, is subject to various environmental laws of federal and local governments. All of the Company's properties were subject to assessments, involving visual inspections of the properties and their neighborhoods. The Company carries environmental liability insurance on its properties that provides coverage for remediation liability and pollution liability for third-party bodily injury and property damage claims. The Company does not believe such environmental assessments will have a material adverse impact on the Company's consolidated financial position or results of operations in the future.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

NOTE 16 — QUARTERLY RESULTS (UNAUDITED)

Presented below is a summary of the unaudited quarterly financial information for the years ended December 31, 2018, 2017 and 2016.

	For the Quarter Ended
	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018
Revenues from real estate investments	$4,503,520	$4,382,864	$4,990,915	$5,034,711
Investment income on marketable securities	88,852	119,925	136,832	160,294
Total revenues	4,592,372	4,502,789	5,127,747	5,195,005
Operating expenses	(4,198,626)	(4,203,089)	(4,863,184)	(4,983,937)
Interest expense	(903,550)	(884,364)	(1,012,974)	(1,034,457)
Net realized gain (loss) upon sale of marketable securities	(253,480)	(155,052)	201,769	(209,547)
Net unrealized change in fair value of investments in marketable securities	(500,518)	981,763	(201,223)	(926,774)
Net (loss) gain	$(1,263,802)	$242,047	$(747,865)	$(1,959,710)
Weighted average number of common shares outstanding - basic and diluted Class A	3,686,669	3,691,785	3,777,836	3,610,639
Weighed average number of common shares outstanding - basic and diluted Class I	4,467,002	4,793,077	5,202,959	5,861,271
Weighted average number of common shares outstanding - basic and diluted Class T	79,305	150,764	426,209	578,181
Basic and diluted net loss per share - Class A	$(0.15)	$0.03	$(0.08)	$(0.20)
Basic and diluted net loss per share - Class I	$(0.15)	$0.03	$(0.08)	$(0.22)
Basic and diluted net loss per share - Class T	$(0.15)	$0.03	$(0.07)	$(0.20)

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

	For the Quarter Ended
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017
Revenues from real estate investments	$4,334,333	$4,314,974	$4,359,945	$4,469,387
Investment income on marketable securities	43,876	76,980	84,836	101,422
Total revenues	4,378,209	4,391,954	4,444,781	4,570,809
Operating expenses	(3,991,176)	(4,054,288)	(4,497,226)	(4,393,571)
Interest expense	(825,479)	(886,455)	(910,512)	(898,738)
Net realized gain (loss) upon sale of marketable securities	54,702	(6,906)	(25,389)	(92,394)
Net loss	$(383,744)	$(555,695)	$(988,346)	$(813,894)
Weighted average number of common shares outstanding - basic and diluted Class A	3,650,176	3,699,115	3,677,266	3,687,513
Weighed average number of common shares outstanding - basic and diluted Class I	3,827,801	4,008,144	4,240,550	4,257,000
Weighted average number of common shares outstanding - basic and diluted Class T(1)	1,662	—	6,982	54,264
Basic and diluted net loss per share - Class A	$(0.05)	$(0.07)	$(0.12)	$(0.10)
Basic and diluted net loss per share - Class I	$(0.05)	$(0.08)	$(0.13)	$(0.10)
Basic and diluted net loss per share - Class T(1)	$(0.05)	$—	$(0.10)	$(0.10)
(1) There were no Class T shares outstanding at any point during the quarter ended June 30, 2017.

RREEF PROPERTY TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - continued
December 31, 2018

	For the Quarter Ended
	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Revenues from real estate investments	$3,594,295	$3,544,749	$5,110,510	$4,367,682
Investment income on marketable securities	190,516	73,813	100,314	120,269
Total revenues	3,784,811	3,618,562	5,210,824	4,487,951
Operating expenses	(4,534,041)	(4,297,957)	(6,153,150)	(4,229,651)
Interest expense	(565,707)	(550,654)	(541,561)	(769,188)
Net realized gain (loss) gain upon sale of marketable securities	(94,945)	223,991	243,689	(179,450)
Net loss	$(1,409,882)	$(1,006,058)	$(1,240,198)	$(690,338)
Weighted average number of common shares outstanding - Class A	3,306,184	3,444,743	3,634,486	3,655,393
Weighted average number of common shares outstanding - Class I	3,067,537	3,308,240	3,408,307	3,581,521
Weighted average number of common shares outstanding - Class T	2,513	4,043	4,043	4,043
Basic and diluted net loss per share - Class A	$(0.22)	$(0.15)	$(0.17)	$(0.10)
Basic and diluted net loss per share - Class I	$(0.22)	$(0.15)	$(0.18)	$(0.10)
Basic and diluted net loss per share - Class T	$(0.22)	$(0.15)	$(0.22)	$(0.11)

NOTE 17 — SUBSEQUENT EVENTS

On January 3, 2019, the Company announced that its board of directors declared a cash distribution equal to $0.00193545 per Class A, Class I and Class T share (before adjustment for applicable class-specific expenses) for all such shares of record on each day from January 1, 2019 through March 31, 2019.

RREEF PROPERTY TRUST, INC.
SCHEDULE III
Real Estate and Accumulated Depreciation
December 31, 2018

			Initial cost (A)			Gross Amount at Which Carried at December 31, 2018 (B)
Property Name		Encumbrance	Land	Buildings & Improvements (F)	Capitalized Cost Subsequent to Acquisition	Land, Buildings & Improvements Total (C)	Accumulated Depreciation and Amortization (D)	Date Constructed	Date Acquired	Depreciable Lives
9022 Heritage Parkway, Woodridge, IL, Office	(E)	$7,620,364	$2,310,684	$10,989,316	$—	$13,300,000	$(5,356,773)	2002	5/31/2013	5 - 40
Wallingford Plaza, Seattle, WA, Mixed-Use (Office over Retail)	(I)	6,950,000	3,713,306	9,014,642	—	12,727,948	(1,750,384)	1916	12/18/2013	5 - 40
Commerce Corner, Logan Township, NJ, Industrial	(G)	13,000,000	3,396,680	16,353,320	—	19,750,000	(2,972,061)	1998	4/11/2014	5 - 40
Anaheim Hills Office Plaza, Anaheim, CA, Office	(E)	11,114,029	6,519,531	11,980,469	679,816	19,179,816	(4,727,277)	2008	7/2/2014	5 - 40
Shops at Terra Nova Plaza, Chula Vista, CA, Retail	(E)	12,658,868	10,628,293	11,221,707	—	21,850,000	(2,446,886)	1986	10/2/2014	5 - 40
The Flats at Carrs Hill, Athens, GA, University of GA Student Housing	(H)	14,500,000	3,143,752	23,856,248	290,760	27,290,760	(5,602,994)	2013	9/30/2015	5 - 27.5
Loudoun Gateway I, Sterling, VA, Office	(E)	11,563,942	2,042,441	19,907,559	—	21,950,000	(5,805,947)	1998	12/21/2015	5 - 40
40 Allied Drive, Dedham, MA, Medical Office	(E)	17,613,610	5,483,925	28,516,075	—	34,000,000	(3,052,281)	2013	9/27/2016	5 - 40
Palmetto Lakes, Miami Lakes, FL, Industrial	(E)	6,364,565	6,054,039	7,005,768	11,988	13,071,795	(370,378)	1974	7/17/2018	5 - 40
Hialeah I, Miami, FL, Industrial	(E)	2,112,595	1,641,786	2,749,440	2,400	4,393,626	(238,442)	1962	7/17/2018	5 - 40
Hialeah II, Miami, FL, Industrial	(E)	1,639,140	1,724,518	1,666,059	—	3,390,577	(88,425)	1961	7/17/2018	5 - 40
Elston Plaza, Chicago, IL, Retail	(E)	13,932,365	17,766,548	11,028,620	—	28,795,168	(832)	1983	12/31/2018	5 - 40
Total Investments in Real Estate		$119,069,478	$64,425,503	$154,289,223	$984,964	$219,699,690	$(32,412,680)

(A) The initial cost to the Company represents the original purchase price of the property.
(B) The aggregate cost of real estate owned at December 31, 2018 for federal income tax purposes was approximately $222,700,000 (unaudited).

(C)	Reconciliation of real estate owned for the years ended December 31:	2018	2017	2016
	Balance at January 1	$169,438,132	$169,207,139	$135,082,125
	Acquisitions	49,636,778	—	34,000,000
	Additions	624,780	230,993	125,014
	Balance at December 31	$219,699,690	$169,438,132	$169,207,139

(D)	Reconciliation of accumulated depreciation and amortization for the years ended December 31:	2018	2017	2016
	Balance at January 1	$24,181,800	$16,430,049	$7,635,728
	Depreciation and amortization expense	8,230,880	7,751,751	8,794,321
	Balance at December 31	$32,412,680	$24,181,800	$16,430,049

(E)    Encumbrance of $84,619,478 is from the line of credit that is secured by the properties listed above.
(F)    Includes gross intangible lease assets of $48,699,723 and gross intangible lease liabilities of $18,430,925.
(G)    Commerce Corner has an encumbrance of $13,000,000 from Hartford Life Insurance Company.
(H)    Flats at Carrs Hill has an encumbrance of $14,500,000 from Nationwide Life Insurance Company.
(I)    Wallingford Plaza has an encumbrance of $6,950,000 from Transamerica Life Insurance Company.

Appendix B

INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
RREEF Property Trust, Inc.:

We have audited the accompanying Historical Summary of Gross Income and Direct Operating Expenses of Elston Plaza (the Property) for the year ended December 31, 2017, and the related notes (the historical summary).

Management’s Responsibility for the Historical Summary

Management is responsible for the preparation and fair presentation of this historical summary in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the historical summary that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the historical summary based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the historical summary is free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the historical summary. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the historical summary, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the historical summary in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the historical summary.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the historical summary referred to above presents fairly, in all material respects, the gross income and direct operating expenses described in Note 2 for the year ended December 31, 2017, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 2 to the historical summary, which describes that the accompanying historical summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the filing of Form 8-K/A of RREEF Property Trust, Inc.) and is not intended to be a complete presentation of the Property's revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP

San Francisco, California
March 5, 2019

Elston Plaza

Historical Summary of Gross Income and Direct Operating Expenses

For the Nine Months Ended September 30, 2018 (unaudited)
and Year Ended December 31, 2017

	Nine Months Ended September, 2018 (unaudited)	Year Ended December 31, 2017
Gross income:
Base rental income	$1,294,420	$1,725,893
Tenant reimbursements	877,728	992,447
Total gross income	2,172,148	2,718,340
Direct operating expenses:
Property operating	349,308	348,154
Real estate tax	653,164	765,604
Insurance	8,507	10,858
Total direct operating expenses	1,010,979	1,124,616
Excess of gross income over direct operating expenses	$1,161,169	$1,593,724

See accompanying notes to historical summary of gross income and direct operating expenses.

Elston Plaza

Notes to Historical Summary of Gross Income and
Direct Operating Expenses
For the Nine Months Ended September 30, 2018 (unaudited)
and Year Ended December 31, 2017

NOTE 1 — BUSINESS

On December 31, 2018, RREEF Property Trust, Inc. (the "Company") acquired Elston Plaza for $28,350,000, exclusive of closing costs. Elston Plaza is a grocery-anchored shopping center constructed in 1983 and consists of a 92,806 square-foot retail property leased to 12 tenants, inclusive of a freestanding 4,860 square-foot building which is subject to a ground lease with Chase Bank. All leases in Elston Plaza are modified gross leases obligating the tenants to pay their share of certain common area costs as defined in each respective lease. Elston Plaza is managed by a third party manager.

NOTE 2 — BASIS OF PRESENTATION

Basis of presentation

The Historical Summary of Gross Income and Direct Operating Expenses ("Historical Summary") has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (the "SEC") and is not intended to be a complete presentation of the Property's revenues and expenses.

The unaudited Historical Summary for the nine months ended September 30, 2018 has been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information. In the opinion of the Company's management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. The Historical Summary for the nine months ended September 30, 2018 is not necessarily indicative of the expected results for the entire year ended December 31, 2018.

Direct operating expenses include only those expenses expected to be comparable to the proposed future operations of the Property. Accordingly, expenses such as interest, depreciation and certain landlord costs are excluded.

Revenue recognition

Base rental revenues are recognized on a straight-line basis over the terms of the respective leases. Tenant reimbursement revenue is recognized as the related expenses are incurred and become recoverable from tenants.

Use of estimates

The Historical Summary has been prepared on the accrual basis of accounting and requires management of the Property to make estimates and assumptions that affect the reported amounts of the revenues and expenses during the reporting period. Actual results may differ from those estimates.

An Historical Summary is being presented for the most recent year available instead of the three most recent years based on the following factors: (1) the Property was acquired from an unaffiliated party; and (2) based on due diligence of the Property conducted by the Company, except as disclosed in these Notes to the Historical Summary of Gross Income and Direct Operating Expenses, management is not aware of any material factors relating to the Property that would cause this financial information not to be indicative of future operating results.

NOTE 3 — GROSS INCOME

The Property is 97.3% occupied under twelve lease agreements as of December 31, 2017:

Elston Plaza

Notes to Historical Summary of Gross Income and
Direct Operating Expenses
For the Nine Months Ended September 30, 2018 (unaudited)
and Year Ended December 31, 2017

Tenant	% of Net Rentable Area	Lease Commencement Date	Lease Expiration Date
Chipotle Mexican Grill	2.6%	4/29/2011	8/31/2021
Great Clips	1.1%	4/29/2013	8/31/2023
ATI Physical Therapy	6.1%	11/1/2006	10/31/2021
Subway	1.5%	10/12/2007	10/31/2027
Clearly Cares Dental	1.6%	5/12/2011	12/31/2021
O'Reilly Auto Parts	10.8%	5/29/1996	5/31/2026
PPP Cares	4.9%	1/17/2013	7/31/2023
Kedzie & Elston	0.8%	8/18/1983	3/31/2020
Jewel-Osco	59.3%	8/25/1983	9/13/2043
Chase(1)	5.2%	11/27/2008	5/31/2039
Nails Alert	1.6%	4/29/2013	10/31/2028
Sugar Hills Bakery	1.8%	6/1/2012	11/30/2022
	97.3%
(1) The net rentable area occupied by Chase is subject to a ground lease whereby the Company owns the land and Chase owns all the improvements thereon. All improvements revert to the landlord upon the termination of the ground lease.

All leases are classified as operating leases. Although some of the leases provide for increases in minimum lease payments over the term of the lease, rental income accrues for the full period of occupancy on a straight-line basis. Related adjustments increased base rental income by $103,899 (unaudited) for the nine months ended September 30, 2018 and $150,468 for the year ended December 31, 2017. The Property was 95.5% occupied (unaudited) as of September 30, 2018.

Minimum base rents to be received during the non-cancelable terms under the operating leases in place as of December 31, 2017, are as follows:

2018	$1,555,185
2019	1,607,870
2020	1,601,662
2021	1,555,564
2022	1,314,783
Thereafter	21,308,982
$28,944,046

NOTE 4 — MANAGEMENT FEES

The Property has a monthly management fee in place equal to 4.5% of revenues collected, as defined. Additionally, the management agreement provide for the reimbursement of certain direct costs, including on-site management costs incurred in operating the Property. Management fee expenses during the nine months ended September 30, 2018 and the year ended December 31, 2017 were $80,329 (unaudited) and $119,040 respectively, and are included in the Property's operating expenses in the accompanying Historical Summary.

Elston Plaza

Notes to Historical Summary of Gross Income and
Direct Operating Expenses
For the Nine Months Ended September 30, 2018 (unaudited)
and Year Ended December 31, 2017

NOTE 5 — SUBSEQUENT EVENTS

Subsequent events were evaluated from December 31, 2017 through March 5, 2019, the date on which the Historical Summary was issued.

RREEF PROPERTY TRUST, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2018
(unaudited)

The accompanying unaudited Pro Forma Consolidated Balance Sheet of the Company as of September 30, 2018 reflects adjustments for the completed acquisition and related transactions.

The Pro Forma Consolidated Balance Sheet assumes all of the following occurred on September 30, 2018:

• The acquisition of Elston Plaza for $28,350,000; and
• The additional borrowing of $27,000,000 from the Company's line of credit with Wells Fargo Bank.

This Pro Forma Consolidated Balance Sheet should be read in conjunction with the Company’s historical financial statements and notes thereto for the quarter ended September 30, 2018, as contained in the Company's Quarterly Report on Form 10-Q. In the opinion of the Company’s management, all material adjustments necessary to reflect the effects of the preceding transactions have been made. The unaudited Pro Forma Consolidated Balance Sheet is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position would have been had the transactions described above occurred on September 30, 2018, nor does it purport to represent the future financial position of the Company.

	Historical (as reported)	Elston Plaza		Pro Forma
ASSETS
Investment in real estate assets:
Land	$46,658,955	$17,766,548	(a)	$64,425,503
Buildings and improvements, less accumulated depreciation of $14,740,905 and $11,476,041, respectively	97,204,810	12,167,891	(a)	109,372,701
Furniture, fixtures and equipment, less accumulated depreciation of $272,423 and $211,727, respectively	246,802	—		246,802
Acquired intangible lease assets, less accumulated amortization of $18,488,151 and $15,510,271, respectively	22,058,686	8,152,886	(a)	30,211,572
Total investment in real estate assets, net	166,169,253	38,087,325		204,256,578
Investment in marketable securities	15,697,601	—		15,697,601
Total investment in real estate assets and marketable securities, net	181,866,854	38,087,325		219,954,179
Cash and cash equivalents	3,521,462	(1,460,550)	(b)	2,060,912
Receivables, net of allowance for doubtful accounts of $20,526 and $9,586, respectively	2,473,886	—		2,473,886
Deferred leasing costs, net of amortization of $320,947 and $201,108, respectively	2,169,888	—		2,169,888
Prepaid and other assets	1,537,301	2,066	(d)	1,539,367
Total assets	$191,569,391	$36,628,841		$228,198,232
LIABILITIES AND STOCKHOLDERS' EQUITY
Line of credit, net	$66,929,809	$26,936,641	(c)	$93,866,450
Mortgage loans payable, net	27,280,925	—		27,280,925
Accounts payable and accrued expenses	1,731,432	158,195	(d)	1,889,627
Due to affiliates	3,971,994	—		3,971,994
Note to affiliate, net of unamortized discount of $1,401,165 and $1,509,753, respectively	7,548,835	—		7,548,835
Acquired below market lease intangibles, less accumulated amortization of $3,331,253 and $3,016,239, respectively	5,807,515	9,292,157	(a)	15,099,672
Distributions payable	311,496	—		311,496
Other liabilities	1,122,082	241,848	(d)	1,363,930
Total liabilities	114,704,088	36,628,841		151,332,929
Stockholders' Equity:

RREEF PROPERTY TRUST, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2018
(unaudited)

Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—	—
Class A common stock, $0.01 par value; 200,000,000 shares authorized; 3,811,496 and 3,666,927 issued and outstanding, respectively	38,115	—	38,115
Class I common stock, $0.01 par value; 200,000,000 shares authorized; 5,620,297 and 4,352,050 issued and outstanding, respectively	56,203	—	56,203
Class T common stock, $0.01 par value; 250,000,000 shares authorized; 540,436 and 71,316 issued and outstanding, respectively	5,404	—	5,404
Class D common stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—	—
Class N common stock, $0.01 par value; 300,000,000 shares authorized; none issued	—	—	—
Additional paid-in capital	110,644,957	—	110,644,957
Deficit	(33,879,376)	—	(33,879,376)
Accumulated other comprehensive income	—	—	—
Total stockholders' equity	76,865,303	—	76,865,303
Total liabilities and stockholders' equity	$191,569,391	$36,628,841	$228,198,232

The accompanying notes are an integral part of this pro forma consolidated balance sheet.

RREEF PROPERTY TRUST, INC.
NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET
September 30, 2018
(unaudited)

NOTE 1 — ACQUISITION

On December 31, 2018, RREEF Property Trust, Inc. (the "Company") acquired Elston Plaza for $28,350,000, exclusive of closing costs. Elston Plaza is a grocery-anchored shopping center constructed in 1983 and consists of a 92,806 square-foot retail property leased to 12 tenants, inclusive of a freestanding 4,860 square-foot building, which is subject to a ground lease with Chase Bank. All leases in Elston Plaza are modified gross leases obligating the tenants to pay their share of certain common area costs as defined in each respective lease. Elston Plaza is managed by a third party manager.

NOTE 2 — PRO FORMA ADJUSTMENTS

(a)
Reflects the purchase price allocation for the acquisition of Elston Plaza including $308,207 of acquisition costs that are capitalized because the transaction was determined to be an asset acquisition.

(b)	Reflects utilization of existing cash to close the acquisition.

(c)	Reflects the borrowing of $27,000,000 under the Company's line of credit, net of $63,359 of deferred financing costs.

(d)	Reflects prepaid assets and liabilities assumed upon acquisition, which primarily related to prepaid rents, accrued real estate taxes and security deposits.

RREEF PROPERTY TRUST, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2018
(unaudited)

The accompanying unaudited Pro Forma Consolidated Statement of Operations of the Company for the nine months ended September 30, 2018 are based on the Historical Consolidated Statement of Operations of the Company adjusted for the completed acquisition and related transactions.

The Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2018 assumes all of the following occurred on January 1, 2017:

•	The acquisition of Miami Industrial Properties for $20,700,000;

•	The acquisition of Elston Plaza for $28,350,000; and

•	The additional borrowing of $46,900,000 from the Company's line of credit with Wells Fargo Bank, at the average interest rate in effect during the period presented.

This Pro Forma Consolidated Statement of Operations should be read in conjunction with the Company’s historical financial statements and notes thereto for the nine months ended September 30, 2018, as contained in the Company’s Quarterly Report on Form 10-Q. In the opinion of the Company’s management, all material adjustments necessary to reflect the effects of the preceding transactions have been made. The unaudited Pro Forma Consolidated Statement of Operations is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions described above occurred on January 1, 2017, nor does it purport to represent the future results of operations of the Company.

	Historical - Nine months ended September 30, 2018 (as reported)	2018 Acquisition Adjustments		Pro Forma
Revenues
Rental and other property income	$11,969,709	$2,554,818	(a)	$14,524,527
Tenant reimbursement income	1,907,590	888,674	(a)	2,796,264
Investment income on marketable securities	345,609	—		345,609
Total revenues	14,222,908	3,443,492		17,666,400
Expenses
General and administrative expenses	1,441,290	—		1,441,290
Property operating expenses	4,348,090	1,286,730	(a)	5,634,820
Advisory expenses	1,211,569	—		1,211,569
Depreciation	3,325,560	620,062	(a)	3,945,622
Amortization	2,938,390	1,040,474	(a)	3,978,864
Total operating expenses	13,264,899	2,947,266		16,212,165
Net realized loss upon sale of marketable securities	(206,763)	—		(206,763)
Net unrealized change in fair value of investment in marketable securities	280,022	—		280,022
Operating income	1,031,268	496,226		1,527,494
Interest expense	(2,800,888)	(1,037,824)	(b)	(3,838,712)
Net loss	$(1,769,620)	$(541,598)		$(2,311,218)
Basic and diluted net loss per share of Class A common stock	$(0.20)			$(0.29)
Basic and diluted net loss per share of Class I common stock	$(0.20)			$(0.29)
Basic and diluted net loss per share of Class T common stock	$(0.19)			$(0.28)

The accompanying notes are an integral part of this pro forma consolidated statement of operations.

RREEF PROPERTY TRUST, INC.
NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2018
(unaudited)

NOTE 1 — ACQUISITION

On July 17, 2018, RREEF Property Trust, Inc. (the "Company") acquired Miami Industrial Properties, which is comprised of three industrial buildings totaling 289,919 square foot located in Miami-Dade County, Florida ("Miami Industrial"). The purchase price for this acquisition was $20,700,000, exclusive of closing costs. Miami Industrial consists of three warehouse distribution buildings, Hialeah I, Hialeah II and Palmetto Lakes Distribution Center, constructed in 1961, 1962 and 1974/1995, respectively. All leases in Miami Industrial are modified gross leases obligating the tenants to pay their share of certain common area costs as defined in each respective lease. Miami Industrial Properties are managed by a third party manager.

On December 31, 2018, the Company acquired Elston Plaza for $28,350,000, exclusive of closing costs. Elston Plaza is a grocery-anchored shopping center constructed in 1983 and consists of a 92,806 square-foot retail property leased to 12 tenants, inclusive of a freestanding 4,860 square-foot building, which is subject to a ground lease with Chase Bank. All leases in Elston Plaza are modified gross leases obligating the tenants to pay their share of certain common area costs as defined in each respective lease. Elston Plaza is managed by a third party manager.

NOTE 2 — PRO FORMA ADJUSTMENTS

(a)
Reflects the operating results of the properties, including depreciation expense, amortization expense, and an increase to rental revenue related to allocation of the purchase price to building and improvements, acquired intangible lease assets, and acquired above- and below-market lease intangibles in accordance with ASC 805. Commercial building and improvements are depreciated over 20 to 40 years on a straight-line basis. Amounts allocated to acquired intangible lease assets and acquired above- and below-market lease intangibles are amortized over the remaining term of the leases.

(b)
Includes (1) interest expense on the additional borrowing of $46,900,000 on the Company's Wells Fargo line of credit as of January 1, 2017 at an effective interest rate of 3.42%, which was the average rate of the one-month LIBOR for the first nine months of 2018 plus a spread of 1.70%, and which is a close approximation of the actual interest rates in effect during the first three quarters of 2018, and (2) amortization of the associated $252,787 of deferred financing costs over the then remaining term of the Wells Fargo line of credit of approximately 14 months.

The actual interest rate on the additional borrowing of $19,900,000 on the Miami Industrial acquisition date of July 17, 2018 was 3.67%. If this interest rate had been used in the pro forma consolidated statement of operations for the period of January 1, 2018 to July 17, 2018, the interest expense adjustment would have been approximately $28,000 higher.

The actual interest rate on the additional borrowing of $27,000,000 on the Elston Plaza acquisition date of December 31, 2018 was 4.07%. If this interest rate had been used in the pro forma consolidated statement of operations for the nine months ended September 30, 2018, the interest expense adjustment would have been approximately $132,000 higher.

RREEF PROPERTY TRUST, INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2017
(unaudited)

The accompanying unaudited Pro Forma Consolidated Statement of Operations of the Company for the year ended December 31, 2017 is based on the Historical Consolidated Statement of Operations of the Company adjusted for the completed acquisition and related transactions.

The Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 assumes all of the following occurred on January 1, 2017:

•	The acquisition of Miami Industrial Properties for $20,700,000;

•	The acquisition of Elston Plaza for $28,350,000; and

•	The additional borrowing of $46,900,000 from the Company's line of credit with Wells Fargo Bank, at the average interest rate in effect during the period presented.

This Pro Forma Consolidated Statement of Operations should be read in conjunction with the Company’s historical financial statements and notes thereto for the year ended December 31, 2017, as contained in the Company’s Annual Report on Form 10-K. In the opinion of the Company’s management, all material adjustments necessary to reflect the effects of the preceding transactions have been made. The unaudited Pro Forma Consolidated Statement of Operations is presented for illustrative purposes only and is not necessarily indicative of what the actual results of operations would have been had the transactions described above occurred on January 1, 2017, nor does it purport to represent the future results of operations of the Company.

	Historical - Year ended December 31, 2017 (as reported)	2018 Acquisition Adjustments		Pro Forma
Revenues
Rental and other property income	$15,130,969	$3,273,038	(a)	$18,404,007
Tenant reimbursement income	2,347,670	1,010,602	(a)	3,358,272
Investment income on marketable securities	307,114	—		307,114
Total revenues	17,785,753	4,283,640		22,069,393
Expenses
General and administrative expenses	1,655,410	—		1,655,410
Property operating expenses	5,497,497	1,564,971	(a)	7,062,468
Advisory expenses	1,723,473	—		1,723,473
Depreciation	4,338,253	963,789	(a)	5,302,042
Amortization	3,721,628	1,954,744	(a)	5,676,372
Total operating expenses	16,936,261	4,483,504		21,419,765
Operating income (loss)	849,492	(199,864)		649,628
Interest expense	(3,521,184)	(1,478,846)	(b)	(5,000,030)
Net realized loss upon sale of marketable securities	(69,987)	—		(69,987)
Net loss	$(2,741,679)	$(1,678,710)		$(4,420,389)
Basic and diluted net loss per share of Class A common stock	$(0.34)			$(0.56)
Basic and diluted net loss per share of Class I common stock	$(0.36)			$(0.58)
Basic and diluted net loss per share of Class T common stock	$(0.41)			$(0.63)

The accompanying notes are an integral part of this pro forma consolidated statement of operations.

RREEF PROPERTY TRUST, INC.
NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2017
(unaudited)

NOTE 1 — ACQUISITIONS

On July 17, 2018, RREEF Property Trust, Inc. (the "Company") acquired Miami Industrial Properties, which is comprised of three industrial buildings totaling 289,919 square foot located in Miami-Dade County, Florida ("Miami Industrial"). The purchase price for this acquisition was $20,700,000, exclusive of closing costs. Miami Industrial consists of three warehouse distribution buildings, Hialeah I, Hialeah II and Palmetto Lakes Distribution Center, constructed in 1961, 1962 and 1974/1995, respectively. All leases in Miami Industrial are modified gross leases obligating the tenants to pay their share of certain common area costs as defined in each respective lease. Miami Industrial Properties are managed by a third party manager.

On December 31, 2018, the Company acquired Elston Plaza for $28,350,000, exclusive of closing costs. Elston Plaza is a grocery-anchored shopping center constructed in 1983 and consists of a 92,806 square-foot retail property leased to 12 tenants, inclusive of a freestanding 4,860 square-foot building, which is subject to a ground lease with Chase Bank. All leases in Elston Plaza are modified gross leases obligating the tenants to pay their share of certain common area costs as defined in each respective lease. Elston Plaza is managed by a third party manager.

NOTE 2 — PRO FORMA ADJUSTMENTS

(a)
Reflects the operating results of the properties, including depreciation expense, amortization expense, and an increase to rental revenue related to allocation of the purchase price to building and improvements, acquired intangible lease assets, and acquired above- and below-market lease intangibles in accordance with ASC 805. Commercial building and improvements are depreciated over 20 to 40 years on a straight-line basis. Amounts allocated to acquired intangible lease assets and acquired above- and below-market lease intangibles are amortized over the remaining term of the leases.

(b)
Includes (1) interest expense on the additional borrowing of $46,900,000 on the Company's Wells Fargo line of credit as of January 1, 2017 at an effective interest rate of 2.81%, which is the average rate of the one-month LIBOR for the year ended December 31, 2017 plus a spread of 1.70%, and which is a close approximation of the actual interest rates in effect during the year ended December 31, 2017, and (2) amortization of the associated $252,787 of deferred financing costs over the then remaining term of the Wells Fargo line of credit of approximately 14 months.

The actual interest rate on the additional borrowing of $19,900,000 on the Miami Industrial acquisition date of July 17, 2018 was 3.67%. If this interest rate had been used in the pro forma consolidated statement of operations for the year ended December 31, 2017, the interest expense adjustment would have been approximately $171,000 higher.

The actual interest rate on the additional borrowing of $27,000,000 on the Elston Plaza acquisition date of December 31, 2018 was 4.07%. If this interest rate had been used in the pro forma consolidated statement of operations for the year ended December 31, 2017, the interest expense adjustment would have been approximately $340,000 higher.